FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280318-04

BANK5 2026-5YR21	Structural Overview

BANK5 2026-5YR21

Free Writing Prospectus

Structural and Collateral Term Sheet

$836,684,520

(Approximate Total Mortgage Pool Balance)

$722,002,000

(Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp.

as Depositor

JPMorgan Chase Bank, National Association

Bank of America, National Association

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2026-5YR21

March 20, 2026

J.P. MORGAN Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager	BofA SECURITIES Co-Lead Bookrunner Manager
Academy Securities Co-Manager			Drexel Hamilton Co-Manager
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2026-5YR21	Structural Overview

This material is for your information, and none of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Drexel Hamilton, LLC or Academy Securities, Inc. (each individually, an “Underwriter”, and together, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-280318) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com. Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended), such Regulation as it forms part of the domestic law of the United Kingdom and/or Part VI of the Financial Services and Markets Act 2000 (as amended); and does not constitute an offering document for any other purpose.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2026-5YR21	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$3,109,000	30.000%	(7)	2.50	1–56	19.7%	39.9%
Class A-2(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	19.7%	39.9%
Class A-3(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	19.7%	39.9%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$575,136,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AA(sf)	$146,866,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/Aa2(sf)/AAA(sf)	$68,811,000(8)	21.625%	(7)(8)	4.91	59–59	17.6%	44.7%
Class B(8)	AA-sf/NR/AAA(sf)	$44,163,000(8)	16.250%	(7)(8)	4.91	59–59	16.5%	47.7%
Class C(8)	A-sf/NR/AA(low)(sf)	$33,892,000(8)	12.125%	(7)(8)	4.94	59–60	15.7%	50.1%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/A(low)(sf)	$28,757,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-E	BB-sf/NR/BBB(sf)	$20,540,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/A(low)(sf)	$28,757,000	8.625%	(7)	4.99	60–60	15.1%	52.1%
Class E	BB-sf/NR/BBB(sf)	$20,540,000	6.125%	(7)	4.99	60–60	14.7%	53.5%
Class X-FRR	B-sf/NR/BB(high)(sf)	$12,325,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-GRR	NR/NR/NR	$38,000,198(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class F-RR	B-sf/NR/BB(high)(sf)	$12,325,000	4.625%	(7)	4.99	60–60	14.5%	54.4%
Class G-RR	NR/NR/NR	$38,000,198	0.000%	(7)	4.99	60–60	13.8%	57.0%

Non-Offered Eligible Vertical Interest(12)

Class or Interest	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial VRR Interest Balance(2)	Approximate Initial Credit Support(3)	VRR Interest Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(13)	NR/NR/NR	$11,093,121.36	N/A	(14)	4.86	1 – 60	N/A	N/A
RR Interest	NR/NR/NR	$3,967,200.00	N/A	(14)	4.86	1 – 60	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“Morningstar DBRS”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FRR and Class X-GRR certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FRR and Class X-GRR certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balance of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates and the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2026-5YR21	Structural Overview
(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the initial principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the initial principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates.
(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F-RR and Class G-RR certificates and the Exchangeable Certificates with a certificate balance are referred to as the “principal balance certificates.” Each Class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal or certificate balances, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate of the initial principal balances of the Class A-2 and Class A-3 trust components is expected to be approximately $572,027,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $572,027,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued. For purposes of the disclosure herein regarding the aggregate certificate balance of the offered certificates, it is assumed that the maximum amount of the Class A-2 trust component will be issued.

Trust Component or Class of Certificates	Expected Range of Initial Principal Balance or Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 – $225,000,000	NAP – 4.76	NAP / 56 – 58
Class A-3 trust component	$347,027,000 – $572,027,000	4.89 – 4.84	58 – 59 / 56 – 59

(10)	The Class X certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time. The notional amount of the Class X-FRR certificates will be equal to the certificate balance of the Class F-RR certificates outstanding from time to time. The notional amount of the Class X-GRR certificates will be equal to the certificate balance of the Class G-RR certificates outstanding from time to time.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1 and Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2026-5YR21	Structural Overview

distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. The pass-through rate for the Class X-FRR certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F-RR certificates for the related distribution date. The pass-through rate for the Class X-GRR certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G-RR certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	The Class RR certificates will be certificated but will not be “certificates” for purposes of this Term Sheet.
(14)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR Certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2026-5YR21	Structural Overview

Issue Characteristics

Offered Certificates:	$722,002,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 16 principal balance classes (Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2).
Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC, BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC
Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association, Bank of America, National Association, Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Holdings LLC
Rating Agencies:	Fitch, Moody’s and Morningstar DBRS
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	LNR Partners, LLC
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	Eightfold Real Estate Capital, L.P. (or an affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than any Excluded Loans).
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Morgan Stanley Mortgage Capital Holdings LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU/UK Risk Retention:	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the Offered Certificates are not a suitable investment for any person that is now or may in the future be subject to any requirement of the EU SR Rules or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in April 2026 (or, in the case of any mortgage loan that has its first due date after April 2026, the date that would have been its due date in April 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of March 23, 2026
Expected Closing Date:	April 17, 2026
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in May 2026.
Rated Final Distribution Date:	The distribution date in April 2059.
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2026-5YR21	Structural Overview
Bloomberg Ticker:	BANK5 2026-5YR21<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2026-5YR21	Structural Overview

Structural Overview

Allocation Between the VRR Interest and the Certificates:

The aggregate amount available for distributions to the holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the certificates (other than the Class V and Class R Certificates), on the other hand. The portion of such aggregate available funds allocable to: (a) the VRR Interest will at all times be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial VRR interest balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial VRR Interest Balance of the VRR Interest (the “VRR Percentage”); and (b) the certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”) (each of the VRR Percentage and Non-VRR Percentage are referred to as the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”.

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of any (i) yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 trust component, until the principal balance of the Class A-2 trust component has been reduced to zero, and (c) third, to principal on the Class A-3 trust component, until the principal balance of the Class A-3 trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of certificates and trust component other than the Class A-1 certificates and Class A-2 and Class A-3 trust components have been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates or trust components, funds available for distributions of principal will be distributed to the Class A-1 certificates and Class A-2 and Class A-3 trust components remaining outstanding, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and Class A-2 and Class A-3 trust components, to reimburse the Class A-1 certificates and Class A-2 and Class A-3 trust components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate or principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate or principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate or principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in an amount equal to any

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2026-5YR21	Structural Overview

previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates (other than the Class R certificates), on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2026-5YR21	Structural Overview
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$68,811,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$44,163,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$33,892,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2026-5YR21	Structural Overview
Class C-1	Class C, Class C-X2
Class C-2	Class C
Class C-X1	Class C-X1
Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate of the initial principal balances of the Class A-2 and Class A-3 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively.  Each class of Class  A-2 Exchangeable Certificates, A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee for the related month of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to the lesser of (x) 1.0% (or, in any case, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (y) $1,000,000 of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to the lesser of (x) 1.0% of interest (other than excess interest and default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan) and (y) $1,000,000, subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(A) to the classes of certificates specified below, in the following amounts:

(1)  to the holders of each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(2) to the holders of the Class A-2-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2026-5YR21	Structural Overview

Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(3) to the holders of the Class A-2-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(4) to the holders of the Class A-3-X1 certificates, the product of (x)  the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(5) to the holders of the Class A-3-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(6) to the holders of the Class A-S-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the holders of the Class A-S-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the holders of the Class B-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of  such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the holders of the Class B-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of  such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the holders of the Class C-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of  such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the holders of the Class C-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of  such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of  such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(13) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of  such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2026-5YR21	Structural Overview

Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above,

(14) to the holders of the Class X-D certificates, any remaining portion of the certificates’  Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above;

and

(B) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective Percentage Interests in the VRR Interest), the VRR Interest’s Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class A-1, Class D, Class E, Class F-RR and Class G-RR  certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees or workout fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the certificates’ Percentage Allocation Entitlement of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

Except to the extent provided with respect to the Control Eligible Certificates in the prior paragraph, no prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-E, Class E, Class X-FRR, Class X-GRR, Class F-RR, Class G-RR, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass‑through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass‑through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass‑through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class G-RR, Class F-RR, Class E and Class D certificates, the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The VRR Interest’s Percentage Allocation Entitlement of such amount will be applied to the VRR Interest until the related VRR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1 certificates or Class A-2 or Class A-3 trust components as write-offs in reduction of their principal balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, Class B or Class C trust components as write-offs in reduction of their principal balances.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-13

BANK5 2026-5YR21	Structural Overview
Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Hilton Waterfront Beach Resort, Courtyard Marriott Hudson Yards, Freeway Business Park and 1500 Post Oak Boulevard. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

There will be no servicing shift mortgage loans related to the trust as of the Closing Date.

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: CityCenter (Aria & Vdara), Torrey Heights and Haven Leased Fee Portfolio. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a servicing shift mortgage loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” at any date of determination with respect to a servicing shift mortgage loan is the then applicable the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the pooling and servicing agreement for this transaction (the “PSA”) with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G-RR certificates. The Control Eligible Certificates will not include the VRR Interest, and the VRR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class F-RR or Class G-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-14

BANK5 2026-5YR21	Structural Overview

“Control Termination Event” will occur when the Class F-RR certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be not deemed continuing in the event that the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement. If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-15

BANK5 2026-5YR21	Structural Overview

AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer from the non-serviced special servicer or non-serviced master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class G-RR, Class F-RR, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 certificates and Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust components will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Any Appraised Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Appraisal Reduction Amounts.

Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on any nonserviced mortgage loans), the non-serviced special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to the extent provided for in the applicable non-serviced servicing agreement and applicable intercreditor agreement) and the special servicer (for any mortgage loan (other than a non-serviced mortgage loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will recalculate such Appraisal Reduction

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-16

BANK5 2026-5YR21	Structural Overview

Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the PSA, the Directing Certificateholder, any Risk Retention Consultation Parties, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a whole loan if it is a defaulted loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer) or the trustee for the securitization of a companion loan, and each related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If the offer is made by an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders, the VRR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender, so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK5 2026-5YR21 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:	The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. The owners of the VRR Interest, which is expected to be transferred by the depositor on the Closing Date to JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Bank, N.A., or its respective “majority-owned affiliate”, will each be entitled to appoint a risk retention consultation party. JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC are expected to be appointed as the initial risk retention consultation parties.
Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-17

BANK5 2026-5YR21	Structural Overview

not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interests of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of certificates representing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “affiliated with” (as defined in Regulation RR) each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK5 2026-5YR21 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to the special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer are obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or serviced whole loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of such resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-18

BANK5 2026-5YR21	Structural Overview
Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of each Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and the VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder, or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-19

BANK5 2026-5YR21	Structural Overview

the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-20

BANK5 2026-5YR21	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool
JPMorgan Chase Bank, National Association	5	19	$220,400,000	26.3%
Bank of America, National Association	11	20	$285,612,000	34.1%
Wells Fargo Bank, National Association	7	8	$224,627,520	26.8%
Morgan Stanley Mortgage Capital Holdings LLC	8	17	$106,045,000	12.7%
Total:	31	64	$836,684,520	100.0%

Pool Statistics(1)(2)
Aggregate Cut-off Date Balance:	$836,684,520
Number of Mortgage Loans:	31
Average Cut-off Date Balance per Mortgage Loan:	$26,989,823
Number of Mortgaged Properties:	64
Average Cut-off Date Balance per Mortgaged Property:	$13,073,196
Weighted Average Mortgage Rate:	6.1776%
% of Pool Secured by 5 Largest Mortgage Loans:	40.3%
% of Pool Secured by 10 Largest Mortgage Loans:	68.2%
% of Pool Secured by ARD Loans:	3.9%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	7.2%
% of Pool Secured by Refinance Loans:	79.2%
% of Pool Secured by Acquisition Loans:	20.8%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	37.9%
% of Pool with Subordinate Debt:	12.2%

Credit Statistics
Weighted Average UW NOI DSCR:	2.22x
Weighted Average UW NOI Debt Yield:	13.8%
Weighted Average UW NCF DSCR:	2.09x
Weighted Average UW NCF Debt Yield:	13.0%
Weighted Average Cut-off Date LTV Ratio(3):	57.0%
Weighted Average Maturity Date LTV Ratio(3):	56.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-21

BANK5 2026-5YR21	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	360
Weighted Average Remaining Amortization Term (months):	358
% of Pool Interest Only through Maturity:	88.7%
% of Pool Amortizing Balloon:	7.4%
% of Pool Interest Only, ARD:	3.9%

Lockboxes

% of Pool with Hard Lockboxes:	68.9%
% of Pool with Springing Lockboxes:	23.2%
% of Pool with Soft Lockboxes:	7.9%

Reserves

% of Pool Requiring Tax Reserves:	72.0%
% of Pool Requiring Insurance Reserves:	46.8%
% of Pool Requiring Replacement Reserves:	70.2%
% of Pool Requiring TI/LC Reserves(4):	75.1%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	56.4%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	24.2%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.0%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	7.2%
% of Pool with no lockout period. Greater of a prepayment premium or yield maintenance followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	8.2%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to April 2026.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes multifamily, self storage, manufactured housing, hospitality and leased fee properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-22

BANK5 2026-5YR21	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms /Pads	Cut-off Date Balance per SF/Rooms/Pads	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	Hilton Waterfront Beach Resort	Huntington Beach	CA	Hospitality	$80,000,000	9.6%	437	$290,617.85	1.79x	13.5%	58.0%	58.0%
2	JPMCB	CityCenter (Aria & Vdara)	Las Vegas	NV	Hospitality	$69,000,000	8.2%	5,349	$476,313.33	4.46x	24.8%	36.2%	36.2%
3	BANA	Freeway Business Park	Long Beach	CA	Office	$65,000,000	7.8%	494,055	$192.29	1.99x	12.6%	60.5%	60.5%
4	WFB	Coral Ridge Mall	Coralville	IA	Retail	$61,882,520	7.4%	572,887	$108.02	2.04x	17.6%	52.4%	49.7%
5	BANA	Storage of America Portfolio 1	Various	Various	Self Storage	$61,500,000	7.4%	843,806	$72.88	1.28x	7.9%	72.1%	72.1%
6	WFB	1500 Post Oak Boulevard	Houston	TX	Office	$60,000,000	7.2%	603,179	$232.10	2.40x	17.4%	50.8%	50.8%
7	JPMCB	MHC Fund V	Various	Various	Manufactured Housing	$54,000,000	6.5%	2,335	$23,126.34	1.85x	10.4%	41.3%	41.3%
8	JPMCB	360 Hamilton	White Plains	NY	Office	$49,000,000	5.9%	391,798	$125.06	2.77x	17.4%	63.9%	63.9%
9	MSMCH	785 Flushing Avenue	Brooklyn	NY	Mixed Use	$37,000,000	4.4%	140,411	$263.51	1.58x	10.8%	54.4%	54.4%
10	WFB	Redstone Corporate Center I	Lynnwood	WA	Office	$33,240,000	4.0%	212,069	$156.74	2.17x	15.1%	59.1%	59.1%
		Total/Wtd. Avg.				$570,622,520	68.2%			2.27x	15.0%	54.6%	54.3%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Units calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Units figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-23

BANK5 2026-5YR21	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	BANA	Hilton Waterfront Beach Resort	$80,000,000	$47,000,000	$127,000,000	BANK5 2026-5YR21	Midland Loan Services	LNR Partners, LLC	BANK5 2026-5YR21	1.79x	13.5%	58.0%
2	JPMCB	CityCenter (Aria & Vdara)	$69,000,000	$2,478,800,000	$2,547,800,000	BX 2025-ARIA	Trimont	Trimont	BX 2025-ARIA	4.46x	24.8%	36.2%
3	BANA	Freeway Business Park	$65,000,000	$30,000,000	$95,000,000	BANK5 2026-5YR21	Midland Loan Services	LNR Partners, LLC	BANK5 2026-5YR21	1.99x	12.6%	60.5%
6	WFB	1500 Post Oak Boulevard	$60,000,000	$80,000,000	$140,000,000	BANK5 2026-5YR21	Midland Loan Services	LNR Partners, LLC	BANK5 2026-5YR21	2.40x	17.4%	50.8%
11	JPMCB	Torrey Heights	$33,000,000	$333,500,000	$366,500,000	TORY 2026-HGTS	Trimont	Trimont	TORY 2026-HGTS	2.11x	10.8%	50.7%
22	MSMCH	Haven Leased Fee Portfolio	$10,000,000	$150,000,000	$160,000,000	WFCM 2026-5C8	Trimont	Argentic Services Company LP	WFCM 2026-5C8	1.10x	6.1%	75.9%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	% of Pool	Mezzanine or Sub Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
2	JPMCB	CityCenter (Aria & Vdara)	$69,000,000	8.2%	$902,200,000	4.46x	24.8%	36.2%	3.28x	18.3%	49.1%
11	JPMCB	Torrey Heights	$33,000,000	3.9%	$98,500,000	2.11x	10.8%	50.7%	1.61x	8.5%	64.3%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s) and the mezzanine debt.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-24

BANK5 2026-5YR21	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Beds/Spaces	Cut-off Date Balance per SF/Unit/Beds	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
2	JPMCB	CityCenter (Aria & Vdara)	Las Vegas	NV	Hospitality	$69,000,000	8.2%	5,349	$476,313.33	4.46x	24.8%	36.2%	36.2%	BX 2021-ARIA
15	MSMCH	Ivy Bridge Townhomes	Rochester	NY	Multifamily	$16,000,000	1.9%	91	$175,824.18	1.38x	8.7%	70.8%	70.8%	MSBAM 2016-C28
16	JPMCB	535 Broadway	New York	NY	Mixed Use	$15,400,000	1.8%	13,625	$1,130.28	1.30x	8.0%	68.8%	68.8%	A10 2017-1A
		Total				$100,400,000	12.0%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Beds calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-25

BANK5 2026-5YR21	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	6	$249,420,000	29.8%	6.3816%	2.28	15.5%	59.2%	59.2%
Suburban	4	$140,420,000	16.8%	6.3586%	2.06	14.0%	61.2%	61.2%
CBD	2	$109,000,000	13.0%	6.4112%	2.57	17.4%	56.7%	56.7%
Hospitality	4	$176,140,000	21.1%	6.2017%	2.83	17.9%	50.9%	50.9%
Full Service	2	$149,000,000	17.8%	6.0939%	3.03	18.7%	47.9%	47.9%
Limited Service	1	$17,000,000	2.0%	6.6100%	1.73	12.8%	67.5%	67.5%
Select Service	1	$10,140,000	1.2%	7.1000%	1.74	14.5%	67.6%	67.6%
Mixed Use	6	$119,700,000	14.3%	5.9033%	1.72	10.4%	57.7%	57.7%
Retail/Office	1	$37,000,000	4.4%	6.4600%	1.58	10.8%	54.4%	54.4%
Lab/Office	1	$33,000,000	3.9%	4.9683%	2.11	10.8%	50.7%	50.7%
Multifamily/Retail	1	$20,500,000	2.5%	6.3840%	1.37	9.2%	72.6%	72.6%
Retail/Multifamily	1	$15,400,000	1.8%	6.0100%	1.30	8.0%	68.8%	68.8%
Office/Retail	1	$8,200,000	1.0%	5.8670%	2.31	14.3%	47.4%	47.4%
Manufactured Housing/Retail/Office	1	$5,600,000	0.7%	5.7350%	1.84	10.7%	51.7%	51.7%
Self Storage	13	$86,637,000	10.4%	6.0549%	1.33	8.3%	69.3%	69.3%
Self Storage	13	$86,637,000	10.4%	6.0549%	1.33	8.3%	69.3%	69.3%
Retail	2	$76,132,520	9.1%	6.6754%	2.06	17.1%	49.8%	47.6%
Super Regional Mall	1	$61,882,520	7.4%	6.8210%	2.04	17.6%	52.4%	49.7%
Anchored	1	$14,250,000	1.7%	6.0430%	2.15	14.8%	38.5%	38.5%
Manufactured Housing	19	$67,105,000	8.0%	5.5701%	1.75	10.0%	46.2%	46.2%
Manufactured Housing	19	$67,105,000	8.0%	5.5701%	1.75	10.0%	46.2%	46.2%
Multifamily	7	$39,300,000	4.7%	6.1760%	1.38	8.8%	70.1%	70.1%
Garden	2	$21,425,000	2.6%	6.2346%	1.43	9.3%	69.8%	69.8%
Low Rise	3	$12,400,000	1.5%	6.2098%	1.31	8.2%	69.7%	69.7%
Mid Rise	2	$5,475,000	0.7%	5.8700%	1.40	8.4%	72.2%	72.2%
Industrial	1	$12,250,000	1.5%	6.0690%	1.88	12.1%	54.0%	54.0%
R&D/Flex	1	$12,250,000	1.5%	6.0690%	1.88	12.1%	54.0%	54.0%
Other	6	$10,000,000	1.2%	5.4360%	1.10	6.1%	75.9%	75.9%
Leased Fee	6	$10,000,000	1.2%	5.4360%	1.10	6.1%	75.9%	75.9%
Total/Wtd. Avg.	64	$836,684,520	100.0%	6.1776%	2.09x	13.8%	57.0%	56.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-26

BANK5 2026-5YR21	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	4	183,600,000	21.9%	5.8616%	1.92	12.6%	57.4%	57.4%
California – Southern(2)	4	183,600,000	21.9%	5.8616%	1.92	12.6%	57.4%	57.4%
New York	13	150,106,813	17.9%	6.1044%	1.91	12.1%	63.2%	63.2%
Texas	6	89,525,000	10.7%	6.5541%	2.19	15.6%	51.6%	51.6%
Nevada	1	69,000,000	8.2%	6.0788%	4.46	24.8%	36.2%	36.2%
Iowa	1	61,882,520	7.4%	6.8210%	2.04	17.6%	52.4%	49.7%
Washington	2	53,740,000	6.4%	6.3784%	1.86	12.8%	64.2%	64.2%
Indiana	10	53,273,867	6.4%	5.7922%	1.50	8.9%	60.2%	60.2%
Ohio	9	37,418,474	4.5%	5.6286%	1.67	9.6%	51.2%	51.2%
North Carolina	1	30,680,000	3.7%	6.8770%	2.21	16.2%	65.7%	65.7%
Pennsylvania	2	23,400,000	2.8%	6.4438%	1.66	11.8%	64.0%	64.0%
Michigan	5	21,205,904	2.5%	5.8906%	1.40	8.4%	65.7%	65.7%
Wisconsin	2	20,601,755	2.5%	6.4072%	1.75	12.4%	62.9%	62.9%
Georgia	1	12,250,000	1.5%	6.0690%	1.88	12.1%	54.0%	54.0%
Connecticut	1	11,500,000	1.4%	6.8200%	1.76	13.1%	59.3%	59.3%
Idaho	1	6,127,000	0.7%	6.5210%	1.25	8.4%	67.0%	67.0%
Colorado	1	5,750,000	0.7%	6.3310%	1.39	9.2%	60.7%	60.7%
Florida	1	3,255,000	0.4%	6.0800%	1.30	8.1%	65.1%	65.1%
New Jersey	2	2,441,438	0.3%	5.4360%	1.10	6.1%	75.9%	75.9%
Missouri	1	926,750	0.1%	5.4360%	1.10	6.1%	75.9%	75.9%
Total/Wtd. Avg.	64	$836,684,520	100.0%	6.1776%	2.09	13.8%	57.0%	56.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.
(2)	“California – Southern” includes zip codes at or below 93600.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-27

BANK5 2026-5YR21

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3,255,000-9,999,999	9	62,082,000	7.4
10,000,000-19,999,999	9	119,800,000	14.3
20,000,000-29,999,999	1	20,500,000	2.5
30,000,000-39,999,999	4	133,920,000	16.0
40,000,000-49,999,999	1	49,000,000	5.9
50,000,000-80,000,000	7	451,382,520	53.9
Total:	31	$836,684,520	100.0	0
Min: $3,255,000	Max: $80,000,000		Avg: $26,989,823

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	4	183,600,000	21.9%
California – Southern(3)	4	183,600,000	21.9%
New York	13	150,106,813	17.9%
Texas	6	89,525,000	10.7%
Nevada	1	69,000,000	8.2%
Iowa	1	61,882,520	7.4%
Washington	2	53,740,000	6.4%
Indiana	10	53,273,867	6.4%
Ohio	9	37,418,474	4.5%
North Carolina	1	30,680,000	3.7%
Pennsylvania	2	23,400,000	2.8%
Michigan	5	21,205,904	2.5%
Wisconsin	2	20,601,755	2.5%
Georgia	1	12,250,000	1.5%
Connecticut	1	11,500,000	1.4%
Idaho	1	6,127,000	0.7%
Colorado	1	5,750,000	0.7%
Florida	1	3,255,000	0.4%
New Jersey	2	2,441,438	0.3%
Missouri	1	926,750	0.1%
Total:	64	$836,684,520	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	6	249,420,000	29.8
Suburban	4	140,420,000	16.8
CBD	2	109,000,000	13.0
Hospitality	4	176,140,000	21.1
Full Service	2	149,000,000	17.8
Limited Service	1	17,000,000	2.0
Select Service	1	10,140,000	1.2
Mixed Use	6	119,700,000	14.3
Retail/Office	1	37,000,000	4.4
Lab/Office	1	33,000,000	3.9
Multifamily/Retail	1	20,500,000	2.5
Retail/Multifamily	1	15,400,000	1.8
Office/Retail	1	8,200,000	1.0
Manufactured Housing/Retail/Office	1	5,600,000	0.7
Self Storage	13	86,637,000	10.4
Self Storage	13	86,637,000	10.4
Retail	2	76,132,520	9.1
Super Regional Mall	1	61,882,520	7.4
Anchored	1	14,250,000	1.7
Manufactured Housing	19	67,105,000	8.0
Manufactured Housing	19	67,105,000	8.0
Multifamily	7	39,300,000	4.7
Garden	2	21,425,000	2.6
Low Rise	3	12,400,000	1.5
Mid Rise	2	5,475,000	0.7
Industrial	1	12,250,000	1.5
R&D/Flex	1	12,250,000	1.5
Other	6	10,000,000	1.2
Leased Fee	6	10,000,000	1.2
Total:	64	$836,684,520	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.9683 - 6.4990	23	633,930,000	75.8
6.5000 - 6.9990	7	192,614,520	23.0
7.0000 - 7.1000	1	10,140,000	1.2
Total:	31	$836,684,520	100.0%
Min: 4.9683% Max: 7.1000% Wtd Avg: 6.1776%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	31	836,684,520	100.0
Total:	31	$836,684,520	100.0%
Min: 60 mos. Max: 60 mos. Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
56 – 57	4	115,725,000	13.8
58 - 60	27	720,959,520	86.2
Total:	31	$836,684,520	100.0%
Min: 56 mos. Max: 60 mos. Wtd Avg: 59 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	30	774,802,000	92.6
360	1	61,882,520	7.4
Total:	31	$836,684,520	100.0%
Min: 360 Max: 360 Wtd Avg: 360

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	30	774,802,000	92.6
358 – 358	1	61,882,520	7.4
Total:	31	$836,684,520	100.0%
Min: 358 Max: 358 Wtd Avg: 358

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
JPMCB	5	220,400,000	26.3
BANA	11	285,612,000	34.1
WFB	7	224,627,520	26.8
MSMCH	8	106,045,000	12.7
Total:	31	$836,684,520	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	29	741,802,000	88.7
Amortizing Balloon	1	61,882,520	7.4
Interest Only - ARD	1	33,000,000	3.9
Total:	31	$836,684,520	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
36.2 - 49.9	4	145,450,000	17.4
50.0 - 54.9	6	209,732,520	25.1
55.0 - 59.9	3	124,740,000	14.9
60.0 - 64.9	4	133,010,000	15.9
65.0 - 75.9	14	223,752,000	26.7
Total:	31	$836,684,520	100.0%
Min: 36.2% Max: 75.9% Wtd Avg: 57.0%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
36.2 - 49.9	5	207,332,520	24.8
50.0 - 59.9	8	272,590,000	32.6
60.0 - 64.9	4	133,010,000	15.9
65.0 – 75.9	14	223,752,000	26.7
Total:	31	$836,684,520	100.0%
Min: 36.2% Max: 75.9% Wtd Avg: 56.8%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.10 - 1.49	11	166,257,000	19.9
1.50 - 1.99	11	311,175,000	37.2
2.00 - 2.49	7	241,252,520	28.8
2.50 – 4.46	2	118,000,000	14.1
Total:	31	$836,684,520	100.0%
Min: 1.10x Max: 4.46x Wtd Avg: 2.09x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.1 – 7.0	1	10,000,000	1.2
7.1 – 8.0	2	76,900,000	9.2
8.1 – 9.0	6	53,107,000	6.3
9.1 – 10.0	3	39,510,000	4.7
10.1 – 24.8	19	657,167,520	78.5
Total:	31	$836,684,520	100.0%
Min: 6.1% Max: 24.8% Wtd Avg: 13.8%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-28

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-29

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Seal Beach Naval Weapons Station
Los Angeles Intl. Airport 30 miles
Garden Grove
Willowick Golf Course
Westminster Mall
Westminster
Bolsa Ave.
SANTA ANA
405
39
Asian Garden Mall
LITTLE SAIGON
Bolsa Chica St.
Springdale St.
Edwards St.
Beach Blvd.
Newland St.
Magnolia St.
Brookhurst St.
Euclid St.
Harbor Blvd.
Santa Ana River
Fairview St.
Golden West College
Bella Terra Mall
Edinger Ave.
San Diego Fwy
Mile Square Regional Park
Centennial Regional Park
Pavilions Place
Meadowlark Golf Course
Goldenwest
Mile Square Golf Course
Warner Ave.
UCI Health Fountain Valley
Green Valley
ORANGE COUNTY
Fountain Valley
Huntington Beach Hospital
Segerstrom Ave.
Huntington Central Park
Bolsa Chica Ecological Reserve
Orange Coast Memorial Medical Ctr.
Talbert Ave.
SoCo Shopping Center
Fountain Valley Promenade Shopping Center
Sunflower Ave.
Five Points Plaza
Goldenwest St.
Ellis Ave.
LA Chargers Performance Center
Harriett Wieder Reg. Park
Garfield Ave.
Sunset Beach
1
Seacliff Village
Huntington Beach Civic Center
Ward St.
Mesa Verde Country Club
John Wayne Airport 5 miles
Seacliff Country Club
Yorktown Ave.
Newland House Museum
Huntington Beach
Adams Ave.
Orange Coast College
Orange Ave.
Orange County Fairgrounds
Pacific Coast Hwy.
International Surfing Museum
Bushard St.
Fairview Park
Costa Mesa Golf and Country Club
55
Atlanta Ave.
Huntington Beach Pier
Pierside Pavilion
Beach Promenade
Costa Mesa
Costa Mesa Fwy
Hilton Waterfront Beach Resort
21100 Pacific Coast Highway
Huntington Beach, CA 92648
Victoria St.
Hamilton Ave.
Victoria Square
Santiago Dr.
Placentia Ave.
19th St.
Newport 17th Plaza
Santa Ana Ave.
Huntington State Beach
Talbert Regional Park
Coastline College Newport Beach
Irvine Ave.
Hoag Hospital Newport Beach
Newport Beach
Pacific Coast Hwy.
Via Lido Plaza
Pacific Ocean
Balboa Blvd.
Newport Beach Pier
Newport Beach
Balboa Pier
SAN GABRIEL MTS.
Pasadena
Rancho Cucamonga
LOS ANGELES
Santa Monica
Pomona
Ontario
Chino
Torrance
ANAHEIM
Fullerton
Corona
LONG BEACH
SANTA ANA
Huntington Beach
IRVINE
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-30

Mortgage Loan No. 1 – Hilton Waterfront Beach Resort

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Huntington Beach, CA 92648
Original Balance(1):	$80,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$80,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	9.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1990/2018-2020
Borrower Sponsor:	The Mayer Corporation			Size:	437 Rooms
Guarantors:	Robert L. Mayer, Jr. and Robert L. Mayer, Jr. as trustee of the Robert L. Mayer, Jr. Separate Property Trust			Cut-off Date Balance Per Room(1):	$290,618
Mortgage Rate:	6.1070%			Maturity Date Balance Per Room(1):	$290,618
Note Date:	2/27/2026			Property Manager:	Mayer Hospitality Group, LLC (borrower-related)
Maturity Date:	3/1/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$17,173,358
Amortization Term:	0 months			UW NCF:	$14,051,251
IO Period:	60 months			UW NOI Debt Yield(1):	13.5%
Seasoning:	1 month			UW NCF Debt Yield(1):	11.1%
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity(1):	13.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.79x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$16,373,418 (1/31/2026 TTM)
Additional Debt Balance(1):	$47,000,000			2nd Most Recent NOI:	$17,248,908 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$17,410,643 (12/31/2023)
				Most Recent Occupancy:	70.6% (1/31/2026)
Reserves(3)				2nd Most Recent Occupancy:	67.8% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.8% (12/31/2023)
RE Taxes:	$0	$163,398	NAP	Appraised Value (as of):	$219,000,000 (1/28/2026)
Insurance:	$1,272,443	$127,244	NAP	Appraised Value Per Room:	$501,144
FF&E Reserve:	$0	$260,176	NAP	Cut-off Date LTV Ratio(1):	58.0%
PIP Reserve(3):	$0	$0	NAP	Maturity Date LTV Ratio(1):	58.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$127,000,000	100.0%	Loan Payoff:	$123,853,007	97.5%
			Closing Costs:	$1,371,652	1.1%
			Upfront Reserves:	$1,272,443	1.0%
			Return of Equity:	$502,898	0.4%
Total Sources:	$127,000,000	100.0%	Total Uses:	$127,000,000	100.0%

(1)	The Hilton Waterfront Beach Resort Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $127,000,000. The information presented is based on the Hilton Waterfront Beach Resort Whole Loan (as defined below).
(2)	Defeasance of the Hilton Waterfront Beach Resort Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Hilton Waterfront Beach Resort Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of the BANK5 2026-5YR21 securitization trust in April 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The largest mortgage loan (the “Hilton Waterfront Beach Resort Mortgage Loan”) is part of a whole loan (the “Hilton Waterfront Beach Resort Whole Loan”) that is evidenced by two pari passu promissory notes in the original principal amount of $127,000,000 and secured by a first mortgage encumbering the fee interest in a 437-room full-service hotel located in Huntington Beach, California (the “Hilton Waterfront Beach Resort Property”).

The Hilton Waterfront Beach Resort Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $80,000,000. The Hilton Waterfront Beach Resort Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-31

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

The table below identifies the promissory notes that comprise the Hilton Waterfront Beach Resort Whole Loan:

Hilton Waterfront Beach Resort Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK5 2026-5YR21	Yes
A-2(1)	$47,000,000	$47,000,000	BANA	No
Total	$127,000,000	$127,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is The Waterfront Hotel, LLC, a single-purpose, Delaware limited liability company with two independent directors. The borrower sponsor is The Mayer Corporation and the non-recourse carveout guarantors are Robert L. Mayer, Jr. and Robert L. Mayer, Jr. as trustee of the Robert L. Mayer, Jr. Separate Property Trust.

The Mayer Corporation was founded over 50 years ago by Robert L. Mayer Sr. and is currently managed by his son, Robert L. Mayer Jr. The Mayer Corporation is a team of real estate development professionals based in Irvine, California with expertise in land acquisition and construction, management and operation of assets. The Mayer Corporation has constructed over 25,000 residences, hotels, and mixed-use complexes, with current holdings throughout California including two full-service hotels in Huntington Beach, two residential complexes and one mixed-use commercial development.

The Property. The Hilton Waterfront Beach Resort Property is a 437-room full-service hotel located in Huntington Beach, California. The improvements are located on a 7.15-acre site and are comprised of one 12-story tower (the “Huntington Tower”), one nine-story tower (the “Twin Dolphin Tower”), and a two-level subterranean parking structure totaling approximately 645,970 SF. Parking at the Hilton-Waterfront Beach Resort Property is valet-only with all parking managed by the hotel.

The borrower sponsor developed the Hilton Waterfront Beach Resort Property in 1990 with the construction of the original Huntington Tower (285 rooms). In 2018, the borrower sponsor constructed the Twin Dolphin Tower (152 rooms) at an approximate cost of $125 million. Additionally, in 2021, the borrower sponsor completed the renovations to the Huntington Tower guest rooms to meet the latest brand standards, at an approximate cost of $8 million. Since the expansion in 2018, the Hilton Waterfront Beach Resort Property underwent additional renovations to launch the Cabo Wabo Beach Club restaurant, renovations to the rooftop lounge, upgrades to the communal areas including the lobby, improvements to landscaping, upgrades to event spaces and ball rooms, renovations to the pools, and upgrades to elevators and roofs. In the aggregate, in addition to the investment to the Huntington Tower guest rooms, the borrower sponsor has invested approximately $23 million into the Hilton Waterfront Beach Resort Property since the 2018 expansion.

The guestroom mix at the Hilton Waterfront Beach Resort Property is comprised of 159 queen rooms, 122 king rooms, 120 one-bedroom suites and 36 studio suites. The room categories include resort view, partial ocean view, ocean view and oceanfront. The standard king and queen rooms each include a furnished balcony overlooking the resort grounds or coastline. The suites range in size from approximately 470 SF (studio suites) to 1,215 SF (deluxe and presidential suites) and feature separate living rooms, dining areas, expanded balconies, fireplaces, larger bathrooms and upgraded finish packages. Amenities at the Hilton Waterfront Beach Resort Property include two outdoor swimming pools with water slides, indoor and outdoor whirlpools, a sauna, steam room, full-service spa, fitness center, business center, two guest laundry rooms, two gift shops, outdoor communal areas and five food and beverage outlets.

The Hilton Waterfront Beach Resort Property provides more than 54,000 SF of event space across 16 indoor and outdoor venues. The largest venue at the Hilton Waterfront Beach Resort Property provides approximately 8,500 SF of space and accommodates up to 856 guests. The Hilton Waterfront Beach Resort Property provides on-site catering services, audiovisual technology and event-planning services. Additionally, the Hilton Waterfront Beach Resort Property has one full-service restaurant located within the hotel, two food and beverage options adjacent to the pool areas, a beachfront concession stand, a marketplace and a rooftop lounge located in the Twin Dolphin Tower with direct rooftop access. All food and beverage outlets are operated directly by the Hilton Waterfront Beach Resort Property management.

The Hilton Waterfront Beach Resort Property has been under a franchise agreement with Hilton Franchise LLC since 1990 with a current expiration of July 31, 2030. Twelve months prior to the expiration of the franchise agreement, the borrower will be required to deposit 100% of franchisor estimated property improvement plan (“PIP”) costs. This amount is waived if the borrower provides evidence that the franchise agreement is extended for a minimum term of five years. See “Escrows and Reserves” and “Cash Management” sections below for further discussion.

According to the appraisal, the property segmentation at the Hilton Waterfront Beach Resort Property is estimated at 70% transient and 30% meeting and group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-32

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

The following table presents certain information relating to the Historical Occupancy, ADR and RevPAR of the Hilton Waterfront Beach Resort Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hilton Waterfront Beach Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	66.4%	$344.24	$228.59	67.8%	$355.21	$240.72	102.1%	103.2%	105.3%
12/31/2024	67.8%	$347.19	$235.36	67.8%	$360.68	$244.43	100.0%	103.9%	103.9%
12/31/2025	68.7%	$351.98	$241.64	70.7%	$355.01	$250.87	102.9%	100.9%	103.8%

Source: Third party market research report.

(1)	The competitive set includes Hyatt Recency Newport Beach, Laguna Cliffs Marriott Resort & Spa, Hyatt Recency Huntington Beach & Spa, VEA Newport Beach, A Marriott Resort & Spa, Kimpton Shorebreak Resort, Balboa Bay Resort, Pasea Hotel & Spa and Pendry Newport Beach.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Waterfront Beach Resort Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Hilton Waterfront Beach Resort Property is located in Huntington Beach, California, and is part of the Los Angeles-Long Beach-Anaheim Metropolitan Statistical Area, the primary economic center of Southern California. The Hilton Waterfront Beach Resort Property is directly adjacent to the Pacific Ocean, separated by Pacific Coast Highway, and has direct access to the beachfront via signalized crosswalks. The market demand generators include the Huntington Beach Pier, Main Street Huntington Beach, the Huntington Beach International Surfing Museum and Pacific City. Huntington Beach benefits from strong year-round tourism, with the city reporting approximately 11 million visitors annually, driven by its oceanfront setting, established surf culture and numerous recreational activities. The Hilton Waterfront Beach Resort Property is located less than five miles from The Bolsa Chica Ecological Reserve, which contributes additional visitation through its protected coastal wetlands, birdwatching, and nature trails, while the adjacent beach provides beachfront bicycle paths and open space for recreational beach activities.

The Hilton Waterfront Beach Resort Property is located within the Huntington Beach submarket of Orange County. Orange County is one of California's most active tourism markets, driven by coastal recreation, resort infrastructure, and major attractions including Disneyland Resort and Knott's Berry Farm. Additional regional destinations such as Crystal Cove State Park, Laguna Beach, Angel Stadium, South Coast Plaza, and Lido Marina Village contribute to sustained demand across hospitality, retail, and leisure sectors. The Hilton Waterfront Beach Resort Property captures significant group business, with several event venues capable of accommodating corporate meetings, social events, weddings, receptions, and other gatherings. The City of Huntington Beach hosts two of the largest annual events on the West Coast, the U.S. Open of Surfing, drawing more than 500,000 attendees, and the Pacific Airshow, drawing more than 700,000 attendees. The Hilton Waterfront Beach Resort Property is located directly across from Pacific City, a 191,000 SF open-air retail and entertainment center with tenants including Equinox, Lululemon, Sephora, H&M, and Lemonade.

According to the appraisal, the estimated 2026 population within a one-, three- and five-mile radius of the Hilton Waterfront Beach Resort Property is 15,681, 96,422 and 257,257, respectively. The estimated 2026 average household income within the same radii is $160,155, $188,421 and $177,115, respectively.

The following table presents the primary competitive properties to the Hilton Waterfront Beach Resort Property:

Competitive Property Summary(1)
Property	Year Built/Renov.	Rooms	Transient	Meeting & Group	2025 Occupancy	2025 ADR	2025 RevPAR
Hilton Waterfront Beach Resort (subject)	1990/2018-2020	437	70%	30%	70.7%	$350.44	$247.66
Hyatt Regency Huntington Beach Resort & Spa(2)	2003	519	60%	40%	70% - 75%	$350 - $375	$260 - $270
VEA Newport Beach, A Marriott Resort & Spa	1975/2022	400	60%	40%	70% - 75%	$350 - $375	$260 - $270
Pasea Hotel & Spa	2016	250	62%	38%	65% - 70%	$350 - $375	$240 - $250
Subtotal/Average		1606			71.0%	$359.98	$255.65

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Hyatt Regency Huntington Beach Resort & Spa is partially owned by the borrower sponsor.

Appraisal. The appraiser concluded to an “as-is” value for the Hilton Waterfront Beach Resort Property of $219,000,000 as of January 28, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 11, 2026, there was no evidence of any recognized environmental conditions at the Hilton Waterfront Beach Resort Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-33

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hilton Waterfront Beach Resort Property:

Cash Flow Analysis
	2022	2023	2024	2025	1/31/2026 TTM	UW	UW per Room
Occupancy(1)	64.5%	67.8%	67.8%	70.6%	70.6%	70.6%
ADR(1)	$370.06	$350.65	$355.24	$350.63	$351.53	$351.22
RevPAR(1)	$238.66	$237.57	$240.73	$247.66	$248.08	$248.07

Room Revenue	$38,068,570	$37,893,166	$38,503,638	$39,503,263	$39,569,750	$39,569,750	$90,549
Food & Beverage Revenue	$24,576,761	$26,283,853	$26,658,575	$30,085,996	$30,121,580	$30,121,580	$68,928
Other Income(2)	$7,123,195	$7,577,549	$9,072,867	$8,381,422	$8,361,353	$8,361,352	$19,134
Total Revenue	$69,768,525	$71,754,568	$74,235,079	$77,970,681	$78,052,682	$78,052,682	$178,610

Room Expense	$8,932,900	$9,738,286	$10,643,396	$11,531,888	$11,560,194	$11,560,194	$26,454
Food & Beverage Expense	$16,652,690	$18,674,853	$19,609,826	$21,817,208	$21,847,016	$21,847,016	$49,993
Other Operated Department Expenses	$960,668	$1,142,777	$1,262,203	$1,240,590	$1,231,325	$1,231,326	$2,818
Real Estate Taxes	$1,693,596	$1,656,906	$1,770,199	$1,884,762	$1,884,933	$1,885,360	$4,314
Insurance	$1,060,479	$1,342,932	$1,249,823	$1,390,866	$1,405,280	$1,388,119	$3,176
Other Expenses(3)	$19,239,194	$21,788,172	$22,450,725	$23,666,376	$23,750,517	$22,967,309	$52,557
Total Expenses	$48,539,526	$54,343,925	$56,986,171	$61,531,690	$61,679,265	$60,879,324	$139,312

Net Operating Income	$21,228,999	$17,410,643	$17,248,908	$16,438,991	$16,373,418	$17,173,358	$39,298
FF&E	$0	$0	$0	$0	$0	$3,122,107	$7,144
Net Cash Flow	$21,228,999	$17,410,643	$17,248,908	$16,438,991	$16,373,418	$14,051,251	$32,154

NOI DSCR	2.70x	2.21x	2.19x	2.09x	2.08x	2.18x
NCF DSCR	2.70x	2.21x	2.19x	2.09x	2.08x	1.79x
NOI Debt Yield	16.7%	13.7%	13.6%	12.9%	12.9%	13.5%
NCF Debt Yield	16.7%	13.7%	13.6%	12.9%	12.9%	11.1%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Waterfront Beach Resort Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Other Income includes spa income, resort fees, parking income, audio visual rental income and cancellations fees.
(3)	Other Expenses are inclusive of advertising and marketing expenses, franchise fees, general and administrative expenses, management fees, repairs and maintenance, utilities, and other variable expenses.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $163,398.

Insurance – At origination of the Hilton Waterfront Beach Resort Whole Loan, the borrower deposited into escrow approximately $1,272,443 for insurance premiums and on a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums, which is currently approximately $127,244; provided that such requirement will be waived if the borrower maintains a blanket policy acceptable to the lender in accordance with the Hilton Waterfront Beach Resort Whole Loan documents. As of the origination date of the Hilton Waterfront Beach Resort Whole Loan, a blanket policy was not in place.

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 4.0% of the operating income for the preceding calendar month prior to the applicable payment date, which currently is approximately $260,176.

PIP Reserve – The borrower is required to deposit into a PIP reserve on or before July 31, 2029, an amount equal to 100% of the estimated cost to complete any PIP scope of work, as provided by franchisor and verified by the third-party contractor and lender; provided that such requirement will be waived if, prior to July 31, 2029, the borrower provides the lender with a signed comfort letter from the franchisor evidencing that the franchise agreement has been extended for a minimum term of five years (July 31, 2035). Additionally, in lieu of making deposits into the PIP reserve account, the borrower has the right to provide a letter of credit.

Lockbox and Cash Management. The Hilton Waterfront Beach Resort Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Hilton Waterfront Beach Resort Whole Loan, the borrower was required to establish a lockbox account into which all rents and other revenues are required to be deposited and was required to deliver direction letters to each of the credit card companies with which the borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. Upon the commencement of a Cash Sweep Period (as defined below), the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Hilton Waterfront Beach Resort

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-34

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Whole Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Hilton Waterfront Beach Resort Whole Loan.

A “Cash Sweep Period” means a period commencing upon the earliest to occur of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x at the end of any calendar quarter or (iii) failure to deposit the PIP amount into the PIP reserve account. The Cash Sweep Period will end upon, as applicable (x) the cure of the event of default, (y) the date that the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) the borrower depositing the PIP amount into the PIP reserve account or delivering a letter of credit that is satisfactory to the lender.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-35

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-36

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

W. Desert Inn Rd.
Downtown Las Vegas 4 miles
Sammy Davis Jr. Dr.
E. Desert Inn Rd.
Las Vegas Convention Center
LV CONV. CENTER
Chinatown Vegas
Fashion Show Las Vegas
ENCORE LAS VEGAS
WYNN LAS VEGAS
Wynn Esplanade
Wynn Golf Club
Las Vegas Blvd.
Spring Mountain Rd.
Chinatown Plaza
The Center at Spring Mountain
MARDI GRAS HOTEL & CASINO
TREASURE ISLAND
TREASURE ISLAND TRAM
The Atrium at the Palazzo
Grand Canal Shoppes
THE VENETIAN
LAS VEGAS MONORAIL
15
Sands Ave.
S. Valley View Blvd.
W. Twain Ave.
Las Vegas Strip
Madam Tussauds LV
Sands Expo & Convention Center
Sphere
E. Twain Ave.
Wynn Rd.
Rio Convention Center
The Forum Shops at Caesars
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
Howard Hughes Pkwy.
Paradise Rd.
Koval Ln.
THE LINQ
O'Shea's Pub LV
HOLIDAY INN CLUB VACATIONS
RIO HOTEL & CASINO
The Colosseum Theater
GOLD COAST
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
CAESAR'S PALACE
The Meridian Luxury Condos
W. Flamingo Rd.
592
THE CROMWELL
THE WESTIN LAS VEGAS
Flamingo Rd.
E. Flamingo Rd.
PALMS CASINO RESORT
Bottega Veneta LV Via Bellagio
Grand Bazaar Shops
HORSESHOE LAS VEGAS
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
LAS VEGAS
Fountains of Bellagio
PARIS LAS VEGAS
HORSESHOE/ PARIS
CityCenter (Aria & Vdara)
3730 South Las Vegas Boulevard and
2600 West Harmon Avenue
Las Vegas, NV 89158
ARIA EXPRESS
THE COSMOPOLITAN OF LAS VEGAS
Miracle Mile Shops
Las Vegas Strip Circuit
VIRGIN HOTELS LAS VEGAS CURIO COLLECTION BY HILTON
Park Ave.
PLANET HOLLYWOOD
UNLV 2 miles
W. Harmon Ave.
E. Harmon Ave.
ARIA RESORT & CASINO
The Shops at Crystals
CLUB WYNDHAM GRAND DESERT
ALEXIS PARK RESORT
Industrial Rd.
Frank Sinatra Dr.
THE SIGNATURE @ MGM GRAND
WALDORF ASTORIA LV
MGM Grand Conference Center
Paradise
Grand Garden Arena
Tompkins Rd.
PARK MGM LAS VEGAS
Hard Rock Cafe LV
Nevada Beverage Co. (Budweiser/ Bud Light)
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
David Copperfield Theatre
Tropicana Ave.
593
EXCALIBUR NORTH
OYO HOTEL & CASINO
Hollywood Cars Museum & Liberace Garage
EXCALIBUR HOTEL & CASINO
Harry Reid International Airport
Reno Ave.
Titanic
Hacienda/ Polaris Business Park
LUXOR HOTEL & CASINO
LUXOR
Giles St.
The Shoppes At Mandalay Place
W. Hacienda Ave.
Las Vegas Frwy
Mandalay Bay Theatre
MANDALAY BAY
Allegiant Stadium
North Conv. Center
FOUR SEASONS
Michelob ULTRA Arena
Shark Reef Aquarium at Mandalay Bay
CLARK COUNTY
Mandalay Bay Convention Center
W. Russell Rd.
Dean Martin Dr.
Polaris Ave.
S. Las Vegas Blvd.
Bali Hai Golf Club
Welcome to Fabulous Las Vegas Sign
W. Oquendo Rd.
SPRING MTS.
North Las Vegas
Summerlin
Nellis Air Force Base
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
Spring Valley
Strip
UNLV
CLARK COUNTY
Enterprise
Henderson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-37

Mortgage Loan No. 2 – CityCenter (Aria & Vdara)

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	AAA/NR/AA	Location:	Las Vegas, NV 89158
Original Balance(1):	$69,000,000	General Property Type(6):	Hospitality
Cut-off Date Balance(1):	$69,000,000	Detailed Property Type(6):	Full Service
% of Initial Pool Balance:	8.2%	Title Vesting(6):	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	2009/NAP
Borrower Sponsor:	Blackstone Real Estate Partners IX L.P.	Size(6):	5,349 Rooms
Guarantor:	Blackstone Real Estate Partners IX-TE	Cut-off Date Balance Per Room(1):	$476,313
(AIV) L.P.	Maturity Date Balance Per Room(1):	$476,313
Mortgage Rate(1)(2):	6.07880916113333%	Property Manager:	MGM (borrower-related)
Note Date:	12/9/2025	Underwriting and Financial Information(1)
Maturity Date:	12/9/2030	UW NOI(7):	$632,399,759
Term to Maturity:	60 Months	UW NCF(7):	$607,952,887
Amortization Term:	0 Months	UW NOI Debt Yield(7):	24.8%
IO Period:	60 Months	UW NCF Debt Yield(7):	23.9%
Seasoning:	4 Months	UW NOI Debt Yield at Maturity(7):	24.8%
Prepayment Provisions(4):	YM0.5(28),DorYM0.5(25),O(7)	UW NCF DSCR(7):	4.46x
Lockbox/Cash Mgmt Status:	Hard/Springing	Most Recent NOI(7):	$635,387,355 (9/30/2025 TTM)
Additional Debt Type(1)(3):	Pari Passu/B-Note	2nd Most Recent NOI(7):	$583,734,452 (12/31/2024)
Additional Debt Balance(1)(3):	$2,478,800,000/$902,200,000	3rd Most Recent NOI(7):	$585,966,283 (12/31/2023)
Future Debt Permitted (Type):	Yes (Mezzanine)	Most Recent Occupancy:	94.2% (9/30/2025)
Reserves(5)	2nd Most Recent Occupancy:	95.2% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	93.4% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(8):	$7,032,800,000 (11/25/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per Room(8):	$1,314,788
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(8):	36.2%
Maturity Date LTV Ratio(8):	36.2%

Sources and Uses(9)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$2,547,800,000	73.8%	Loan Payoff:	$3,150,000,400	91.3%
Subordinate Loan Amount:	$902,200,000	26.2%	Return of Equity:	$291,474,251	8.4%
			Closing Costs:	$8,525,349	0.2%
Total Sources:	$3,450,000,000	100.0%	Total Uses:	$3,450,000,000	100.0%

(1)	The CityCenter (Aria & Vdara) Mortgage Loan (as defined below) is part of the CityCenter (Aria & Vdara) Whole Loan (as defined below) evidenced by (i) 29 pari passu senior promissory notes with an aggregate original principal balance of $2,547,800,000 and (ii) four subordinate notes with an aggregate original principal balance of $902,200,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the CityCenter (Aria & Vdara) Senior Notes (as defined below) based on a weighted average mortgage rate of 5.280024422835390% per annum on the CityCenter (Aria & Vdara) Senior Notes. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan are $644,980, $644,980, 18.3%, 17.6%, 18.3%, 3.28x, 49.1% and 49.1%, respectively.
(2)	Mortgage Rate represents the mortgage rate of components A-C of the CityCenter (Aria & Vdara) Whole Loan applicable to the CityCenter (Aria & Vdara) Senior Companion Notes (as defined below). The Mortgage Rate does not represent the mortgage rate attributable to component A (applicable to the CityCenter (Aria & Vdara) Senior SASB Notes (as defined below)) or component B and component C (applicable to the CityCenter (Aria & Vdara) B Notes (as defined below)).
(3)	See “Subordinate and Mezzanine Debt” below.
(4)	Provided no event of default exists, the CityCenter (Aria & Vdara) Whole Loan may be defeased in whole but not in part, after the earlier of (i) two years after the final securitization that holds any note evidencing the CityCenter (Aria & Vdara) Whole Loan and (ii) three years after December 9, 2025, but prior to June 9, 2030 (the "Permitted Par Prepayment Date"). In addition, the CityCenter (Aria & Vdara) Whole Loan is prepayable in whole or in part at any time, provided that such prepayment made prior to the Permitted Par Prepayment Date must be accompanied by the greater of a yield maintenance premium and 0.5% of the amount prepaid. The defeasance lockout period of 28 payments is based on the anticipated closing date of the BANK5 2026-5YR21 securitization in April 2026. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” below.
(6)	The CityCenter (Aria & Vdara) Properties (as defined below) are leased to MGM Lessee III, LLC (the “MGM Tenant” or the “OpCo”), a subsidiary of MGM Resorts International (“MGM”), pursuant to a triple net master lease (the “Master Lease”). All property-specific financial information is based on the financial reporting package delivered by MGM. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan. The Borrowers (as defined below) are entitled to the master rent payment under the Master Lease, as described under “The Properties” below, and the CityCenter (Aria & Vdara) Whole Loan is secured by the Borrowers’ rights under the Master Lease, among other things.
(7)	The CityCenter (Aria & Vdara) Whole Loan was underwritten based on the net cash flow and the net operating income of the CityCenter (Aria & Vdara) Properties reflective of the operating results of the MGM Tenant. The CityCenter (Aria & Vdara) Whole Loan (based on the Borrowers’ leased fee interest) is secured by all of the Borrowers’ rights under the Master Lease, not the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties. With respect to the Master Lease rent of approximately $232.7 million, the UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity and UW NCF DSCR based on the principal balance of CityCenter (Aria & Vdara) Whole Loan are 6.74%, 6.74%, 6.74% and 1.26x, respectively.
(8)	Appraised Value of $7,032,800,000 represents the appraisal’s concluded “hypothetical – fee simple” value as of November 25, 2025 based on the hypothetical condition that the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease. The appraisal’s concluded “as is” (based on the leased fee interest) value as of November 25, 2025 for CityCenter (Aria & Vdara) Properties is $4,450,000,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan of 77.5% and 77.5%, respectively, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Senior Notes of 57.3% and 57.3%, respectively.
(9)	On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation (the “Investor LP”) and the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning in year six. See “Additional Indebtedness—Preferred Equity” in the prospectus.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-38

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

The Mortgage Loan. The second largest mortgage loan, the CityCenter (Aria & Vdara) mortgage loan (the “CityCenter (Aria & Vdara) Mortgage Loan”), is part of the CityCenter (Aria & Vdara) Whole Loan which is secured by the Borrowers’ leased fee interest in the Aria Resort & Casino (the “Aria”) and the Vdara Hotel & Spa (the “Vdara”, and together with the Aria, the “CityCenter (Aria & Vdara) Properties”) and a collateral assignment of the Master Lease (collectively with the CityCenter (Aria & Vdara) Properties, the “Collateral”). The CityCenter (Aria & Vdara) Whole Loan is evidenced by (i) 29 pari passu senior promissory notes with an aggregate original principal balance as of the Cut-off Date of $2,547,800,000 consisting of Notes A-1, A-2, A-3 and A-4 with an aggregate original principal balance of $1,947,800,000 (the “CityCenter (Aria & Vdara) Senior SASB Notes”) and Notes A-5-1, A-5-2, A-6, A-7, A-8, A-9-1, A-9-2, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18-1, A-18-2, A-19, A-20-1, A-20-2-1, A-20-2-2, A-21, A-22, A-23 and A-24 (the “CityCenter (Aria & Vdara) Senior Companion Notes” and, together with the CityCenter (Aria & Vdara) Senior SASB Notes, the “CityCenter (Aria & Vdara) Senior Notes”) and (ii) four subordinate promissory notes, with an aggregate original principal as of the Cut-off Date of $902,200,000 (collectively, the “CityCenter (Aria & Vdara) B Notes” and, together with the CityCenter (Aria & Vdara) Senior Notes, the “CityCenter (Aria & Vdara) Whole Loan”). The CityCenter (Aria & Vdara) Mortgage Loan is evidenced by the non-controlling Notes A-5-1, A-5-2 and A-9-2, with an aggregate original principal amount of $69,000,000. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The CityCenter (Aria & Vdara) AB Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

CityCenter (Aria & Vdara) Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$779,120,000	$779,120,000	BX 2025-ARIA	Yes
A-2	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-3	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-4	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-5-1	$54,000,000	$54,000,000	BANK5 2026-5YR21	No
A-5-2	$2,000,000	$2,000,000	BANK5 2026-5YR21	No
A-6	$40,000,000	$40,000,000	BMO 2025-5C13	No
A-7	$48,000,000	$48,000,000	BANK5 2026-5YR20	No
A-8	$48,000,000	$48,000,000	BANK5 2026-5YR20	No
A-9-1	$35,000,000	$35,000,000	WFCM 2026-5C8	No
A-9-2	$13,000,000	$13,000,000	BANK5 2026-5YR21	No
A-10	$30,000,000	$30,000,000	Benchmark 2026-V21	No
A-11	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-12	$25,000,000	$25,000,000	Benchmark 2026-V20	No
A-13	$20,000,000	$20,000,000	WFCM 2026-5C8	No
A-14	$20,000,000	$20,000,000	WFCM 2026-5C8	No
A-15	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-16	$25,000,000	$25,000,000	Benchmark 2026-V20	No
A-17	$25,000,000	$25,000,000	Benchmark 2026-V21(2)	No
A-18-1	$17,500,000	$17,500,000	German American Capital Corporation(1)	No
A-18-2	$7,500,000	$7,500,000	Benchmark 2026-V21(2)	No
A-19	$20,000,000	$20,000,000	German American Capital Corporation(1)	No
A-20-1	$25,000,000	$25,000,000	Benchmark 2026-V20	No
A-20-2-1	$22,500,000	$22,500,000	Goldman Sachs Mortgage Company(1)	No
A-20-2-2	$2,500,000	$2,500,000	Benchmark 2026-V21(2)	No
A-21	$30,000,000	$30,000,000	Benchmark 2026-V21(2)	No
A-22	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-23	$10,000,000	$10,000,000	Goldman Sachs Mortgage Company(1)	No
A-24	$5,000,000	$5,000,000	Goldman Sachs Mortgage Company(1)	No
B-1	$360,880,000	$360,880,000	BX 2025-ARIA	No
B-2	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-3	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-4	$180,440,000	$180,440,000	BX 2025-ARIA	No
Whole Loan	$3,450,000,000	$3,450,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The Benchmark 2026-V21 securitization is expected to close on or about March 26, 2026.

The Borrowers and the Borrower Sponsor. The borrowers for the CityCenter (Aria & Vdara) Properties are, with respect to the Aria, Ace A PropCo LLC, a Delaware limited liability company, and, with respect to the Vdara, Ace V PropCo LLC, a Delaware limited liability company (collectively the “Borrowers”). The borrower sponsor is Blackstone Real Estate Partners IX L.P. (“Blackstone”).

The Borrowers own the fee interest in the CityCenter (Aria & Vdara) Properties and have leased the CityCenter (Aria & Vdara) Properties to a subsidiary of MGM pursuant to the Master Lease. The Borrowers, together with the MGM Tenant, are collectively referred to as the “WholeCo”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-39

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

The Properties. The CityCenter (Aria & Vdara) Properties are located in CityCenter, a 76-acre, mixed-use development located on South Las Vegas Boulevard (the “Las Vegas Strip”) in Las Vegas, Nevada, and are comprised of 5,349 keys, over 20 food and beverage (“F&B”) outlets, approximately 150,000 SF of casino space, as well as various other retail, entertainment and amenity offerings.

In October 2021, MGM consolidated its then ownership of the CityCenter (Aria & Vdara) Properties by acquiring a 50% non-controlling interest in the CityCenter (Aria & Vdara) Properties from Infinity World for a purchase price of approximately $2.125 billion ($397,271 per key). Concurrently, MGM entered into a sale-leaseback transaction with Blackstone, pursuant to which the Borrowers acquired the fee interest in the CityCenter (Aria & Vdara) Properties from MGM for approximately $3.9 billion ($727,239 per key), inclusive of a $763.4 million equity investment from Blackstone, and simultaneously leased the CityCenter (Aria & Vdara) Properties to the OpCo pursuant to the Master Lease.

The Master Lease has an initial term of 30 years expiring in 2051, with three, 10-year renewal options and no termination options. The Borrowers are entitled to a current Master Lease rent of approximately $232.7 million per annum (the “Master Rent” or “PropCo EBITDA”), which is structured with 2.0% escalations through 2036. Thereafter, the escalation will be the greater of 2.0% or the consumer price index, capped at 3.0% per annum.

In addition to the cash flow generated by the CityCenter (Aria & Vdara) Properties, the Master Lease is structured with a corporate guaranty for all lease obligations from MGM (the “MGM Master Lease Guaranty”), a globally recognized and publicly traded company with a market cap of approximately $9.3 billion as of February 2026. The Master Lease and the MGM Master Lease Guaranty have been collaterally assigned to the lender. Moreover, the MGM Tenant is required to post a reserve in the amount of one year’s then current Master Rent if (i) both earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) to Master Rent coverage falls below 1.60x and MGM’s market cap declines below $6.0 billion or (ii) both MGM is no longer listed on a major stock exchange and EBITDAR to Master Rent declines below a 2.0x coverage.

The Master Lease requires an ongoing capital expenditure (“CapEx”) reserve equal to 1.5% of revenues and a minimum CapEx spend based on a five-year rolling schedule equal to: (a) 4.0% of revenues for years one through five, (b) 2.5% of revenues for years six through ten, (c) 3.0% of revenues for years 11 through 20 and (d) 3.5% of revenues for years 21 and thereafter. The estimated CapEx spend during the term of the CityCenter (Aria & Vdara) Whole Loan based on the contractually required spend is approximately $498.8 million ($93,252 per room).

Since the prior securitization in 2021, the CityCenter (Aria & Vdara) Properties have rapidly recovered from the COVID-19 pandemic, achieving record performance as evidenced by TTM September 2025 occupancy, ADR, RevPAR and EBITDAR increases of approximately 69.3%, 46.5%, 148.1% and 124.0%, respectively. The CityCenter (Aria & Vdara) Properties had an overall EBITDAR of approximately $283.7 million as of TTM August 2021 and approximately $635.4 million as of TTM September 2025.

The Aria. Located in the heart of CityCenter on the Las Vegas Strip, the Aria is a premier, full-service luxury resort and casino spanning approximately 61.4 acres. The Aria comprises 4,002 guest rooms and suites, including 17 exclusive villas, distributed across a 61-story main tower that offers sweeping views of the Las Vegas Strip and the surrounding cityscape. The Aria is renowned for its award-winning hospitality, having received the AAA Five Diamond and Forbes Travel Guide Five-Star Awards, as well as seven additional Forbes Travel Guide distinctions. The Aria was designed with sustainability in mind, achieving LEED Gold certification and incorporating advanced energy and water efficiency measures. Entertainment options include the JEWEL Nightclub, a 24,000 SF venue featuring world-class DJs, as well as the Aria Fine Art Collection. Additional amenities include concierge services, a business center and direct access to the Las Vegas tram system.

The Aria offers a diverse mix of over 4,000 guest rooms, including 3,436 deluxe rooms, 258 recently renovated tower suites, 291 Sky Suites (as defined below) and 17 villas. Rooms average 638 SF and feature advanced technology, keyless entry and voice-activated controls in select suites. The “Sky Suites” are a Forbes Five-Star rated, hotel-within-a-hotel, offering exclusive luxury, personalized service and enhanced amenities for discerning guests, including private check-in, dedicated elevators, access to a private lounge with complimentary food/drinks and the secluded Sky Pool, all in spacious, modern suites with separate living areas and spa-like bathrooms. The Sky Suites provide an elevated experience with perks like luxury airport transfers, butler service and priority access to dining. As of TTM September 2025, the Aria maintained an occupancy rate of 94.2%, with an ADR of $346.79 and RevPAR of $326.83.

The Aria’s casino floor spans approximately 150,000 SF, featuring a comprehensive selection of 1,940 slot machines, 145 table games, a high-limit lounge and a racing and sports book catering to both casual and experienced players. Gaming revenue accounted for 30.8% of the Aria’s total property revenues as of TTM September 2025, reflecting a shift toward more durable, non-gaming demand drivers. Nominal gaming revenue grew approximately 31% at the Aria between 2019 and 2024.

The Aria offers over 500,000 SF of convention and meeting space, complemented by seven ballrooms, 51 meeting rooms and a dedicated event planning team. Dining options include over 20 F&B outlets, ranging from upscale, Michelin-starred and celebrity chef-driven restaurants such as Carbone, CATCH, Jean Georges Steakhouse, Bardot Brasserie and Blossom, to a variety of casual and quick-serve concepts. Additionally, Gymkhana, London’s two Michelin starred Indian restaurant, opened its first U.S. location at the Aria in December of 2025 and is expected to drive continued growth in the F&B segment. Additional amenities include a 215,000 SF pool deck with four pools and 12,000 SF of cabanas, a Forbes Five-Star spa and salon, the Aria Fine Art Collection and direct access to luxury retail and entertainment venues.

The Vdara. Located adjacent to the Aria within CityCenter, the Vdara is a luxury, non-gaming, all-suite hotel distinguished by its modern crescent design. The 57-story tower features 1,495 guest suites and offers a tranquil, smoke-free environment with direct access to the Las Vegas Strip. The Vdara is recognized for its upscale accommodations and LEED Gold-certified design, providing a sophisticated retreat within the vibrant CityCenter ecosystem. The Vdara features approximately 16,500 SF of meeting and event space, including a 3,923 SF grand ballroom and the flagship Silk Road meeting space which accommodates up to 200 guests and features a private dining room. Amenities include a two-level wellness spa, a rooftop pool with cabanas and daybeds, a state-of-the-art fitness center and a curated selection of luxury retail outlets. The Vdara offers seamless connectivity to the Aria, Bellagio and other CityCenter attractions via the express tram.

The Vdara’s 1,495 suites include deluxe, premium, luxury and premier options, with average room sizes of 660 SF. Suites feature open floor plans, horizontal windows with city and mountain views and fully equipped gourmet kitchens with designer appliances. As of TTM September 2025, the Vdara reported an occupancy rate of 93.9%, ADR of $276.95 and RevPAR of $260.06, reflecting strong demand for upscale, non-gaming accommodations on the Las Vegas Strip.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-40

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

The Vdara offers a selection of premium dining options, including Elements, Maceoo Paris, Terrene and Radiance, as well as in-suite dining and access to the Aria’s extensive restaurant portfolio. The Vdara Spa & Salon spans two floors and features 11 treatment rooms, sauna, steam rooms, hot plunges and heated chaise loungers. The rooftop pool deck offers panoramic views, private cabanas and a relaxing retreat for guests. A state-of-the-art fitness center and luxury retail outlets complete the guest experience.

The Market. The CityCenter (Aria & Vdara) Properties are located on the Las Vegas Strip within the master planned CityCenter in Las Vegas, Nevada. Las Vegas is one of the top three destinations in the United States for business conventions and a national leader in the hospitality industry, claiming three AAA Five Diamond hotels. According to a third party research report, hotel fundamentals in Las Vegas have considerably strengthened since the easing of COVID-19 impacts in 2021 with average ADR and average RevPAR increasing from 2019 to 2025 (through September) by approximately 51.6% and 48.1%, respectively. In 2024, Las Vegas welcomed approximately 41.7 million visitors, marking a 2.1% increase over 2023 and the fourth consecutive year of growth since the COVID-19 pandemic while slightly trailing it’s 2019 levels by approximately 2.0%. Las Vegas’ monthly visitor trend through 2025 (through September) is tracking 2019, with the average monthly visitor count reaching approximately 3.2 million compared to 2019’s monthly average of 3.5 million.

According to a third party research report, gaming revenue has been decreasing as an overall percentage of Las Vegas Strip revenue. Nominal gaming revenue grew approximately 31.0% from 2019 to 2024, while the monthly average gaming revenue grew approximately 30.6% from 2019 to 2025 (as of September). Gaming revenue has been strong strip-wide while hotels have continued to diversify revenue sources.

The introduction of professional sports and certain key entertainment attractions in recent years has accelerated non-gaming driven demand, propelling long-term sustainable gains in market performance. Las Vegas welcomed its first professional sports team in 2017, just a year after the T-Mobile Arena finished construction. The National Hockey League expansion team boasts the highest average attendance in the league, with roughly 18,000 fans each game. Additionally, the state-of-the-art, $1.9 billion Allegiant Stadium opened in 2020 to the National Football League’s Las Vegas Raiders. The team has helped to boost Sunday demand at hotels, a historically weak night, along with additional demand from year round events. The 65,000-seat stadium is walking distance from the Las Vegas Strip and hosts concerts, exhibitions and sporting events. Over the first five years of its existence, the stadium has helped to draw more than six million guests to over 700 events.

The Sphere, which opened in 2023, is the largest LED display in the world, measuring 366 feet high and 516 feet wide. Development was estimated to cost approximately $2.3 billion, making it the most expensive entertainment venue built in the Las Vegas valley. The groundbreaking entertainment venue has quickly become one of the most recognizable landmarks in Las Vegas. With seating capacity of up to 18,600 people, it combines cutting-edge visuals and sound with a striking exterior made of 1.2 million LED lights. In 2024, the Sphere grossed $420.5 million off of 1.3 million concert tickets sold, ranking as the top-grossing venue of any size that year.

Las Vegas will host the Formula 1 Las Vegas Grand Prix annually through 2032, with the inaugural race held in November 2023, and the Oakland Athletics Major League Baseball team plans to move to Las Vegas, with a new $2.0 billion, 33,000-seat stadium expected to be completed by 2028.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of properties along the Las Vegas Strip:

Las Vegas Strip Hotel Occupancy, ADR and RevPAR(1)
Year	Occupancy	ADR	RevPAR
YTD Oct 2025	83.7%	$195.34	$163.50
2024	86.4%	$206.12	$178.09
2023	86.2%	$204.42	$176.21
2022	81.6%	$182.11	$148.60

(1)	Source: Appraisal.

Appraisal. According to the appraisal, the CityCenter (Aria & Vdara) Properties had a “hypothetical – fee simple” appraised value of $7,032,800,000 as of November 25, 2025, based on the hypothetical condition that the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, and an “as is – leased fee” appraised value of $4,450,000,000 as of November 25, 2025. The table below shows the appraisal’s “hypothetical – fee simple” conclusions:

Appraisal Valuation Summary
Property	Appraised Value	Capitalization Rate	Appraisal Approach
The Aria – Hypothetical Fee Simple	$6,375,000,000(1)	8.50%	Income Capitalization Approach
The Vdara – Hypothetical Fee Simple	$657,800,000(1)	7.43%	Income Capitalization Approach
Leased Fee	$4,450,000,000	5.25%	Income Capitalization Approach

Source: Appraisal.

(1)	Represents the WholeCo Appraised Value. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties but is secured by the Borrowers’ rights under the Master Lease.

Environmental Matters. According to the Phase I environmental site assessment dated December 3, 2025, there was no evidence of any recognized environmental conditions at the CityCenter (Aria & Vdara) Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-41

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the CityCenter (Aria & Vdara) Properties:

Cash Flow Analysis(1)(2)
	2022	2023	2024	9/30/2025 TTM	UW(3)	UW per Room(3)(4)
Occupancy	89.0%	93.4%	95.2%	94.2%	94.8%
ADR(4)	$300.03	$335.10	$340.58	$328.90	$336.06
RevPAR	$267.00	$312.90	$324.22	$309.68	$318.44

Room Revenue	$521,516,805	$613,499,702	$637,872,265	$606,971,605	$621,725,603	$116,232
Food & Beverage	$408,775,407	$445,587,845	$468,136,267	$443,366,197	$465,422,092	$87,011
Club Membership	$398,416,803	$379,429,580	$363,767,670	$445,674,245	$428,910,321	$80,185
Other Departmental Income(5)	$115,087,855	$115,820,055	$111,693,386	$115,354,233	$113,733,501	$21,263
Total Revenue	$1,443,796,870	$1,554,337,182	$1,581,469,587	$1,611,366,280	$1,629,791,517	$304,691

Room Expense	$151,452,587	$169,988,158	$185,046,225	$183,986,680	$188,651,419	$35,269
Food & Beverage Expenses	$280,374,257	$330,729,810	$341,847,365	$328,631,653	$345,361,697	$64,566
Club Membership Expense	$172,516,951	$198,058,944	$198,607,896	$198,748,960	$197,812,779	$36,981
Other Departmental Expense(5)	$42,444,516	$45,389,779	$45,077,711	$46,914,540	$46,305,073	$8,657
Total Departmental Expenses	$646,788,311	$744,166,692	$770,579,198	$758,281,833	$778,130,967	$145,472

Gross Operating Income	$797,008,559	$810,170,490	$810,890,390	$853,084,447	$851,660,549	$159,219

Administrative and General	$63,269,875	$70,348,977	$68,335,109	$64,439,497	$65,217,842	$12,193
Sales and Marketing	$32,315,100	$24,130,762	$24,723,051	$18,560,141	$18,779,491	$3,511
Property Operation and Maintenance	$22,382,967	$23,366,146	$25,675,346	$25,004,506	$25,269,661	$4,724
Total Undistributed Expenses	$117,967,943	$117,845,886	$118,733,506	$108,004,144	$109,266,994	$20,428

Gross Operating Profit	$679,040,616	$692,324,605	$692,156,884	$745,080,303	$742,393,555	$138,791

Total Management Fees	$64,857,314	$69,873,004	$71,104,350	$72,397,889	$72,698,736	$13,591

Real Estate Taxes	$19,280,539	$20,595,325	$21,694,635	$22,156,930	$22,156,930	$4,142
Insurance	$15,577,537	$15,889,993	$15,623,447	$15,138,129	$15,138,129	$2,830
Total Fixed Expenses	$34,858,076	$36,485,318	$37,318,082	$37,295,059	$37,295,059	$6,972

Net Operating Income	$579,325,226	$585,966,283	$583,734,452	$635,387,355	$632,399,759	$118,228

FF&E	$21,656,953	$23,315,058	$23,722,044	$24,170,494	$24,446,873	$4,570

Net Cash Flow	$557,668,273	$562,651,225	$560,012,408	$611,216,861	$607,952,887	$113,657

NOI DSCR(6)	4.25x	4.30x	4.28x	4.66x	4.64x
NCF DSCR(6)	4.09x	4.13x	4.11x	4.48x	4.46x
NOI Debt Yield(6)	22.7%	23.0%	22.9%	24.9%	24.8%
NCF Debt Yield(6)	21.9%	22.1%	22.0%	24.0%	23.9%

(1)	With respect to the Master Lease rent of approximately $232.7 million, the NOI DSCR, NFC DSCR, NOI Debt Yield and NCF Debt Yield based on the principal balance of CityCenter (Aria & Vdara) Whole Loan are 1.26x, 1.26x, 6.74% and 6.74%, respectively.
(2)	Financials are inclusive of revenue and expenses from the racing and sports book (“RSB”) operations at the Aria. The revenue and expenses associated with the racing and sports book operations were transferred to BetMGM (an affiliate of MGM) pursuant to the RSB services agreement. The RSB services agreement and any revenue and expenses derived from the RSB operations at the Aria are not a part of the Collateral for the CityCenter (Aria & Vdara) Whole Loan and are excluded from the calculations of EBITDAR and net cash flow. Any revenues or expenses or other amounts from the RSB operations belong to BetMGM. The Borrowers will not receive financial reporting from MGM with respect to the RSB operations and any revenues or expenses derived therefrom. The lender will not be entitled to receive any financial reporting or cash flow information from the RSB operations at the Aria property. However, the terms of the Master Lease provide that, upon the expiration or earlier termination of the Master Lease, which may include a termination of the Master Lease by the Borrowers following a default by MGM thereunder, the RSB services agreement will be terminated at MGM’s cost and expense. Upon such termination, subject to compliance with applicable gaming laws, the Borrowers may elect to operate or engage a separate operator for the RSB operations and collect all or a portion of the revenues and expenses derived from such RSB operations thereafter.
(3)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of lender’s underwritten cash flow.
(4)	Per Room is based on 5,349 rooms.
(5)	Other Departmental Income and Other Departmental Expenses consists of retail, entertainment and other departmental revenues and expenses.
(6)	Based on the CityCenter (Aria & Vdara) Senior Notes. UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan are 3.41x, 3.28x, 18.3% and 17.6%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-42

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

Escrows and Reserves. For so long as the CityCenter (Aria & Vdara) Properties are subject to the Master Lease, there are no ongoing reserves required under the CityCenter (Aria & Vdara) Whole Loan documents.

Under the Master Lease, the MGM Tenant will be obligated to make monthly deposits of 1.50% of net revenue at an eligible institution to be used for furniture, fixtures and equipment (“FF&E”) and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). On the origination date, the MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the lender.

Real Estate Taxes – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during the continuance of a Trigger Period (as defined below), the Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay all taxes at least 30 days prior to their respective due dates. If taxes are reserved for or previously paid for by a brand manager pursuant to a brand management agreement or by a casino operator pursuant to a casino management agreement, then the required tax deposits will be reduced on a dollar-for-dollar basis by such amount.

Insurance – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during the continuance of a Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies at least 30 days prior to the expiration thereof. If the liability or casualty insurance policy maintained by the Borrowers covering the CityCenter (Aria & Vdara) Properties constitute an acceptable blanket policy, then no insurance deposits are required as described in “Description of the Mortgage Pool—Insurance Considerations” in the prospectus. An acceptable blanket policy was in place at origination. Further, if insurance premiums are reserved for or previously paid for by a brand manager pursuant to a brand management agreement or by a casino operator pursuant to a casino management agreement, then the required insurance deposits will be reduced on a dollar-for-dollar basis by such amount.

Replacement Reserve – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during a Trigger Period, the Borrowers are required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed F&B operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”) and if a Trigger Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as the CityCenter (Aria & Vdara) Properties are managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, property improvement plan (“PIP”) work or brand-mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand-mandated work during such calendar year to date and (2) the aggregate amount funded into the replacement reserve account during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2025 and (ii) from and after January 1, 2026, an amount equal to (x) 4.0% of net revenue from guest rooms and the Borrower-managed F&B operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2021 and expiring on December 31, 2025 and the second period commencing on January 1, 2022 and expiring on December 31, 2026.

Lockbox and Cash Management. The CityCenter (Aria & Vdara) Whole Loan is subject to a hard lockbox with springing cash management. Unless a Trigger Period is continuing, amounts on deposit in the lockbox account will be disbursed to the Borrowers’ operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a Trigger Period, at least two times per week, the lockbox bank will be required to sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the CityCenter (Aria & Vdara) Whole Loan documents, with the remaining excess cash flow to be held as additional collateral for the CityCenter (Aria & Vdara) Whole Loan, subject to the Borrowers’ ability to request disbursements of excess cash flow for certain items set forth in the CityCenter (Aria & Vdara) Whole Loan documents and subject to a cap on reserved excess cash flow in an amount equal to the DSCR Trigger Cure Prepayment Amount (as defined below).

A “Trigger Period” means a period (A) commencing upon the earliest of: (i) a CityCenter (Aria & Vdara) Whole Loan event of default, (ii) an event of default under any mezzanine loan, (iii) a bankruptcy action of the Borrowers or (iv) a DSCR Trigger Event (as defined below) and (B) terminating upon (i) in the event of a Trigger Period pursuant to clause (A)(i) above, no CityCenter (Aria & Vdara) Whole Loan event of default is continuing, (ii) in the event of a Trigger Period pursuant to clause (A)(ii) above, no event of default under such mezzanine loan is continuing, (iii) in the event of a Trigger Period pursuant to clause (A)(iii) above, such bankruptcy action was involuntary and not consented to by the Borrowers and is discharged, stayed or dismissed within 90 days of its filing and (iv) in the event of a Trigger Period pursuant to clause (A)(iv) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-43

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

“DSCR Trigger Event” means (i) for so long as the Master Lease is in effect and the Master Lease guarantor is publicly traded, the occurrence of both (a) a DSCR (as defined below) as determined by the lender, of less than 2.00:1.00 (the “Required DSCR”) on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12-month period immediately preceding such calculation date and (b) the Master Lease guarantor’s market capitalization is less than $6,000,000,000 (the “Market Capitalization Requirement”) for such two consecutive calendar quarters and (ii) for so long as either the Master Lease is not in effect or the Master Lease guarantor is not publicly traded, a DSCR, as determined by the lender, of less than the Required DSCR on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12-month period immediately preceding such calculation date.

“DSCR Trigger Event Cure” means the occurrence of any of the following: (i) the DSCR, as determined as of the first day of each of two consecutive calendar quarters following the occurrence of the applicable DSCR Trigger Event, is no less than the Required DSCR, (ii) the Borrowers prepay the CityCenter (Aria & Vdara) Whole Loan in an amount equal to the amount of the CityCenter (Aria & Vdara) Whole Loan and any mezzanine loan that if prepaid would result in a DSCR equal to the Required DSCR (the “DSCR Trigger Cure Prepayment Amount”) (provided that in the event of a prepayment pursuant to this clause (ii), the DSCR Trigger Period will cease upon such prepayment without any obligation to wait two consecutive calendar quarters) or, in each case to avoid a Trigger Period from occurring, (iii) the guarantor delivers a guaranty (the “DSCR Trigger Cure Guaranty”) in an amount equal to the DSCR Trigger Cure Prepayment Amount, (iv) the Borrowers deliver cash and/or a letter of credit in an amount equal to the DSCR Trigger Cure Prepayment Amount (the “DSCR Cure Collateral”) or (v) if the Master Lease is in effect and the Master Lease guarantor is publicly traded, the Master Lease guarantor satisfies the Market Capitalization Requirement without any obligation to wait two consecutive calendar quarters. In the event the DSCR Trigger Event Cure is achieved by delivery of the DSCR Cure Collateral or the DSCR Trigger Cure Guaranty to the lender, the applicable DSCR Trigger Period will cease upon delivery of such DSCR Cure Collateral or DSCR Trigger Cure Guaranty to the lender, without any obligation to wait two consecutive calendar quarters.

“DSCR” means the ratio for the period in question in which: (a) the numerator is (x) while the Master Lease is in effect: (i) if there are one or more MGM operating subtenants for an individual property, the sum of (A) the EBITDAR for each relevant MGM operating subtenant for that individual property (or part of it) and (B) the EBITDAR for MGM Tenant (allocated to any individual property or part of it without an MGM operating subtenant) or (ii) if no MGM operating subtenant exists for that individual property, the EBITDAR for the MGM Tenant allocated to that individual property, or (y) if the Master Lease is not in effect, the sum of EBITDAR for each individual property during that period; and (b) the denominator is the total debt service and mezzanine debt service payable during the 12 months following the calculation date.

Subordinate Debt. The subordinate debt (the “CityCenter (Aria & Vdara) Subordinate Loan”) is evidenced by the CityCenter (Aria & Vdara) B Notes in the aggregate original principal balance as of the Cut-off Date of $902,200,000.

The following table presents certain metrics related to CityCenter (Aria & Vdara) Subordinate Loan:

CityCenter (Aria & Vdara) Subordinate Loan
Cut-off Date Balance	Interest Rate	Whole Loan UW NOI Debt Yield(1)	Whole Loan UW NCF Debt Yield(1)	Whole Loan UW NOI Debt Yield at Maturity(1)	Whole Loan UW NCF DSCR(1)	Whole Loan Cut-off Date LTV Ratio(1)	Whole Loan Maturity Date LTV Ratio(1)
$902,200,000	5.33423162879628%	18.3%(1)	17.6%	18.3%	3.28x	49.1%	49.1%

(1)	UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan.

Permitted Future Subordinate or Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the CityCenter (Aria & Vdara) Whole Loan documents, including that no CityCenter (Aria & Vdara) Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 77.5% and (y) a debt yield not less than 6.75%.

Release of Property. None.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 36 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Preferred Equity. On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-44

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-45

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

Freeway Business Park
1500 Hughes Way
Long Beach, CA 90810
Lynwood
Downey
Compton
Paramount
Bellflower
Los Angeles 15 miles
METRORAIL C LINE
City Shopping Center
Rosecrans Ave
Ralphs Distribution Center
Paramount Towne Center
Compton Blvd
Citi Mall Compton
Paramount Business Center
Alondra Blvd
Paramount Plaza
Centerwood Plaza
Kindred Hospital Paramount
Greenleaf Blvd
Compton College
Artesia Fwy
Artesia Blvd
Garfield Ave
Lakewood Blvd
Clark Ave
Downey Ave
Atlantic Ave
Artesia Business Centre
North Long Beach
American Transportation Services
Amazon Distribution Center
South St
UCI Health Lakewood
Long Beach Research Institute
Total Distribution Service
Home Depot Distribution Center
Long Beach Blvd
Lakewood
Lakewood Center
Dignity Health Sports Park
Cal. State University - Dominguez Hills
General Mills
S. Central Ave
Wilmington Ave
Los Angeles Intl. Airport 15 miles
Del Amo Plaza
Del Amo Blvd
Del Amo
Southbay Pavilion
Anheuser-Busch
Bixby Knolls Shopping Center
San Antonio Dr
Virginia Country Club
Lakewood Country Club
Long Beach College
Carson
Alameda St
Santa Fe Ave
METRORAIL A LINE
Cherry Ave
Paramount Blvd
LOS ANGELES COUNTY
Carson St
Los Angeles County Govt. Offices
Long Beach Town Square
Regency Business Park
Douglas Business Park
Veteran's Memorial Stadium
E. 223rd St
International Paper Co.
Sunrise
Long Beach Airport
Wardlow
Wardlow Rd
Boeing
Gulfstream Aerospace Corporation
San Diego Fwy
Skylinks Golf Course
Arlington
Long Beach Memorial Medical Ctr.
Junipero Business Park
Kilroy Airport Center
Wrigley Marketplace
E. Sepulveda Blvd
Willow St
Willow
Towne Center East
Willow Palms Business Park
Phillips 66 Carson
Signal Hill
N. Avalon Blvd
Long Beach Fwy
Los Angeles River
Daisy Ave
Pacific Coast Hwy
The Banning Museum
Atherton St
Circle Center West
PCH
Lower West Side
LONG BEACH
Anaheim
E. Anaheim St
St. Mary Medical Ctr.
Redondo Ave
Toyota Logistics Services
Recreation Park Golf Course
Downtown Long Beach
Orange Plaza
7th St
PORT OF LONG BEACH
Alameda St
5th St
4th St
Pine Square
Downtown
1st St
E. Broadway
Long Beach Channel
Ocean Blvd
Long Beach Museum of Art
Belmont Heights
W. Ocean Blvd
The Aquarium of the Pacific
Long Beach Convention and Entertainment Ctr.
Burbank
Glendale
Pasadena
Arcadia
LOS ANGELES
Alhambra
El Monte
Santa Monica
East Los Angeles
Monterey Park
Montebello
Florence
Pico Rivera
South Gate
Whittier
Inglewood
Lynwood
Downey
Santa Fe Springs
El Segundo
Hawthorne
Norwalk
Gardena
Compton
Paramount
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
Garden Grove
LONG BEACH
Rancho Palos Verdes
Seal Beach
San Pedro
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-46

Mortgage Loan No. 3 – Freeway Business Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Long Beach, CA 90810
Original Balance(1):	$65,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$65,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	7.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1982/2005
Borrower Sponsor:	Omninet Capital, LLC			Size:	494,055 SF
Guarantors:	Neil Kadisha and Benjamin Nazarian			Cut-off Date Balance Per SF(1):	$192
Mortgage Rate:	6.0240%			Maturity Date Balance Per SF(1):	$192
Note Date:	2/19/2026			Property Manager:	Omninet Property Management, Inc.
Maturity Date:	3/1/2031				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(5):	$11,937,377
IO Period:	60 months			UW NCF:	$11,547,266
Seasoning:	1 month			UW NOI Debt Yield(1):	12.6%
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NCF Debt Yield(1):	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.6%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.99x
Additional Debt Balance(1):	$30,000,000			Most Recent NOI(5):	$7,268,161 (11/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	$1,750,570 (12/31/2024)
				3rd Most Recent NOI(5):	$1,897,884 (12/31/2023)
Reserves(3)				Most Recent Occupancy(5):	89.9% (2/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	27.1% (12/31/2024)
RE Taxes:	$0	$101,204	NAP	3rd Most Recent Occupancy(5):	31.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$157,000,000 (4/1/2026)
Replacement Reserve:	$240,000	$10,293	NAP	Appraised Value Per SF:	$318
TI/LC Reserve:	$0	$41,171	$1,482,165	Cut-off Date LTV Ratio(1)(6):	60.5%
Other Reserves(4):	$18,234,780	$0	NAP	Maturity Date LTV Ratio(1)(6):	60.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$95,000,000	100.0%	Loan Payoff:	$63,338,236	66.7%
			Upfront Reserves:	$18,474,780	19.4%
			Return of Equity:	$12,288,928	12.9%
			Closing Costs:	$898,056	0.9%
Total Sources:	$95,000,000	100.0%	Total Uses:	$95,000,000	100.0%

(1)	The Freeway Business Park Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $95,000,000. The information presented is based on the Freeway Business Park Whole Loan (as defined below).
(2)	Defeasance of the Freeway Business Park Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Freeway Business Park Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of BANK5 2026-5YR21 securitization trust in April 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion.
(4)	Other Reserves consist of a landlord obligation reserve of $16,666,339 and a free rent reserve of $1,568,441.
(5)	The increase in NOI and occupancy from historical periods to TTM and UW is attributed to recent leasing of the top two tenants (60.2% of NRA and 70.2% of UW Rent). See “The Property” section below for further discussion.
(6)	The appraised value represents the “Upon Completion” value, which assumes that all the leasing costs are paid for the second largest tenant, County of LA – DCFS (as defined below). The entire amount of outstanding tenant improvement and leasing commissions cost of $16,666,339 was reserved at the origination of the Freeway Business Park Whole Loan. The appraiser concluded an “as-is” appraised value of $148,000,000 as of July 24, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value are 64.2% and 64.2%, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Freeway Business Park Mortgage Loan”) is part of a whole loan (the “Freeway Business Park Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $95,000,000 and is secured by a first priority fee mortgage encumbering a 494,055 SF office property located in Long Beach, California (the “Freeway Business Park Property”).

The Freeway Business Park Mortgage Loan is evidenced by the controlling note A-1 with an outstanding principal balance of $65,000,000. The Freeway Business Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-47

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The table below identifies the promissory notes that comprise the Freeway Business Park Whole Loan:

Freeway Business Park Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK5 2026-5YR21	Yes
A-2(1)	$30,000,000	$30,000,000	Bank of America, N.A.	No
Total	$95,000,000	$95,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is Omninet Freeway, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. The borrower sponsor is Omninet Capital, LLC. The non-recourse carveout guarantors are Neil Kadisha and Benjamin Nazarian.

Neil Kadisha and Benjamin Nazarian are principals of the borrower sponsor, Omninet Capital, LLC, a private investment firm focusing on private equity and commercial real estate. Neil Kadisha, together with Izak Nazarian (the father of Benjamin Nazarian), co-founded Omninet Corp. in 1984. Neil Kadisha and Izak Nazarian co-founded Omninet Capital, LLC, which focuses on private equity and commercial real estate. Their commercial real estate portfolio has grown to a total of 37 properties and is diversified in location and asset type. The portfolio includes 21 office, two retail and 14 multifamily properties. Omninet Capital, LLC owns and operates over 5 million SF of commercial space and more than 5,700 multifamily units throughout the United States.

The Property. The Freeway Business Park Property is a four-story class A, office building located in Long Beach, California. Originally built in 1982, the Freeway Business Park Property was renovated in 2005. The Freeway Business Park Property is comprised of 494,055 SF and is situated on 19.13 acres. The building amenities include conference rooms, atriums, a café and gym. The Freeway Business Park Property includes 1,642 surface parking spaces, resulting in a parking ratio of 3.32 spaces per 1,000 SF.

The borrower sponsor acquired the Freeway Business Park Property in 2012. The Freeway Business Park Property averaged 86.0% occupancy from 2015 to 2019. In December 2019, the then second largest tenant (157,707 SF, 32.2% of NRA) vacated at lease expiration and occupancy declined to 52.6% in 2020. In 2021, the then largest tenant (177,023 SF, 36.1% of NRA) downsized its space to 32,566 SF. The occupancy declined to 39.8% for 2021 and 2022. The borrower sponsor has relationships with government related entities and began backfilling the available space with General Services Administration (“GSA”) leases. Since 2020, the borrower sponsor has executed approximately 381,393 SF (77.2% of NRA) in GSA leases at the Freeway Business Park Property. Specifically, in 2023, the largest tenant, County of LA – DPSS (as defined below), executed a new 15-year lease representing 207,289 SF (42.0% of NRA). Furthermore, in 2025, the second largest tenant, County of LA – DCFS, executed a new 15-year lease representing 89,895 SF (18.2% of NRA).

As of February 1, 2026, the Freeway Business Park Property was 89.9% leased to eight tenants. GSA leases account for 77.2% of NRA and 88.8% of UW rent, with 60.2% of NRA leased directly to the investment grade rated GSA tenants. The three largest tenants represent 69.6% of NRA and 79.5% of UW rent. The remaining tenants, each representing less than 7.5% of NRA, include State of California Department of Industrial Relations, Altamed Health Services Corporation and Children's Institute, Inc.

Major Tenants.

County of LA – DPSS (207,289 SF, 42.0% of NRA, 49.2% of UW Rent). County of Los Angeles Department of Public Social Services (“County of LA – DPSS”) (AA/Aa2/AA- by Fitch/Moody’s/S&P) helps low-income families and individuals with a variety of programs and services for financial assistance through benefits programs, as well as housing and job assistance. County of LA – DPSS offers Medi-Cal health insurance, CalFresh food assistance, CalWORKs cash assistance for families, and general relief cash assistance for individuals. They also assist customers who are experiencing homelessness, domestic violence and substance use disorders. The Freeway Business Park Property serves as the South County regional office for County of LA – DPSS. County of LA – DPSS consolidated their space from three separate locations within Los Angeles County and signed a new 15 year lease in 2023 at the Freeway Business Park Property. The Freeway Business Park Property will service 1,158 employees and the space is designed to support anticipated growth of an additional 136 employees. County of LA – DPSS functions involve confidential information or require face to face services, so the majority of on-site employees are required to work in-office between three and five days per week.

The lease for County of LA – DPSS commenced in January 2025 and expires on December 31, 2039, with a one five-year renewal option. County of LA – DPSS currently pays rent of $37.67 PSF, with annual rent escalations based on Consumer Price Index (“CPI”), but increases are subject to certain caps per the lease. County of LA – DPSS received a landlord funded tenant improvement allowance of $12,437,340 ($60 PSF). In addition to the landlord funded tenant improvement allowance, County of LA – DPSS contributed an additional $23,838,235 ($115 PSF) into the buildout of their space and an additional $15,105,756 was paid by County of LA – DPSS for the installation of the required low-voltage systems. In total, $51,381,331 ($248 PSF) was invested into the buildout of the space.

County of LA – DCFS (89,895 SF, 18.2% of NRA, 21.1% of UW Rent). County of Los Angeles Department of Children and Family Services (“County of LA – DCFS”) (AA/Aa2/AA- by Fitch/Moody’s/S&P) was created in 1984 and is one of the largest county governed child protective agencies in the nation. The County of LA – DCFS oversees Los Angeles County's 24/7 child abuse and neglect hotline and responds to the immediate needs of any child at risk. The County of LA – DCFS works with more than 50 community-based organizations to provide support services to families in need. The County of LA – DCFS is responsible for ensuring the safety of more than two million children across 88 diverse cities in Los Angeles County. The County of LA – DCFS works with 9,000 staff across 20 regional offices with an annual budget of approximately $2.0 billion. County of LA – DCFS signed a 15 year lease in 2025 at the Freeway Business Park Property for this location to serve as their South County regional office. The Freeway Business Park Property will service approximately 560 staff and 500 workstations, including 21 hoteling stations. Of the total staff, 165 positions will be on-site full-time, while the remaining 395 positions will be required to be on-site two to three days per week.

The County of LA – DCFS space is currently being built out with an anticipated substantial completion date of May 22, 2026. The lease is expected to commence on July 1, 2026 and expires on June 30, 2041, with a one five-year renewal option. We cannot assure you whether the buildout will be completed as expected or whether the tenant will take occupancy as expected or at all. Upon lease commencement, after one month of free rent, County

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-48

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

of LA – DCFS will pay rent of $35.40 PSF, with rent escalations assuming 2.5% annual CPI increases. County of LA – DCFS received a landlord funded tenant improvement and leasing commissions allowance of $6,328,414 ($70 PSF), which was fully reserved by the lender along with all gap rent and free rent owed. In addition to the landlord funded tenant improvement allowance, County of LA – DCFS is committing an additional $10,337,925 into the buildout of their space and an additional $8,500,000 for the installation of the required low-voltage systems. In total, $25,166,339 ($280 PSF) is being invested into the County of LA - DCFS space.

Housing Authority of the City of Long Beach (46,915 SF, 9.5% of NRA, 9.3% of UW Rent). The Housing Authority of the City of Long Beach (“HACLB”) (AA/Aa2/AA-by Fitch/Moody’s/S&P) provides support and rental assistance to individuals and families in need, expanding access to affordable and safe housing through the effective use of government resources and community partnerships. HACLB presently manages four senior and adult disabled apartments complexes, the City of Long Beach’s rental housing assistance programs, and offers financial and technical assistance services to low-income, elderly, and disabled residents of Long Beach. HACLB collaborates with over 2,600 housing providers to assist more than 7,000 households in Long Beach. HACLB signed its initial 13 year lease at the Freeway Business Park Property in February 2020 for 19,124 SF. The lease was amended in March 2024 to expand its space to 46,915 SF. The HACLB has two departments on-site - Homeless Services and Housing Authority. HACLB has a lease expiration date of December 31, 2034 with one, five-year renewal option with nine months’ notice and no termination option. HACLB currently pays rent of $29.66 PSF, with 3% annual increases in April of each year. HACLB received a landlord funded tenant improvement allowance of $1,147,440 ($60 PSF) and is entitled to future free rent in the amount of $242,490, which amount has been fully reserved by the lender.

The following table presents certain information relating to the tenancy at the Freeway Business Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
County of LA - DPSS	AA/Aa2/AA-	207,289	42.0%	$7,809,605	49.2%	$37.67	12/31/2039	1 x 5yr	Y(3)
County of LA – DCFS(4)	AA/Aa2/AA-	89,895	18.2%	$3,345,425	21.1%	$37.21	6/30/2041	1 x 5yr	Y(4)
Housing Authority of the City of Long Beach	AA/Aa2/AA-	46,915	9.5%	$1,476,440	9.3%	$31.47	12/31/2034	1 x 5yr	N
State of California Department of Industrial Relations	AA/Aa2/AA-	37,294	7.5%	$1,477,984	9.3%	$39.63	10/31/2028	NAP	Y(5)
Altamed Health Services Corporation	NR/NR/NR	25,317	5.1%	$761,792	4.8%	$30.09	10/31/2030	2 x 5yr	N
Major Tenants Subtotal/Wtd. Avg.		406,710	82.3%	$14,871,245	93.6%	$36.56

Other Tenants		37,661	7.6%	$1,017,926	6.4%	$27.03
Occupied Subtotal/Wtd. Avg.		444,371	89.9%	$15,889,171	100.0%	$35.76

Vacant Space		49,684	10.1%
Total/Wtd. Avg.		494,055	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2026, with rent for investment grade tenants straight-lined through the Freeway Business Park Whole Loan term.
(2)	Certain ratings are those of the government entity whether or not the government entity guarantees the lease.
(3)	County of LA – DPSS has a one-time right to terminate its lease effective as of the last day of the 144th month of the lease (12/31/2036) with at least 180 days’ prior written notice.
(4)	The County of LA – DCFS space is currently being built out with an anticipated substantial completion date of May 22, 2026. The lease is expected to commence on July 1, 2026. The tenant has a one-time right to terminate the lease that may be exercised any time after the 12th anniversary of the commencement date (June 2038), with at least 180 days prior written notice.
(5)	State of California Department of Industrial Relations has a one-time right to terminate its lease any time after December 31, 2023 upon 30 days written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-49

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to the lease rollover schedule at the Freeway Business Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	1	37,294	7.5%	7.5%	$1,477,984	9.3%	9.3%	$39.63
2029	1	12,545	2.5%	10.1%	$394,798	2.5%	11.8%	$31.47
2030	1	25,317	5.1%	15.2%	$761,792	4.8%	16.6%	$30.09
2031(3)	0	0	0.0%	15.2%	$0	0.0%	16.6%	$0.00
2032	1	20,069	4.1%	19.3%	$564,386	3.6%	20.1%	$28.12
2033	0	0	0.0%	19.3%	$0	0.0%	20.1%	$0.00
2034	1	46,915	9.5%	28.8%	$1,476,440	9.3%	29.4%	$31.47
2035	1	5,047	1.0%	29.8%	$58,742	0.4%	29.8%	$11.64
2036	0	0	0.0%	29.8%	$0	0.0%	29.8%	$0.00
2037 & Thereafter	2	297,184	60.2%	89.9%	$11,155,030	70.2%	100.0%	$37.54
Vacant	0	49,684	10.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg(4)	8	494,055	100.0%		$15,889,171	100.0%		$35.76

(1)	Information is based on the underwritten rent roll dated February 1, 2026, with rent for investment grade tenants straight-lined through the Freeway Business Park Whole Loan term.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The Freeway Business Park Whole Loan has a maturity date of March 1, 2031.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Freeway Business Park Property is located in Long Beach, Los Angeles County, California, northwest of the intersection of I-405 and I-710, which provides broader access to I-110, I-105 and I-605. Interstate 405 near the Freeway Business Park Property carries approximately 246,000 vehicles per day. The Freeway Business Park Property is located approximately 16 miles from Downtown Los Angeles, 3.3 miles west of Long Beach Airport and four miles northeast of the City of Long Beach and the Pacific Ocean. According to the borrower sponsor, government agencies are drawn to the Freeway Business Park Property in part due to the accessibility and transportation connectivity for the public facing requirements of their programs.

Office demand in Long Beach is supported by aerospace, advanced technology, professional services, and port related businesses. The City of Long Beach has experienced growth in aerospace and space technology. Companies such as Relativity Space, SpinLaunch, and Vast operate in Long Beach and require engineering offices, research and development space, and modern collaborative environments. Professional services and corporate users contribute to demand, as shown by commitments from Blue Shield, Fluor, and American President Lines in both downtown and suburban areas. Port related businesses, including maritime services, freight forwarders, and international trade operators, also generate office demand due to proximity to the Port of Long Beach. The region includes major public universities such as the University of California at Los Angeles and the University of California at Irvine, as well as California State University campuses in Los Angeles, Fullerton, and Long Beach.

The Freeway Business Park Property is part of the South Bay office market and the Long Beach: Suburban office submarket. According to a third-party market report, the Long Beach: Suburban office submarket has a total inventory of 10.54 million SF, approximately 16.15% of the total inventory in the South Bay office market. According to a third party market report, the Long Beach: Suburban office submarket has a vacancy rate of 9.2% and an average asking rental rate of $34.25 PSF.

The 2025 population within a one-, three-, and five-mile radius of the Freeway Business Park Property was 21,195, 175,316 and 611,431, respectively. The average household income within the same radii was $114,162, $110,740, and $107,034, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-50

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to comparable office leases with respect to the Freeway Business Park Property:

Summary of Comparable Office Leases(1)
Property / Location	Year Built/ Renovated	NRA (SF)	Distance to Subject	Tenant Name	Lease Start Date	Term (years)	Tenant Size (SF)	Base Rent PSF	TI PSF/Annual Rent increases/Free Rent
Freeway Business Park Long Beach, CA	1982/2005	494,055(2)	-	County of LA – DPSS County of LA - DCFS	Jan-25(2) July-26(2)	15.0(2) 15.0(2)	207,289(2) 89,895(2)	$37.67(2) $37.21(2)	$60.0/CPI/1 mos. $60.0/2.5%/1 mos.
3880 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.3 miles	Mangan	Nov-25	11.3	37,758	$38.40	$110.0/3.0%/15 mos.
3840 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.2 miles	Cabi Clothing	Aug-25	10.8	28,737	$40.80	$105.0/3.0%/10 mos.
4811 Airport Plaza Drive Long Beach, CA	NAV	NAV	4.5 miles	NFI Port Services	Jul-25	3.0	10,747	$30.60	$0.0/Steps/0 mos.
3900 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.0 miles	SCS Engineering Treadway, Lumsdaine & Doyle	Jul-25 Jul-24	10.9 5.4	30,133 9,656	$38.76 $40.20	$110.0/3.0%/11 mos. $10.0/3.0%/5 mos.
3780 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.1 miles	Visionaire Lighting Dermavant Science	Sep-24 Aug-24	6.0 5.4	5,427 6,684	$41.40 $41.40	$0.0/3.0%/6 mos. $10.0/3.0%/4 mos.
301 E. Ocean Boulevard Long Beach, CA	NAV	NAV	4.5 miles	General Services Administration	Aug-24	15.0	5,284	$41.88	$0.0/3.0%/0 mos.
4900 Airport Plaza Drive Long Beach, CA	NAV	NAV	4.6 miles	City of Long Beach	Dec-23	10.7	6,038	$33.60	$95.0/3.0%/8 mos.

(1)	Source: Appraisal, unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated February 1, 2026.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Freeway Business Park Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Months)	Rent Increase Projection
Office	$35.40	84	3.0%

Appraisal. The appraised value represents the “Upon Completion” value for the Freeway Business Park Property of $157,000,000 as of April 1, 2026, which assumes that all the leasing costs are paid for the second largest tenant, County of LA – DCFS. The entire amount of outstanding tenant improvement and leasing commissions cost of $16,666,339, was reserved at the origination of the Freeway Business Park Whole Loan. The appraisal concluded to an “as-is” value for the Freeway Business Park Property of $148,000,000 as of July 24, 2025. The appraiser also concluded to a land value (unimproved) for the Freeway Business Park Property of $84,800,000 as of February 1, 2027.

Environmental Matters. The Phase I environmental site assessment dated January 26, 2026 identified no evidence of any recognized environmental condition at the Freeway Business Park Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-51

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Freeway Business Park Property:

Cash Flow Analysis(1)
	2022	2023	2024	11/30/2025 TTM	UW	UW PSF
Gross Potential Rent(2)	$5,009,950	$4,416,955	$4,571,628	$10,886,317	$17,647,986	$35.72
Expense Reimbursements	$174,073	$155,929	$51,827	$372,197	$93,499	$0.19
Net Rental Income	$5,184,023	$4,572,884	$4,623,455	$11,258,514	$17,741,485	$35.91
Other Income(3)	$8,556	$18,229	$98,596	$111,464	$111,464	$0.23
(Vacancy & Credit Loss)	$0	$0	$0	$0	($1,758,814)	($3.56)
Effective Gross Income	$5,192,579	$4,591,113	$4,722,051	$11,369,978	$16,094,135	$32.58

Real Estate Taxes	$1,024,861	$1,057,938	$1,125,828	$1,175,602	$1,167,738	$2.36
Insurance	$218,344	$260,493	$289,495	$232,123	$202,180	$0.41
Other Operating Expenses	$1,428,123	$1,374,798	$1,556,158	$2,694,092	$2,786,840	$5.64
Total Operating Expenses	$2,671,328	$2,693,229	$2,971,481	$4,101,817	$4,156,758	$8.41

Net Operating Income	$2,521,251	$1,897,884	$1,750,570	$7,268,161	$11,937,377	$24.16
Replacement Reserves	$0	$0	$0	$0	$123,514	$0.25
TI/LC	$0	$0	$0	$0	$266,597	$0.54
Net Cash Flow	$2,521,251	$1,897,884	$1,750,570	$7,268,161	$11,547,266	$23.37

Occupancy %	39.8%	31.0%	27.1%	89.9%(4)	90.1%(5)
NOI DSCR(6)	0.43x	0.33x	0.30x	1.25x	2.06x
NCF DSCR(6)	0.43x	0.33x	0.30x	1.25x	1.99x
NOI Debt Yield(6)	2.7%	2.0%	1.8%	7.7%	12.6%
NCF Debt Yield(6)	2.7%	2.0%	1.8%	7.7%	12.2%

(1)	The increase in NOI and occupancy from historical periods to TTM and UW is attributed to recent leasing of the top two tenants (60.2% of NRA and 70.2% of UW Rent). See “The Property” section above for further discussion.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 1, 2026, with rent for investment grade tenants straight-lined through the Freeway Business Park Whole Loan term.
(3)	Other income includes miscellaneous income.
(4)	Represents occupancy based on the underwritten rent roll as of February 1, 2026.
(5)	Based on economic vacancy of 9.9%.
(6)	Based on the Freeway Business Park Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate tax payments (initially estimated to be approximately $101,204).

Insurance – On each monthly payment date, if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The Freeway Business Park Property is currently insured under a blanket insurance policy.

Replacement Reserve – At origination of the Freeway Business Park Whole Loan, the borrower deposited into escrow $240,000 for replacement reserves, and on each monthly payment date, is required to deposit approximately $10,293 for replacement reserves.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $41,171 for TI/LC reserves, subject to a cap of $1,482,165.

Outstanding TI/LC Reserve – At origination of the Freeway Business Park Whole Loan, the borrower deposited approximately $16,666,339 for TI/LCs associated with the second largest tenant, County of LA – DCFS ($6,328,414 of which is owed to County of LA – DCFS and $10,337,925 of which was paid by the borrower and will be reimbursed by County of LA – DCFS within 60 days of its lease commencement date).

Free Rent Reserve – At origination of the Freeway Business Park Whole Loan, the borrower deposited approximately $1,568,441 for the free and gap rent associated with the second largest tenant, County of LA – DCFS ($1,325,951), and free rent associated with the third largest tenant, HACLB ($242,490).

Lockbox and Cash Management. The Freeway Business Park Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Freeway Business Park Whole Loan, the borrower was required to establish a deposit account into which all rents and other revenues are required to be deposited. Additionally, the borrower delivered tenant direction letters to each tenant instructing all tenants to deposit all rents into the deposit account. If the borrower or the manager receives any rent or income from the Freeway Business Park Property, the borrower and manager are required to deposit such amount into the deposit account within two business days of receipt. During a Cash Sweep Period, funds in the deposit account will be transferred on each business day to a lender-controlled cash management account and disbursed in accordance with the Freeway Business Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-52

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Freeway Business Park Whole Loan.

A “Cash Sweep Period” will commence on the earliest of (i) the occurrence of an event of default under the Freeway Business Park Whole Loan documents, (ii) the debt service coverage ratio (“DSCR”) being less than 1.20x on a trailing 12 month basis, and (iii) a Tenant Event (as defined below); and expiring when, (a) in connection with clause (i) above, the event of default is cured, (b) in connection with clause (ii) above, the DSCR equals or exceeds 1.20x on a trailing 12 month basis (tested quarterly) for two consecutive calendar quarters and (c) in connection with clause (iii) above, the Tenant Event is cured. If the Cash Sweep Period is solely caused by the DSCR being less than 1.20x, the borrower can cure the Cash Sweep Period, as long as the amount deposited in the excess cash subaccount exceeds or equals $7,500,000. If the Cash Sweep Period is solely caused by the Tenant Event, the borrower can cure the Cash Sweep Period, as long as the amount deposited in the trigger tenant reserve subaccount exceeds or equals $50.00, multiplied by the SF of net rentable area that the applicable Trigger Tenant (as defined below) has vacated under its Trigger Lease (as defined below).

A “Tenant Event” will commence upon any of the following:

(a)	if County of LA – DCFS or County of LA – DPSS (each, a “Trigger Tenant” under a “Trigger Lease”) fails to renew and/or extend its applicable Trigger Lease on or before the earliest to occur of: (a) the date required for renewal and/or extension as set forth in such Trigger Lease, and (b) the date that is 12 months prior to the expiration of the applicable Trigger Lease;
(b)	the date on which a Trigger Tenant defaults in the payment of rent beyond any applicable notice and cure periods under its applicable Trigger Lease;
(c)	the date on which a Trigger Tenant or the guarantor of the applicable Trigger Lease becomes subject to creditor’s rights laws as a debtor; and
(d)	the date on which a Trigger Tenant vacates, “goes dark”, or terminates its Trigger Lease or gives written notice to the borrower or manager that it will vacate, go dark, or terminate its Trigger Lease.

A Tenant Trigger Period will end upon:

(i)	with respect to clause (a) above, the date on which a replacement tenant re-tenants and takes occupancy of the premises, or such existing Trigger Tenant actually renews and/or extends its applicable Trigger Lease on terms reasonably acceptable to the lender;
(ii)	with respect to clause (b) above, the date on which all defaults with respect to the Tenant Lease are cured;
(iii)	with respect to clause (c) above, the Trigger Tenant, has assumed (without alteration of any material terms of the Trigger Lease) and any applicable bankruptcy court has affirmed such assumption of the Trigger Lease, or the action under creditor’s rights laws is discharged, stayed or dismissed; and
(iv)	with respect to clause (d) above, the date on which a replacement tenant re-tenants and takes occupancy of the premises currently leased under the applicable Trigger Lease pursuant to a replacement lease, or solely if a Trigger Tenant receives an offer to sublet 50% or more of its space, such applicable Trigger Tenant (x) retracts such offer to sublet or (y) re-tenants or sublets at least 75% of the space offered for sublet on terms reasonably acceptable to the lender.

Ground Lease. None.

Release of Property. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism, however terrorism coverage can be sub-limited to $100 million; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Freeway Business Park Property on a stand-alone basis at the time that any terrorism coverage is excluded from any insurance policy). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-53

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-54

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-55

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-56

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

Cedar Rapids 17 miles
Sugar Bottom Recreation Area
W. Penn St.
W. Penn St.
Penn Landing
Liberty Plaza
North Liberty
N. Dubuque St
Coralville Lake
Quail Creek GC
Coral Ridge Ave
JOHNSON COUNTY
N. Liberty Rd NE
Devonian Fossil Gorge
Wickham
Dubuque St NE
1st Ave
Iowa River
Univ. of Iowa Rehabilitation Hospital
Univ. of Iowa Research Park
2nd St
Tiffin
Collins Aerospace
Coral North Shopping Center
Coralville
Brown Deer GC
Lincoln
Waterworks Prairie Park
Des Moines 107 miles
Coral Valley
Coral Ridge Mall
1451 Coral Ridge Avenue
Coralville, IA 52241
Klein Quarry
Iowa River Landing
Iowa River Landing
Coralville Center for the Performing Arts
Dubuque St
Hoover
N. Dodge St
Elks CC
Terrell Mill Park
Hickory Hill Park
Park Rd
Iowa City
DOWNTOWN IOWA CITY
Carver Hawkeye Arena
University of Iowa
Univ. of Iowa Health Care Medical Ctr.
Finkbine GC
Kinnick Stadium
University of Iowa Hospital
Old Capitol Town Center
Iwv Rd. SW
Melrose Ave
Horn
University Heights
Mormon Trek Blvd
Benton St
Lucas
Willow Creek Park
Kirkwood Ave
Procter & Gamble
Iowa City Municipal Airport
Riverside Dr.
Sycamore Mall
Wetherby Park
S. Gilbert St
Johnson Co. Fairgrounds
Terry Trueblood Rec. Area
Pleasant Valley GC
MINNEAPOLIS
MINNESOTA
Eau Claire
Rochester
La Crosse
WISC.
Sioux Falls
Mason City
Sioux City
Waterloo
Dubuque
IOWA
Cedar Rapids
Ames
Coralville
Iowa City
Davenport
OMAHA
Council Bluffs
DES MOINES
Lincoln
NEBR.
ILLINOIS
MISSOURI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-57

Mortgage Loan No. 4 – Coral Ridge Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Coralville, IA 52241
Original Balance:	$62,000,000			General Property Type:	Retail
Cut-off Date Balance:	$61,882,520			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	7.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1998/2017
Borrower Sponsor:	GGP LLC			Size:	572,887 SF
Guarantor:	BPR Nimbus LLC			Cut-off Date Balance PSF:	$108
Mortgage Rate:	6.8210%			Maturity Date Balance PSF:	$102
Note Date:	1/30/2026			Property Manager:	Brookfield Properties Retail Inc.
Maturity Date:	2/1/2031				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$10,904,244
Seasoning:	2 months			UW NCF:	$9,912,401
Prepayment Provisions(1):	L(26),D(27),O(7)			UW NOI Debt Yield:	17.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	16.0%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	18.6%
Additional Debt Balance:	NAP			UW NCF DSCR:	2.04x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$11,723,601 (12/31/2025)
Reserves(2)				2nd Most Recent NOI:	$12,062,720 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$10,809,870 (12/31/2023)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	98.4% (12/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	98.8% (12/31/2024)
Replacement Reserve:	$0	Springing	$286,444	3rd Most Recent Occupancy:	97.9% (12/31/2023)
Rollover Reserve:	$356,250	$69,764	NAP	Appraised Value (as of):	$118,000,000 (12/16/2025)
Anchor Reserve:	$0	Springing	NAP	Appraised Value PSF:	$206
				Cut-off Date LTV Ratio:	52.4%
				Maturity Date LTV Ratio:	49.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$62,000,000	96.2%	Loan Payoff:	$63,676,697	98.8%
Borrower Sponsor Equity:	$2,448,747	3.8%	Closing Costs:	$415,799	0.6%
			Upfront Reserves:	$356,250	0.6%

Total Sources:	$64,448,747	100.0%	Total Uses:	$64,448,747	100.0%

(1)	The Coral Ridge Mall Mortgage Loan (as defined blow) documents permit partial prepayment of the Coral Ridge Mall Mortgage Loan upon the occurrence of a debt yield of less than 13.0%.
(2)	See “Escrows and Reserves” below.

The Mortgage Loan. The fourth largest mortgage loan (the “Coral Ridge Mall Mortgage Loan”) is a mortgage loan with an original principal balance as of $62,000,000 secured by the borrower’s fee interest in a 572,887 SF portion of a larger 1,081,839 SF super regional mall located in Coralville, Iowa (the “Coral Ridge Mall Property”).

The Borrower and the Borrower Sponsor. The borrower for the Coral Ridge Mall Mortgage Loan is Coral Ridge Mall, LLC, a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Coral Ridge Mall Mortgage Loan. The borrower sponsor is GGP LLC (“GGP”) and the non-recourse guarantor is BPR Nimbus LLC.

GGP (formerly known as Brookfield Properties) is owned by affiliates of Brookfield Corporation and ranks among the largest retail real estate companies in the United States. GGP is a fully-integrated, global real estate services company that provides portfolio management and development capabilities across the real estate investment strategies of Brookfield Asset Management, a global alternative asset manager with over $1 trillion in assets under management. As of February 2026, Brookfield Asset Management had an equity market capitalization of approximately $79.9 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-58

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

The Property. The Coral Ridge Mall Property is a Class A super-regional shopping mall, comprised of three buildings located in Coralville, Iowa. The Coral Ridge Mall Property is situated on a 69.77-acre site and contains 1,081,839 SF of NRA, of which 572,887 SF (approximately 53%) is owned by the borrower sponsor and serves as the collateral for the Coral Ridge Mall Mortgage Loan. Built in 1998 and renovated in 2017, the Coral Ridge Mall Property contains 5,394 surface parking spaces (5.36 per 1,000 SF). In 2017 the borrower sponsor purchased a parcel that was previously occupied by Sears and redeveloped into a multi-tenant space adding Marshalls, HomeGoods, PetSmart, Ulta, Five Below and Rally House for a total cost of approximately $40.8 million. The Coral Ridge Mall Property is anchored by Scheels (collateral), and Target, JCPenney, Dillard’s and Ashley Homestore, all of whom, except Scheels, own their land and improvements and are not part of the collateral. Other major tenants include Best Buy (as defined below), Coral Ridge 10, and Barnes & Noble (as defined below). Entertainment options at the Coral Ridge Mall Property include 10-screen Marcus Movie Theatre, The Iowa Children’s Museum, and a National Hockey League regulation ice rink. The Coral Ridge Mall Property demonstrates a strong occupancy profile, with average occupancy of approximately 96% since 2019 (approximately 93% excluding temporary tenants).

As of December 31, 2025, the Coral Ridge Mall Property collateral was 98.4% leased to 85 unique tenants. The trailing 12-month in-line sales PSF as of October 31, 2025, were $501 PSF, representing a 53.6% increase since 2020 and a 21.4% increase over pre-pandemic levels in 2019.

Major Tenants.

Scheels (121,808 SF; 21.3% of NRA; 8.8% of underwritten base rent). Founded in 1902 and headquartered in Fargo, North Dakota, Scheels began as a hardware store that began selling sporting goods in 1954. Since that time, Scheels has expanded its inventory to include athletic apparel and expanded its retail footprint throughout the Midwest and Great Plains. Currently, Scheels is one of the largest sporting goods retailers in the nation, with 34 locations in 16 states, including the world’s largest sports store in Reno, Nevada. Scheels has been a tenant at the Coral Ridge Mall Property since July 1998, and has a lease expiration in November 2030, with two five-year renewal options remaining and no termination options.

Barnes & Noble (21,825 SF; 3.8% of NRA; 5.3% of underwritten base rent). Barnes & Noble, Inc. (“Barnes & Noble”) traces its modern corporate foundation to 1971 and operates as the largest retail bookseller in the United States, with roughly 600 bookstores and a broad digital and online presence through BN.com, the NOOK® digital business, SparkNotes, and Paper Source. Barnes & Nobles’ business centers on bookselling and related media retail, offering print books, eBooks, audiobooks, educational materials, gifts, games, magazines, and specialty merchandise. Barnes & Noble has been a tenant at the Coral Ridge Mall Property since July 1998 and has a lease expiring in January 2029, with no renewal or termination options.

Best Buy (38,007 SF; 6.6% of NRA; 5.2% of underwritten base rent). Best Buy Co. Inc. (“Best Buy”), was originally founded in 1966 and adopted the Best Buy name in 1983, marking its shift toward a broader consumer electronics retail model. Best Buy’s core business involves the sale of consumer electronics, appliances, entertainment products, computing devices, smart home technologies, and related services through its retail stores in the United States and Canada, as well as robust online platforms, while also offering services such as technical support, installation, home technology solutions, and memberships through divisions like Geek Squad and Best Buy Health. Best Buy has been a tenant at the Coral Ridge Mall Property since July 1998 and has a lease expiring in January 2029, with no renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-59

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

The following table presents certain information relating to tenancy at the Coral Ridge Mall Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Total NRA	% of Total Collateral SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Occ Cost	Lease Expiration	Renewal Option	Term. Option	Sales PSF(3)
Anchors
Scheels	NR/NR/NR	121,808	21.3%	$885,544	8.8%	$7.27	1.1%	11/30/2030	2 x 5 yr	N	$710
Total/Wtd. Avg.		121,808	21.3%	$885,544	8.8%	$7.27	1.1%
Major Tenants
Barnes & Noble	NR/NR/NR	21,825	3.8%	$527,000	5.3%	$24.15	10.2%	1/31/2029	None	N	$257
Best Buy	NR/A3/BBB+	38,007	6.6%	$522,596	5.2%	$13.75	NAV	1/31/2029	None	N	NAV
Coral Ridge 10	NR/NR/NR	26,591	4.6%	$515,599	5.1%	$19.39	35.4%	1/31/2028	2 x 5 yr	N	$87
Old Navy	NR/Ba2/BB+	16,380	2.9%	$479,934	4.8%	$29.30	12.8%	1/31/2029	None	N	$241
Victoria's Secret/Pink	NR/B1/BB-	10,432	1.8%	$459,008	4.6%	$44.00	23.3%	1/31/2028	None	N	$332
PetSmart	NR/B2/B+	18,042	3.1%	$297,693	3.0%	$16.50	NAV	7/31/2027	3 x 5 yr	N	NAV
Panda Express	NR/NR/NR	864	0.2%	$243,389	2.4%	$281.70	21.4%	1/31/2028	None	N	$1,997
JD	NR/NR/NR	7,035	1.2%	$242,426	2.4%	$34.46	13.5%	10/31/2030	None	N	$485
Marshalls	NR/A2/A	21,000	3.7%	$241,500	2.4%	$11.50	NAV	9/30/2027	None	N	NAV
HomeGoods	NR/A2/A	21,000	3.7%	$241,500	2.4%	$11.50	NAV	9/30/2027	None	N	NAV
Largest Tenants Total / Wtd. Avg.		181,176	31.6%	$3,770,645	37.6%	$20.81
Non-Major Tenants		260,719	45.5%	$5,375,770	53.6%	$20.62
Occupied Collateral Total / Wtd. Avg.		563,703	98.4%	$10,031,959	100.0%	$17.80
Vacant Space		9,184	1.6%
Total Collateral / Wtd. Avg.		572,887	100.0%
Non-Collateral Anchor Tenants
Target	A/A2/A	132,700	NAP	$0	0.0%	$0.00	NAV	12/31/2048	NAV	NAV	NAV
Dillard’s	BBB-/Baa3/BB+	127,112	NAP	$0	0.0%	$0.00	NAV	12/31/2048	NAV	NAV	NAV
Ashley Homestore	NR/NR/NR	98,458	NAP	$0	0.0%	$0.00	NAV	12/31/2048	NAV	NAV	NAV
JCPenney	NR/NR/NR	84,095	NAP	$0	0.0%	$0.00	NAV	12/31/2048	NAV	NAV	NAV
Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.(4)			NAP	$0	0.0%	$0.00

Collateral + Non-Collateral Total(4)		1,081,839

(1)	Based on the underwritten rent roll dated as of December 31, 2025.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Based on 10/31/2025 TTM sales, unless otherwise specified.
(4)	Collateral + Non-Collateral Total includes 66,587 SF of non-collateral, non-anchor tenant space that is excluded in Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.

The following table presents certain information relating to the tenant sales of the Coral Ridge Mall Property:

Sales History
	2019	2020	2021	2022	2023	2024	10/31/2025 TTM
Gross Property Sales(1)	$130,000,637	$108,987,623	$157,022,909	$155,370,962	$160,558,051	$163,926,174	$169,980,916
Gross Property Sales PSF(1)	$360	$325	$446	$434	$433	$418	$428
Comp Sales PSF (Inline < 10,000 SF)	$413	$326	$475	$473	$478	$512	$501
Occupancy Cost (Inline < 10,000 SF)	15.7%	18.1%	12.0%	13.2%	13.1%	13.3%	13.2%
(1)	Information obtained from the borrower.
(2)	Gross Property Sales and Gross Property Sales PSF excludes non-owned anchor tenants and non-reporting tenants, which includes, but is not limited to, Best Buy, Five Below, HomeGoods, Marshall’s, PetSmart and Ulta Beauty. Additionally, Gross Property Sales PSF is calculated based on the aggregate SF of the tenants reporting such sales in each respective period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-60

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

The following table presents certain information relating to the historical anchor and large tenant sales performance of the Coral Ridge Mall Property:

Historical Anchor and Large Format Tenant Sales Performance(1)
Tenant	SF	2021	PSF	2022	PSF	2023	PSF	2024	PSF	10/31/2025 TTM	PSF
Scheels	121,808	$80,081,581	$657	$78,819,938	$647	$82,974,110	$681	$86,694,644	$712	$86,433,297	$710
Coral Ridge 10	26,591	$1,204,305	$45	$2,538,476	$95	$2,456,369	$92	$2,330,881	$88	$2,324,025	$87
Barnes & Noble	21,825	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	$5,613,453	$257
Planet Fitness	17,855	NAV	NAV	NAV	NAV	NAV	NAV	$1,030,669	$58	$1,023,290	$57
Shoe Dept. Encore	17,713	$3,299,547	$186	$2,694,485	$152	$2,426,218	$137	$2,361,471	$133	$2,725,656	$154
Old Navy	16,380	$3,873,429	$236	$3,540,447	$216	$3,600,526	$220	$3,603,864	$220	$3,940,499	$241
H&M	15,818	NAV	NAV	$2,874,359	$182	$2,537,813	$160	$2,307,459	$146	$2,194,040	$139
Rally House	12,584	NAV	NAV	NAV	NAV	NAV	NAV	$1,305,290	$104	$1,176,004	$93
Victoria's Secret/Pink	10,432	$3,951,013	$379	$3,912,479	$375	$3,427,188	$329	$3,388,825	$325	$3,466,173	$332
Total	261,006	$92,409,875	$354	$94,380,185	$362	$97,422,224	$373	$103,023,103	$395	$108,896,437	$417
(1)	Large format tenants represent tenants over 10,000 SF. Total SF and sales information excludes non-owned anchor tenants and non-reporting tenants, which includes, but is not limited to, Best Buy, Five Below, HomeGoods, Marshall’s, PetSmart and Ulta Beauty.

The following table presents certain information relating to the lease rollover schedule at the Coral Ridge Mall Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	9	23,611	4.1%	4.1%	$492,416	4.9%	4.9%	$20.86
2027	22	120,049	21.0%	25.1%	$1,909,772	19.0%	23.9%	$15.91
2028	16	86,038	15.0%	40.1%	$2,797,720	27.9%	51.8%	$32.52
2029	8	115,455	20.2%	60.2%	$2,068,547	20.6%	72.5%	$17.92
2030	7	157,097	27.4%	87.7%	$1,674,717	16.7%	89.1%	$10.66
2031	4	14,461	2.5%	90.2%	$254,203	2.5%	91.7%	$17.58
2032	4	21,769	3.8%	94.0%	$240,316	2.4%	94.1%	$11.04
2033	2	19,155	3.3%	97.3%	$272,308	2.7%	96.8%	$14.22
2034	2	5,347	0.9%	98.3%	$183,943	1.8%	98.6%	$34.40
2035	1	720	0.1%	98.4%	$138,017	1.4%	100.0%	$191.69
2036	0	0	0.0%	98.4%	$0	0.0%	100.0%	$0.00
Thereafter	1	1	0.0%	98.4%	$0	0.0%	100.0%	$0.00
Vacant	0	9,184	1.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	76	572,887	100.0%		$10,031,959	100.0%		$17.80(2)
(1)	Based on the underwritten rent roll dated December 31, 2025.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Coral Ridge Mall Property, a Class A super-regional mall located in Coralville, Iowa, is located at the southeast quadrant of Interstate 80 and U.S. Highway 6, a major arterial running through Coralville and Iowa City. The location of the Coral Ridge Mall Property offers direct regional connectivity to Iowa City, Coralville, and the broader eastern Iowa metropolitan area and Interstate 80, the primary east-west corridor through Iowa, linking Des Moines (115 miles west) and Davenport (55 miles east). The Coral Ridge Mall Property’s placement along Interstate 80 provides strong vehicular access and visibility, functioning as a primary driver of regional retail demand. Coral Ridge Avenue, immediately adjacent to the Coral Ridge Mall Property, reports an average daily traffic count of approximately 30,600 vehicles. Public transportation is available via Coralville Transit, and the surrounding road network includes additional thoroughfares such as Oakdale Boulevard and Holiday Road, which enhance intracity accessibility. The Coral Ridge Mall Property benefits from numerous destination-oriented attractions both within and near the Coral Ridge Mall Property such as a 10-screen Marcus Movie

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-61

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

Theatre, a large food court, The Iowa Children’s Museum and other neighboring retail centers. Major employers in the region include University of Iowa, University of Iowa Hospitals and Clinics, Veterans Administration Medical Center, and Procter & Gamble.

According to the appraisal, the estimated 2025 average household income within the one-, three- and five-mile radius of the Coral Ridge Mall Property was approximately $88,667, $112,642 and $104,346, respectively; and within the same radii, the 2025 estimated population was 7,462, 36,968 and 103,298, respectively.

According to the appraisal, the Coral Ridge Mall Property is situated in the Iowa City retail market. As of the third quarter of 2025, the Iowa City retail market reported a total inventory of approximately 9.5 million SF with 1.49% vacancy rate and average rents of $17.99 PSF.

The following table presents certain information relating to the market rent summary of the Coral Ridge Mall Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Less Than <1,000 SF	$100.00	5	2.0% annually	$35.00
1,000-2,499 SF	$45.00	5	2.0% annually	$35.00
2,500-4,999 SF	$35.00	5	2.0% annually	$35.00
5,000-9,999 SF	$35.00	5	2.0% annually	$35.00
Over 10,000 SF	$50.00	5	2.0% annually	$35.00
Jewelry Space	$85.00	5	2.0% annually	$35.00
Food Court Space	$100.00	5	2.0% annually	$35.00
Restaurant Space	$25.00	5	2.0% annually	$100.00
Kiosk Space	$275.00	5	2.0% annually	$0.00
Outparcel Space	$16.50	5	2.0% annually	$0.00
SB Over 10,000 SF Space	$22.50	10	10% Mid-term	$35.00
Junior Anchor Space	$18.50	10	10% Mid-term	$35.00
Theatre Space	$20.00	10	10% Mid-term	$35.00
Anchor Space	$10.00	10	10% Mid-term	$35.00
(1)	Information obtained from the Appraisal.

The following table presents certain information relating to the competitive properties of the Coral Ridge Mall Property:

Competitive Property Summary (1)
Property Name	Year Built/ Renovated	Total NRA(SF)	Total Occupancy	Anchor / Major Tenants	Distance
Coral Ridge Mall	1998 / 2017	572,887(2)(3)	98.4%(2)(3)	Scheels and Best Buy(3)	NAP
Coral North	2006 / NAP	197,060	95.7%	Sierra, Michael's, and T.J. Maxx	5 miles
Westdale Mall	1978 / NAP	627,772	70.0%	JCPenney, Ross Dress for Less, and Burlington	24 miles
Lindale Mall	1960 / 2021	716,438	80.4%	Von Maur and Best Buy	29 miles
NorthPark Mall	1972 / 2003	1,170,760	75.0%	Dillard's, Von Maur, and JC Penney	60 miles
SouthPark Mall	1973 / 2015	861,836	70.0%	Dillard's Clearance Center, JCPenney, and Von Maur	67 miles
Jordan Creek Town Center	2004 / 2022	1,323,808	90.0%	Dillard's, Scheels, Von Maur, and Cinemark Century Jordan Creek 20 and XD	120 miles
Wtd. Avg.			81.2%
(1)	Information obtained from the Appraisal.
(2)	Based on the underwritten rent roll dated December 31, 2025.
(3)	Excludes non-collateral tenants.

Appraisal. According to the appraisal, the Coral Ridge Mall Property had an “as-is” appraised value of $118,000,000 as of December 16, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 28, 2025, there was no evidence of any recognized environmental conditions at the Coral Ridge Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-62

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the Coral Ridge Mall Property:

Cash Flow Analysis (1)
	2021	2022	2023	2024	2025	UW	UW PSF
Base Rent	$8,899,573	$8,331,989	$8,732,052	$10,176,152	$10,016,660	$9,908,086	$17.30
Contractual Rent Steps	$0	$0	$0	$0	$0	$123,873	$0.22
Percentage Rent	$776,245	$1,278,821	$1,153,069	$750,324	$762,281	$818,951	$1.43
(Bad Debt / Collection Loss)	($755,721)	$776,246	($355,546)	($13,927)	$22,152	$0	$0.00
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$306,142	$0.53
Gross Potential Rent	$8,920,096	$10,387,056	$9,529,575	$10,912,549	$10,801,093	$11,157,052	$19.48
(Vacancy)	$0	$0	$0	$0	$0	($306,142)	($0.53)
Net Rental Income	$8,920,096	$10,387,056	$9,529,575	$10,912,549	$10,801,093	$10,850,910	$18.94
Other Revenue	$1,641,811	$1,824,809	$1,888,278	$2,067,287	$1,892,995	$1,892,995	$3.30
Reimbursement Revenue	$4,906,429	$5,067,393	$5,131,340	$5,046,197	$4,904,074	$5,042,495	$8.80
Effective Gross Income	$15,468,336	$17,279,258	$16,549,193	$18,026,033	$17,598,162	$17,786,400	$31.05
Real Estate Taxes	$3,052,630	$2,847,296	$2,733,762	$2,982,955	$2,725,639	$2,957,236	$5.16
Insurance	$122,728	$122,804	$139,035	$160,179	$165,382	$166,693	$0.29
Management Fee(2)	$19,289	$8,750	$27,027	$31,455	$54,404	$711,456	$1.24
Other Expenses	$2,646,010	$2,877,928	$2,839,498	$2,788,724	$2,929,136	$3,046,771	$5.32
Total Expenses	$5,840,658	$5,856,778	$5,739,323	$5,963,313	$5,874,561	$6,882,156	$12.01
Net Operating Income(2)	$9,627,678	$11,422,480	$10,809,870	$12,062,720	$11,723,601	$10,904,244	$19.03
Capital Expenditures	$0	$0	$0	$0	$0	$154,679	$0.27
TI/LC	$0	$0	$0	$0	$0	$837,164	$1.46
Net Cash Flow	$9,627,678	$11,422,480	$10,809,870	$12,062,720	$11,723,601	$9,912,401	$17.30

Occupancy (%)(3)	94.6%	94.7%	97.9%	98.8%	98.4%	97.0%
NOI DSCR	1.98x	2.35x	2.22x	2.48x	2.41x	2.24x
NCF DSCR	1.98x	2.35x	2.22x	2.48x	2.41x	2.04x
NOI Debt Yield	15.6%	18.5%	17.5%	19.5%	18.9%	17.6%
NCF Debt Yield	15.6%	18.5%	17.5%	19.5%	18.9%	16.0%
(1)	Based on the underwritten rent roll dated December 31, 2025.
(2)	The increase from 2021 Net Operating Income to 2022 Net Operating Income and from 2023 Net Operating Income to 2024 Net Operating Income is primarily attributable to the impacts and subsequent recovery from the COVID-19 pandemic. The decrease from 2025 Net Operating Income to UW Net Operating Income is primarily due to the Coral Ridge Mall Property being historically self-managed. In connection with the origination of the Coral Ridge Mall Mortgage Loan, the borrower signed a formal property management and leasing agreement with the property manager, Brookfield Properties Retail Inc., an affiliate of the borrower sponsor, with a Management Fee equal to 4.0% of gross receipts.
(3)	Historical Occupancy (%) are based on the borrower provided rent roll as of December 31 of each respective year, unless otherwise specified. UW Occupancy (%) represents economic occupancy.

Escrows and Reserves.

Tax and Insurance Escrow – During the continuance of a Reserve Trigger Period (as defined below) or during a Cash Management Period (as defined below), the Coral Ridge Mall Mortgage Loan documents require the borrower to make monthly payments into the tax and insurance escrow in an amount (a) equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months, and (b) equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration. The lender will waive the requirement for insurance premiums if the borrower has provided satisfactory evidence that the Coral Ridge Mall Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy.

Replacement Reserve – During the continuance of a Reserve Trigger Period or during a Cash Management Period, the Coral Ridge Mall Mortgage Loan documents require springing ongoing monthly deposits of $11,935 for replacement reserves, capped at $286,444.

Rollover Reserve – The Coral Ridge Mall Mortgage Loan documents require an upfront deposit of $356,250 for existing tenant improvements and an ongoing monthly deposit of $69,764 for landlord obligations including tenant improvement allowances, leasing commissions, and gap rent, in the rollover reserve account.

Anchor Reserve – During the continuance of an Anchor Trigger Event (as defined below), the Coral Ridge Mall Mortgage Loan documents require an ongoing deposit equal to the initial excess cash flow for required landlord work and other costs related to re-tenanting the space, provided, however, that if the Anchor Trigger Event has occurred with respect to only one Anchor Tenant (as defined below), then the borrower deposits are capped by an amount equivalent to the product of (a) $50.00 PSF and (b) the aggregate amount of gross leasable square footage of the applicable Anchor Tenant parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-63

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

An “Anchor Trigger Event” will occur if any of the Dillard’s, Target, JCPenney, Scheels or Ashley Homestore (each, an “Anchor Tenant”) has:

(i)	(A) gone dark (other than temporary closure in connection (w) with a restoration, repair or renovation, (x) compliance with applicable law, regulations and/or governmental mandates, (y) an event of force majeure, or (z) for any reason not to exceed 60 days, or (B) has vacated its premises;
(ii)	been subject to a bankruptcy action;
(iii)	terminates, surrenders or cancels its lease; or
(iv)	to the extent such Anchor Tenant parcel is owned by the borrower, such Anchor Tenant fails to renew its lease prior to the earlier of (x) the date specified in such lease, and (y) the date that is 12 months prior to such Anchor Tenant’s lease expiration.

An Anchor Trigger Event will end upon:

(i)	with regard to clause (i) above, if the Anchor Tenant operates the demised premise for at least 30 consecutive operating days;
(ii)	with regard to clause (ii) above, if such premise is occupied and owned by an Anchor Tenant, the bankruptcy action is either dismissed and the Anchor Tenant is continuing to occupy the premises;
(iii)	with regard to clause (iii) above, if the Anchor Tenant rescinds the notice of cancellation or termination in writing;
(iv)	with regard to clause (iv) above, if such Anchor Tenant renews and/or extends its lease pursuant to the terms; or
(v)	any Anchor Trigger Event, if the Anchor Tenant parcel is owned by the borrower, the entire parcel or at least 80% of the aggregate gross leasable square footage of the Anchor Tenant parcel becomes owned or leased by one or more replacement tenants pursuant to leases agreement approved by the lender.

A “Reserve Trigger Period” will commence once the debt yield has fallen below 14.0% for two consecutive calendar quarters and will end once the debt yield is at least 14.0% for two consecutive calendar quarters.

Lockbox and Cash Management. The Coral Ridge Mall Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Cash Management Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower daily. During the continuance of a Cash Management Period, all funds in the lockbox will be transferred daily to a lender-controlled cash management account to be disbursed in accordance with the Coral Ridge Mall Mortgage Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Cash Management Period continues.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	an event of default, of the borrower;
(ii)	the debt yield falls below 13.0% for two consecutive calendar quarters; or
(iii)	the occurrence of an Anchor Trigger Event;

A Cash Management Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default;
(ii)	with regard to clause (ii) above, the debt yield is at least 13.0% for two consecutive calendar quarters; or
(iii)	with regard to clause (iii) above, upon the occurrence of an applicable cessation of the Anchor Trigger Event.

Partial Releases.

The Coral Ridge Mall Mortgage Loan documents provide for the conditional free release of certain parcels or out-lots, including acquired parcels or acquired expansion parcels, but excluding existing Anchor Tenant parcels, subject to payment of the lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the release date; (B) the release parcel’s being unnecessary to the borrower’s current use of the remaining Coral Ridge Mall Property and its being susceptible of being separated without a material diminution in value to the remaining Coral Ridge Mall Property; (C) except for release parcels that are acquired expansion parcels, the release parcel’s being vacant, non-income-producing and substantially unimproved only; (D) except for release parcels that are acquired expansion parcels, a rating agency confirmation (unless the rating agency has waived review or failed to respond within 30 days to a request for such confirmation); and (E) compliance with REMIC loan-to-value requirements, including the borrower’s prepayment of any qualified amounts that are necessary with applicable yield maintenance.

In addition, the Coral Ridge Mall Mortgage Loan documents provide for the release of certain portions of the Coral Ridge Mall Property (“Exchange Parcels”) in connection with the corresponding acquisition and encumbrance of other acquired parcels (“Substitutions”), subject to payment of the lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the Substitution date; (B) except for Exchange Parcels that are acquired expansion parcels, the Exchange Parcel’s being vacant, non-income-producing and improved only by landscaping, utility facilities otherwise accessible to the remaining Coral Ridge Mall Property or surface parking, (C) the acquired parcel’s being reasonably equivalent in value to the Exchange Parcel at or adjacent to the related shopping center of which of the Exchange Parcel is a part, as established by a letter of value from the appraiser at origination of the Coral Ridge Mall Mortgage Loan or a comparably-experienced, borrower-selected appraiser; and (D) compliance with REMIC loan-to-value requirements, including borrower’s prepayment of any qualified amounts that are necessary with applicable yield maintenance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-64

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

Further, the Coral Ridge Mall Mortgage Loan documents provide for the borrower’s acquisition of certain expansion parcels (parcels of land, together with any improvements thereon, that are an integral part of, adjoining or proximate to the shopping center of which the Coral Ridge Mall Property is a part, that are not owned by the borrower as of origination of the Coral Ridge Mall Mortgage Loan and that are not otherwise acquired parcels), subject to payment of the lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the acquisition date; (B) various documentary requirements, including the Coral Ridge Mall Mortgage Loan documents evidencing the expansion parcel and related opinions of counsel; and (C) various property diligence requirements, including those related to environmental, property conditions, title insurance, and separate tax lots. In the event of the Dillard’s, Target, JC Penney or Ashley Homestore anchor parcels (each of which is currently a non-collateral parcel) becoming expansion parcels, the Coral Ridge Mall Mortgage Loan documents provide that each would thereafter be subject to the conditional free release provisions noted above, provided that any transferee will continue to operate the anchor parcels until the release conditions for any Anchor Tenant reserve funds have been satisfied. The Coral Ridge Mall Mortgage Loan documents do not limit borrower sponsor affiliates from owning anchor parcels. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Substitutions; Property Additions” in the prospectus.

Terrorism Insurance. The Coral Ridge Mall Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Coral Ridge Mall Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365 day extended period of indemnity (provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-65

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-66

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

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Storage of America Portfolio 1	
1 SOA - E. Washington	Indianapolis, IN
2 SOA - Shiloh Springs & Pkg	Trotwood, OH
3 SOA - South Blvd. & Crawfordsville	Crawfordsville, IN
4 SOA - Gratiot	Saginaw, MI
5 SOA - 62nd	Indianapolis, IN
6 SOA - Roethel Drive	Novi, MI
7 SOA - Busha	Marysville, MI
8 SOA - Townline	Benton Harbor, MI
9 SOA - Pendleton	Lawrence, IN
10 SOA - W. Washington	Indianapolis, IN

Troy
CHAMPAIGN COUNTY
DARKE COUNTY
MIAMI COUNTY
West Milton
Tipp City
New Carlisle
CLARK COUNTY
Springfield
Union
Vandalia
Englewood
Enon
Clayton
Huber Heights
Brookville
Shiloh
Northridge
Fairborn
Trotwood
Riverside
Yellow Springs
DAYTON
Downtown
Beavercreek
New Lebanon
Oakwood
Kettering
MONTGOMERY COUNTY
Moraine
West Carrollton
Xenia
Woodbourne
Miamisburg
Bellbrook
GREENE COUNTY
Germantown
Centerville
Carlisle
Spring Valley
BUTLER COUNTY
Franklin
Springboro
WARREN COUNTY
Middletown
Waynesville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-67

Mortgage Loan No. 5 – Storage of America Portfolio 1

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location(2):	Various, Various
Original Balance:	$61,500,000			General Property Type:	Self Storage
Cut-off Date Balance:	$61,500,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	7.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/Various
Borrower Sponsor:	Storage of America			Size(2):	843,806 SF
Guarantor:	Robert B. Walker			Cut-off Date Balance PSF:	$73
Mortgage Rate:	6.0070%			Maturity Date Balance PSF:	$73
Note Date:	3/12/2026			Property Manager:	Storage of America LLC (borrower-related)
Maturity Date:	4/1/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$4,878,783
Amortization Term:	0 months			UW NCF:	$4,794,403
IO Period:	60 months			UW NOI Debt Yield:	7.9%
Seasoning:	0 months			UW NCF Debt Yield:	7.8%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	7.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.28x
Additional Debt Type:	NAP			Most Recent NOI:	$4,929,358 (12/31/2025)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$4,622,279 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$3,650,315 (12/31/2023)
				Most Recent Occupancy:	77.3% (12/31/2025)
Reserves(1)				2nd Most Recent Occupancy:	73.8% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	75.9% (12/31/2023)
RE Taxes:	$258,198	$63,314	NAP	Appraised Value (as of)(3):	$85,300,000 (Various)
Insurance:	$63,298	$20,846	NAP	Appraised Value PSF:	$101
Replacement Reserve:	$325,000	$7,032	NAP	Cut-off Date LTV Ratio:	72.1%
Immediate Repairs Reserve:	$104,621	$0	NAP	Maturity Date LTV Ratio:	72.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$61,500,000	100.0%	Existing Debt:	$46,022,390	74.8%
			Equity Recapture:	$13,220,238	21.5%
			Closing Costs:	$1,506,255	2.4%
			Upfront Reserves:	$751,117	1.2%
Total Sources:	$61,500,000	100.0%	Total Uses:	$61,500,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve information.
(2)	See “The Properties” section below for additional details for the Storage of America Portfolio 1 Properties (as defined below).
(3)	The appraised value represents the “Bulk Portfolio Value” which includes a portfolio premium of 4.38% ($3,580,000) over the aggregate individual as-is appraised values for the Storage of America Portfolio 1 Properties. Without the portfolio premium, the sum of the individual as-is appraised values for the Storage of America Portfolio 1 Properties of $81,720,000 results in the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 75.3% and 75.3%, respectively. Individual appraisal dates for the Storage of America Portfolio 1 Properties range from November 13, 2025 to November 20, 2025.

The Mortgage Loan. The fifth largest mortgage loan (the “Storage of America Portfolio 1 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $61,500,000 and secured by a first priority fee mortgage encumbering the fee interests in 10 self storage properties located in Indiana, Michigan and Ohio (the “Storage of America Portfolio 1 Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are Derek Capital, L.L.C., an Arizona limited liability company, Jacob International, LLC, SOA Crawfordsville LLC, SOA Pendleton Pike LLC, SOA South Blvd LLC, and SOA West Washington LLC, each an Indiana limited liability company, Novi Office & Warehouse LLC, a Michigan limited liability company, SOA Busha LLC, SOA Gratiot LLC, and SOA Townline LLC, each a Utah limited liability company, and SOA Shiloh Pkg LLC and SOA Shiloh Springs LLC, each an Ohio limited liability company. Each borrower is a single purpose entity with two independent directors. The non-recourse carveout guarantor is Robert B. Walker and the borrower sponsor is Storage of America.

Robert Walker founded Storage of America in 2003 and is a self-storage developer and operator based in Salt Lake City, Utah. Mr. Walker’s previous real estate experience includes establishing Walker International Capital in 1990, a privately held real estate firm, for the purpose of acquiring distressed commercial real estate from major financial and government institutions. Since 1990, Walker International Capital and related entities have acquired more than 700 properties. Storage of America’s current portfolio value is approximately $250 million across more than 30 projects and 20 sites under development, representing approximately 3 million SF and 17,000 storage units. Storage of America properties are located across the Midwest states of Illinois, Indiana, Michigan, Ohio, and Missouri.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-68

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

The Properties. The Storage of America Portfolio 1 Properties are comprised of 10 self storage properties totaling 843,806 SF and located in Indiana (five properties, 43.4% of NRA), Michigan (four properties, 34.0% of NRA) and Ohio (one property, 22.6% of NRA). Built between 1960 and 2018, the Storage of America Portfolio 1 Properties range in size from 25,749 SF to 190,685 SF. The Storage of America Portfolio 1 Properties consist of 6,570 units comprised of 6,458 self storage units (808,464 SF), 104 parking units, and eight office/commercial units (21,752 SF). Six of the 10 Storage of America Portfolio 1 Properties were converted from their original use to their existing use as self storage facilities. Amenities at the Storage of America Portfolio 1 Properties include exterior lighting, keypad entry, perimeter fencing, individual door alarms, video cameras, electronic gates, and a loading bay. As of December 31, 2025, the Storage of America Portfolio 1 Properties were 77.3% occupied by SF.

The following table presents certain information relating to the Storage of America Portfolio 1 Properties, which are presented in descending order of allocated loan amounts:

Portfolio Summary
Property Name Address	Year Built/ Renovated	Allocated Mortgage Loan Amount (“ALA”)	% of Mortgage ALA	Appraised Value(1)	% of Portfolio Appraised Value	UW NCF	% of Portfolio UW NCF
SOA - E. Washington 7339 East Washington Street Indianapolis, IN 46219	1992/2007	$14,525,000	23.6%	$18,640,000	22.8%	$1,238,138	25.8%
SOA - Shiloh Springs & Shiloh Pkg 2800 Shiloh Springs Road Trotwood, OH 45426	1998, 2023/2018	$12,000,000	19.5%	$15,500,000	19.0%	$984,860	20.5%
SOA - South Blvd & Crawfordsville 311 East South Boulevard Crawfordsville, IN 47933	1981/2019	$8,250,000	13.4%	$10,650,000	13.0%	$684,696	14.3%
SOA - Gratiot 5135 Gratiot Road Saginaw, MI 48638	1967/2019	$6,550,000	10.7%	$8,860,000	10.8%	$441,012	9.2%
SOA - 62nd 4225 West 62nd Street Indianapolis, IN 46268	2007/NAP	$4,850,000	7.9%	$6,380,000	7.8%	$401,569	8.4%
SOA - Roethel Drive 22222 Roethel Drive Novi, MI 48375	2001/2014	$3,900,000	6.3%	$5,160,000	6.3%	$285,062	5.9%
SOA - Busha 1515 Busha Highway Marysville, MI 48040	1960/2019	$3,425,000	5.6%	$4,730,000	5.8%	$206,635	4.3%
SOA - Townline 1515 Townline Road Benton Harbor, MI 49022	1980/2019	$2,900,000	4.7%	$5,120,000	6.3%	$176,475	3.7%
SOA - Pendleton 8805 Pendleton Pike Lawrence, IN 46226	2018/NAP	$2,700,000	4.4%	$3,550,000	4.3%	$227,290	4.7%
SOA - W. Washington 7910 West Washington Street Indianapolis, IN 46231	2018/NAP	$2,400,000	3.9%	$3,130,000	3.8%	$148,667	3.1%
Total		$61,500,000	100.0%	$81,720,000	100.0%	$4,794,403	100.0%

(1)	Information obtained from the appraisals. Individual appraisal dates for the Storage of America Portfolio 1 Properties range from November 13, 2025 to November 20, 2025. The appraiser concluded a “Bulk Portfolio Value” of $85,300,000 which includes a portfolio premium of 4.38% ($3,580,000) over the aggregate individual “as-is” appraised values for the Storage of America Portfolio 1 Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-69

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

The following table presents certain information relating to the units at the Storage of America Portfolio 1 Properties:

Portfolio Unit Summary
Property Name	SF(1)	% of SF	Occ%(1)(2)	Total # of Units(1)	Average Unit Size (SF)(3)	# Climate Controlled Storage Units(1)	# Non-climate Controlled Storage Units(1)	# Parking Units(1)	Wtd. Avg. Storage Rent / Unit(1)	Market Storage Rent per Unit(4)
SOA - E. Washington	144,445	17.1%	83.2%	1,105	132	507	586	12	$141	$140
SOA - Shiloh Springs & Shiloh Pkg	190,685	22.6%	78.5%	1,417	135	789	628	0	$106	$112
SOA - South Blvd & Crawfordsville	84,998	10.1%	80.1%	731	118	449	272	10	$130	$140
SOA – Gratiot(5)	142,390	16.9%	73.3%	1,051	142	1,001	0	49	$80	$87
SOA - 62nd	50,900	6.0%	79.5%	402	127	0	402	0	$141	$139
SOA - Roethel Drive(6)	25,749	3.1%	82.4%	123	222	116	0	0	$323	$309
SOA - Busha	57,955	6.9%	82.5%	487	119	308	179	0	$78	$92
SOA - Townline	60,609	7.2%	62.0%	570	113	342	195	33	$90	$93
SOA - Pendleton	34,300	4.1%	82.9%	255	135	0	255	0	$125	$129
SOA - W. Washington	51,775	6.1%	66.6%	429	121	0	429	0	$91	$93
Total/Weighted Average	843,806	100.0%	77.3%	6,570	131	3,512	2,946	104	$115	$120

(1)	Based on borrower rent rolls dated December 31, 2025.
(2)	Occ% is calculated on SF.
(3)	Average Unit Size (SF) excludes parking units.
(4)	Information based on the appraisals.
(5)	SOA – Gratiot property includes 19,852 SF (1 unit) of commercial space. The entire space is leased to AbleLight through July 31, 2026. AbleLight pays an annual rent of $158,760 ($8.00 PSF).
(6)	SOA - Roethel Drive property includes 1,900 SF (7 units) of office space.

The following table presents certain information with respect to the unit mix of the Storage of America Portfolio 1 Properties:

Unit Mix Summary(1)
Unit Type	Total Units	Total SF	% of SF	Occ%(2)	Weighted Average Rent / Unit
Self Storage – Climate Controlled	3,512	387,690	48.0%	77.7%	$116
Self Storage – Non Climate Controlled	2,946	420,774	52.0%	75.4%	$112
Parking	104	N/A	N/A	68.3%	$133
Total/Weighted Average	6,562	808,464	100.0%

(1)	Based on borrower rent rolls dated December 31, 2025 and excludes 8 office/commercial units. No SF was assigned to parking units.
(2)	Occ% is calculated on SF for Climate Controlled and Non Climate Controlled. Occ% is calculated on units for parking.

The Market. The Storage of America Portfolio 1 Properties are located in three states: Indiana (five properties, 43.4% of NRA), Michigan (four properties, 34.0% of NRA) and Ohio (one property, 22.6% of NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-70

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

The following table presents certain local demographic data related to the Storage of America Portfolio 1 Properties:

Market Summary(1)
Property Name City, State	MSA	Appraiser’s Market Vacancy	2024 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2024 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
SOA - E. Washington Indianapolis, IN 46219	Indianapolis-Carmel-Greenwood, IN	12.0%	5,321 / 65,832 / 211,555	$77,964 / $78,169 / $72,871
SOA - Shiloh Springs & Shiloh Pkg Trotwood, OH 45426	Dayton-Kettering-Beavercreek, OH	10.0%	5,316 / 43,534 / 107,218	$59,220 / $80,128 / $74,625
SOA - South Blvd & Crawfordsville Crawfordsville, IN 47933	Crawfordsville, IN	10.0%	5,027 / 18,108 / 23,214	$63,647 / $76,876 / $81,438
SOA - Gratiot Saginaw, MI 48638	Saginaw, MI	15.0%	6,693 / 52,232 / 92,555	$97,952 / $83,151 / $83,727
SOA - 62nd Indianapolis, IN 46268	Indianapolis-Carmel-Greenwood, IN	12.0%	10,292 / 79,197 / 200,081	$77,124 / $87,955 / $104,470
SOA - Roethel Drive Novi, MI 48375	Detroit-Warren-Dearborn, MI	8.0%	10,328 / 63,127 / 166,510	$155,799 / $169,315 / $155,314
SOA - Busha Marysville, MI 48040	Detroit-Warren-Dearborn, MI	12.0%	4,540 / 14,971 / 33,726	$84,412 / $82,689 / $78,758
SOA - Townline Benton Harbor, MI 49022	Niles-Benton Harbor, MI	15.0%	997 / 23,519 / 49,915	$57,955 / $75,061 / $92,907
SOA - Pendleton Lawrence, IN 46226	Indianapolis-Carmel-Greenwood, IN	10.0%	15,875 / 86,188 / 197,241	$53,213 / $71,630 / $85,905
SOA - W. Washington Indianapolis, IN 46231	Indianapolis-Carmel-Greenwood, IN	12.0%	1,784 / 41,722 / 151,611	$70,291 / $83,882 / $86,974

(1)	Source: Appraisals.

Appraisal. According to the individual appraisals with valuation dates ranging from November 13, 2025 to November 20, 2025, the Storage of America Portfolio 1 Properties had an aggregate “as-is” value of $81,720,000. The appraiser concluded a “Bulk Portfolio Value” of $85,300,000 which includes a portfolio premium of 4.38% ($3,580,000) over the individual as-is appraised values for the Storage of America Portfolio 1 Properties.

Environmental Matters. According to the Phase I environmental site assessments dated between December 2, 2025 and December 9, 2025, there were recognized environmental conditions at two of the Storage of America Portfolio 1 Properties: SOA - Gratiot and SOA - E. Washington. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the two properties. The OPC provided a best-case scenario cost of $53,460 ($7,920 for SOA - E. Washington and $45,540 for SOA – Gratiot) and a worst-case scenario cost of $673,240 ($191,400 for SOA - E. Washington and $481,840 for SOA – Gratiot). The borrowers obtained an environmental insurance policy with Beazley Excess and Surplus Insurance, Inc. (rated “A+” by S&P and “A:XV” by A.M. Best) that provides a $2,000,000 policy limit per incident and in the aggregate for an eight year term (three years past Storage of America Portfolio 1 Mortgage Loan maturity), with a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-71

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Storage of America Portfolio 1 Properties:

Cash Flow Analysis
	2022	2023	2024	2025	UW	UW PSF
Gross Potential Rent(1)	$5,754,134	$5,858,667	$6,397,518	$6,689,806	$9,393,829	$11.13
Other Income(2)	$534,822	$627,239	$679,809	$738,643	$738,643	$0.88
(Vacancy & Credit Loss)(3)	$0	$0	$0	$0	($2,516,589)	($2.98)
Effective Gross Income	$6,288,956	$6,485,906	$7,077,327	$7,428,449	$7,615,883	$9.03

Real Estate Taxes	$814,346	$840,668	$864,251	$958,368	$1,215,624	$1.44
Insurance	$91,685	$105,500	$103,363	$117,620	$167,034	$0.20
Management Fee	$251,558	$259,436	$283,093	$297,138	$228,476	$0.27
Other operating expenses	$1,690,791	$1,629,987	$1,204,341	$1,125,965	$1,125,965	$1.33
Total Operating Expenses	$2,848,380	$2,835,591	$2,455,048	$2,499,091	$2,737,099	$3.24

Net Operating Income	$3,440,577	$3,650,315	$4,622,279	$4,929,358	$4,878,783	$5.78
Replacement Reserves	$0	$0	$0	$0	$84,381	$0.10
Net Cash Flow	$3,440,577	$3,650,315	$4,622,279	$4,929,358	$4,794,403	$5.68

Occupancy %	81.3%	75.9%	73.8%	77.3%(3)	73.2%(4)
NOI DSCR	0.92x	0.97x	1.23x	1.32x	1.30x
NCF DSCR	0.92x	0.97x	1.23x	1.32x	1.28x
NOI Debt Yield	5.6%	5.9%	7.5%	8.0%	7.9%
NCF Debt Yield	5.6%	5.9%	7.5%	8.0%	7.8%

(1)	UW Gross Potential Rent is based on the appraisal’s concluded market rent.
(2)	Other Income includes administrative fees, late fees, merchandise sales and other miscellaneous income.
(3)	Based on borrower rent rolls dated December 31, 2025.
(4)	Based on economic vacancy of 26.8%.

Escrows and Reserves. At origination of the Storage of America Portfolio 1 Mortgage Loan, the borrowers deposited into escrow approximately (i) $258,198 into a real estate tax reserve account, (ii) $63,298 into an insurance reserve account, (iii) $325,000 into a replacement reserve account and (iv) $104,621 into a deferred maintenance reserve account.

Real Estate Taxes – The borrowers are required to deposit monthly 1/12th of the estimated annual real estate taxes for the Storage of America Portfolio 1 Properties (currently approximately $63,314).

Insurance – On each monthly payment date if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which is currently approximately $20,846. As of the origination date of the Storage of America Portfolio 1 Mortgage Loan, a blanket policy was not in place.

Replacement Reserve – The borrowers are required on each monthly payment date to deposit approximately $7,032 into a replacement reserve account.

Lockbox and Cash Management. The Storage of America Portfolio 1 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below) or an event of default, the borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Storage of America Portfolio 1 Properties are required to be deposited by the borrowers and/or manager. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Storage of America Portfolio 1 Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Storage of America Portfolio 1 Mortgage Loan.

A “Cash Sweep Period” will commence upon the debt service coverage ratio falling below 1.15x for any calendar quarter and will expire upon (i) the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters or (ii) the borrowers depositing with the lender an amount, which may be in the form of a letter of credit, as determined pursuant to the Storage of America Portfolio 1 Mortgage Loan documents, to cause the calculation of the debt service coverage ratio to be at least 1.20x for two consecutive calendar quarters.

Release of Property. On any payment date 60 days after the Closing Date, the borrowers have the right to obtain the release of one or more individual Storage of America Portfolio 1 Properties in connection with a bona fide third party sale of such Storage of America Portfolio 1 Properties, subject to a release price equal to 110% of the allocated loan amount of such Storage of America Portfolio 1 Property together with any applicable yield maintenance, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining Storage of America Portfolio 1 Properties is equal to or greater than the greater of the debt service coverage ratio immediately preceding the release and 1.28x, (ii) after giving effect to such release, the debt yield of the remaining Storage of America Portfolio 1 Properties is equal to or greater than the greater of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-72

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

debt yield immediately preceding the release and 7.80%, (iii) the loan-to-value ratio is equal to or less than the lesser of the loan-to-value ratio immediately preceding the release and 72.1%, (iv) satisfaction of REMIC related conditions and (v) rating agency confirmation.

Outparcel Release. On any payment date 60 days after the Closing Date, the borrowers have the right to obtain the free release of pre-identified non-income producing parcels (totaling 5.375 acres) from the SOA – Gratiot property, so along as the borrowers satisfy the conditions set forth in the Storage of America Portfolio 1 Mortgage Loan documents. The appraiser assigned a “Hypothetical Land Value” of $310,000 for the release parcel(s) however noted that the release of such parcel(s) will not alter or otherwise diminish the “as-is” Value of the SOA – Gratiot property.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 12 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-73

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-74

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

Floor	Tenant
30	Woodside Energy 23,475 SF 10/31/2031
29	Woodside Energy 23,451 SF 10/31/2031
28	Woodside Energy 23,451 SF 10/31/2031
27	Woodside Energy 23,451 SF 10/31/2031
26	Woodside Energy 23,451 SF 10/31/2031
25	Woodside Energy 23,451 SF 10/31/2031
24	Woodside Energy 23,451 SF 10/31/2031
23	Woodside Energy 23,390 SF 10/31/2031
22	Woodside Energy 23,390 SF 10/31/2031
21	Woodside Energy 23,390 SF 10/31/2031
20	Woodside Energy (Subtenant: DRW Trading Texas LLC) 23,390 SF 10/31/2031
19	Woodside Energy (Subtenant: SEMPRA LNG, Inc.) 23,390 SF 10/31/2031
18	Woodside Energy (Subtenant: Tricon Energy, Ltd.) 23,390 SF 10/31/2031
17	Woodside Energy (Subtenant: New Fortress Energy Inc.) 22,924 SF 10/31/2031
16	Woodside Energy (Subtenant: Sumitomo Corp. of America) 22,924 SF 10/31/2031 Woodside Energy (Subtenant: DRW Texas, LLC) 12,209 SF 10/31/2031
15	Woodside Energy (Subtenant: Sumitomo Corp. of America) 22,924 SF 10/31/2031
14	Woodside Energy (Subtenant: Sumitomo Corp. of America) 22,924 SF 10/31/2031
13	Woodside Energy (Subtenant: Brenntag Latin America, Inc.) 22,924 SF 10/31/2031
12	Woodside Energy (Subtenant: SEMPRA LNG, Inc.) 22,713 SF 10/31/2031
11	Woodside Energy (Subtenant: SEMPRA LNG, Inc.) 22,924 SF 10/31/2031
10	Woodside Energy (Subtenant: SEMPRA LNG, Inc.) 22,924 SF 10/31/2031
9	Woodside Energy (Subtenant: SEMPRA LNG, Inc.) 22,924 SF 10/31/2031
8	Woodside Energy 34,445 SF 10/31/2031
7	Woodside Energy 16,604 SF 10/31/2031
6	
5	
4	
3	
2	Woodside Energy 20,842 SF 10/31/2031
1	Woodside Energy 20,453 SF 10/31/2031

- Main
- Brenntag Latin America, Inc.
- DRW Texas, LLC
- DRW Trading Texas LLC
- New Fortress Energy Inc.
- SEMPRA LNG, Inc.
- Sumitomo Corp. of America
- Tricon Evergy, Ltd.
- Building/ Amenity

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-75

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

1500 Post Oak Boulevard
1500 Post Oak Boulevard
Houston, TX 77056
HOUSTON
Spring Branch East
Lazybrook/ Timbergrove
Westview Dr
Silber Shopping Center
Marq-E Entertainment Center
Silber Rd
Post Oak Rd
West Loop
Hempstead Hwy
W. 11th St
Gulf Tire Distributors
Katy Rd
Intertek
Silver Eagle Distributors
Katy Frwy
Memorial Dr
Hunters Creek Village
Houston CC
Woodway Arch Center
The Shops on Woodway
Woodway Dr
Chimney Rock Rd
Tanglewood Rd
West Oaks
IBM
Memorial Park Sports Complex
Memorial Park GC
Houston Arboretum & Nature Center
Memorial Park
River Oaks CC
Consulate General of Brazil
Consulate General of Russia
Uptown Park
Consulate General of Germany
Sage Rd
Tanglewood
Woodway Collection
5860 San Felipe Shopping Ctr.
San Felipe St
Four Leaf Towers
Tanglewood Shopping Center
Bay Area Business Park
River Oaks
Willowick Rd
Post Oak Plaza
Tanglewood Court
Uptown
Bering Dr
Centre at Post Oak
River Oaks District
Highland Village
Westheimer Rd
Westheimer Square
Golden Plaza
The Galleria
Uptown Plaza
Alabama St
Williams Tower
HARRIS COUNTY
Fountain View Dr
Richmond Ave
The Plaza on Richmond
Richmond Square
Greenway Commons
Downtown Houston 6 miles
Skyline Dr
SW Frwy
Windswept Ln
Westpark Tollway
Houston Chronicle Corp. Office
Westpark Dr
Weslayan St
Bissonnet St
Gulfton
Glenmont Dr
S. Rice Ave
Houston City College - West Loop Campus
Bellaire
West University Place
610
10
90
69
59
Conroe
The Woodlands
Spring
Atascocita
Cypress
Katy
Baytown
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
League City
Texas City
Rosenberg
Channelview
Humble
Tomball
Cleveland
Dayton
Navasota
Montgomery
Willis
Brookshire
Orchard
Richmond
Alvin
Manvel
La Porte
Galveston Bay
Deer Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-76

Mortgage Loan No. 6 – 1500 Post Oak Boulevard

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Houston, TX 77056
Original Balance(1):	$60,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2016/NAP
Borrower Sponsors:	Nuveen Real Estate and PIMCO Prime Real			Size:	603,179 SF
	Estate			Cut-off Date Balance PSF(1):	$232
Guarantor:	Five Oaks Place Operating LP			Maturity Date Balance PSF(1):	$232
Mortgage Rate:	6.7470%			Property Manager:	CBRE, Inc.
Note Date:	3/2/2026
Maturity Date:	3/6/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$24,305,232
Amortization Term:	0 months			UW NCF:	$22,978,239
IO Period:	60 months			UW NOI Debt Yield(1):	17.4%
Seasoning:	1 month			UW NCF Debt Yield(1):	16.4%
Prepayment Provisions(2):	L(25),DorYM1(29),O(6)			UW NOI Debt Yield at Maturity(1):	17.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.40x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$22,471,238 (12/31/2025)
Additional Debt Balance(1):	$80,000,000			2nd Most Recent NOI:	$21,586,564 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$21,811,617 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	100.0% (4/6/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$275,400,000 (10/28/2025)
CapEx Reserve:	$0	Springing	NAP	Appraised Value PSF:	$457
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.8%
				Maturity Date LTV Ratio(1):	50.8%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$140,000,000	99.7%	Loan Payoff:	$139,251,999	99.2%
Borrower Sponsor Equity:	$392,713	0.3%	Closing Costs:	$1,140,714	0.8%

Total Sources:	$140,392,713	100.0%	Total Uses:	$140,392,713	100.0%

(1)	The 1500 Post Oak Boulevard Mortgage Loan (as defined below) is part of the 1500 Post Oak Boulevard Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $140,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the 1500 Post Oak Boulevard Whole Loan.
(2)	Defeasance of the 1500 Post Oak Boulevard Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 2, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BANK5 2026-5YR21 securitization trust in April 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.

The Mortgage Loan. The sixth largest mortgage loan (the “1500 Post Oak Boulevard Mortgage Loan”) is part of a whole loan (the “1500 Post Oak Boulevard Whole Loan”) evidenced by four pari passu promissory notes with an aggregate outstanding balance of $140,000,000. The controlling Note A-1 will be contributed to the BANK5 2026-5YR21 securitization trust. The 1500 Post Oak Boulevard Whole Loan is secured by the borrower’s fee interest in a single-tenant, Class A, high-rise office property containing 603,179 SF located in Houston, Texas (the “1500 Post Oak Boulevard Property”).

The relationship between the holders of the 1500 Post Oak Boulevard Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” in the prospectus. The 1500 Post Oak Boulevard Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-77

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

The table below identifies the promissory notes that comprise the 1500 Post Oak Boulevard Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR21	Yes
A-2(1)	$35,000,000	$35,000,000	WFB	No
A-3(1)	$25,000,000	$25,000,000	WFB	No
A-4(1)	$20,000,000	$20,000,000	WFB	No
Whole Loan	$140,000,000	$140,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsors. The borrower and non-recourse carveout guarantor is Five Oaks Place Operating LP, a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1500 Post Oak Boulevard Whole Loan. The borrower sponsors are Nuveen Real Estate and PIMCO Prime Real Estate.

Nuveen Real Estate is a global asset manager with approximately $142.0 billion of assets under management. Nuveen Real Estate manages a suite of funds and mandates across both public and private investments including both debt and equity. Nuveen Real Estate has more than 790 real estate employees across over 30 cities throughout the Unites States, Europe, and Asia.

PIMCO Prime Real Estate, a subsidiary of PIMCO and part of the PIMCO real estate platform, is a global real estate investor and manager responsible for managing the Allianz Group’s $89.0 billion real estate mandate. PIMCO Prime Real Estate assumed management of Allianz Real Estate, the subsidiary under Allianz, beginning October 2020. PIMCO Prime Real Estate manages a global investment portfolio with over $93.5 billion in assets under management, with an international team of over 455 employees working in 16 offices globally.

The Property. The 1500 Post Oak Boulevard Property is a 30 story, Class A/A+ high rise office tower building, totaling 603,179 SF, and located in Houston, Texas. Built in 2016, the 1500 Post Oak Boulevard Property is constructed on 2.76 acres of land along Post Oak Boulevard in the Galleria/Uptown office submarket and contains 1,450 parking spaces (2.4 spaces per 1,000 SF). Amenities at the 1500 Post Oak Boulevard Property include a fitness center, a conference center, dining/café services, a tenant lounge, green spaces, an EV charging station and bike storage. As of April 6, 2026, the 1500 Post Oak Boulevard Property was 100.0% leased to Woodside Energy (Deepwater) Inc. (“Woodside Energy”) and has a weighted-average remaining lease term of 5.8 years. The 1500 Post Oak Boulevard Property serves as the U.S. headquarters for Woodside Energy, and Woodside Energy subleases approximately 38.1% of the NRA to investment grade tenants. See the “Tenant Summary” table herein for additional details.

Major Tenants.

Woodside Energy (603,179 SF; 100.0% of NRA; 100.0% of underwritten rent). Woodside Energy is Australia’s largest oil and gas company and operates primarily as a liquefied natural gas producer. Beyond Australia, Woodside Energy has a global presence with operations across Asia Pacific, Africa, the United Kingdon and the Americas. Woodside Energy has been in occupancy at the 1500 Post Oak Boulevard Property since 2016, has a lease expiration in October 2031 and has three, 10-year renewal options and no termination options. Woodside Energy is currently subleasing 276,275 SF to six sub-tenants. See the “Tenant Summary” table herein for additional details.

The following table presents certain information relating to the tenancy at the 1500 Post Oak Boulevard Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenant
Woodside Energy(3)	Baa1/NR/BBB+	603,179	100.0%	$23,767,138	100.0%	$39.40	10/31/2031	3 x 10 Yr	N
Total/Wtd. Avg.		603,179	100.0%	$23,767,138	100.0%	$39.40

(1)	Based on the underwritten rent roll dated April 6, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Woodside Energy currently occupies 326,904 SF and is subleasing (i) 114,875 SF of its space to SEMPRA LNG, LLC at a weighted average current base rent of $31.90 PSF, (ii) 68,772 SF of its space to Sumitomo Corporation of Americas at a current base rent of $32.50 PSF, (iii) 23,390 SF of its space to Tricon Energy, Ltd. at a current base rent of $29.50 PSF, (iv) 23,390 SF of its space to DRW Trading Texas LLC at a current base rent of $30.50 PSF, (v) 22,924 SF of its space to New Fortress Energy Inc. at a current base rent of $30.00 PSF and (vi) 22,924 SF of its space to Brenntag Latin America, Inc. at a current base rent of $29.00 PSF. Additionally, Sumitomo Corporate of America sub-subleases 12,209 SF of its space to DRW Texas, LLC at a current base rent of $30.50 PSF. All subleases and the sub-sublease expire on 10/31/2031, co-terminus with the Woodside Energy prime lease. Annual UW Rent reflects the Woodside Energy prime rent.

The Market. The 1500 Post Oak Boulevard Property is located in Houston, Texas, and within Houston-The Woodlands-Sugar Land, TX, metropolitan statistical area. The 1500 Post Oak Boulevard Property is part of the broader Four Oaks Place campus and is situated within one of Houston’s most highly amenitized districts. Primary ingress to and egress from the 1500 Post Oak Boulevard Property is provided via Post Oak Boulevard, with additional frontage along Four Oaks Place and Westbriar Lane. The 1500 Post Oak Boulevard Property also benefits from convenient access to major thoroughfares, including West Loop South (I-610), Southwest Freeway (US-59/I-69), and Katy Freeway (I-10). George Bush Intercontinental Airport and William P. Hobby Airport are located near the 1500 Post Oak Boulevard Property. The 1500 Post Oak Boulevard Property is located within one of Houston’s largest retail and entertainment concentrations with The Galleria super-regional mall situated less than one mile to the south, the River Oaks District situated approximately 0.8 miles away, and the Highland Village Shopping Center located approximately 1.1 miles away. Major employers in the area include ExxonMobil, Chevron, Phillips 66, Sysco and ConocoPhillips.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-78

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

According to the appraisal, the 1500 Post Oak Boulevard Property is located within the Galleria/Uptown office submarket of the Houston office market. As of the fourth quarter of 2025, the Galleria/Uptown office submarket had an inventory of approximately 17,044,657 SF with a vacancy rate of 35.3% and average asking rent of $37.61 PSF. The appraiser concluded a market rent of $36.00 for the 1500 Post Oak Boulevard Property.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the 1500 Post Oak Boulevard Property was 20,652, 182,847 and 522,864, respectively. The median household income within the same radii, as of 2024, was $113,943, $92,908 and $91,363, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1500 Post Oak Boulevard Property:

Market Rent Summary
Market Rent (PSF)	$36.00
Lease Term (Years)	11.0
Lease Type	Net
Escalations (Annual)	2.5%
Tenant Improvements (New/Renewal)	$100 / $40
Leasing Commissions (New/Renewal)	6% / 6%
Free Rent (Months) (New/Renewal)	12 / 6
Source: Appraisal.

The table below presents certain information relating to comparable properties of the 1500 Post Oak Boulevard Property:

Comparable Office Leases
Property Name	Year Built/ Renovated	Total NRA (SF)	Tenant	Lease Size (SF)	Lease Start Date	Lease Term (yrs.)	Annual Base Rent PSF	Lease Type
1500 Post Oak Boulevard (Subject)(1) 1500 Post Oak Boulevard Houston, TX 77056	2016/NAP	603,179	Woodside Energy	603,179	Sep-16	15.2	$38.44	NNN
3 Houston Center 1301 McKinney Street Houston, TX 77010	1982/2023	1,247,061	NRG Energy	255,044	Sep-26	9.4	$27.50	NNN
Texas Tower 845 Texas Avenue Houston, TX 77002	2021/NAP	1,198,396	Skadden	52,482	Jan-26	10.0	$50.50	NNN
609 Main at Texas 609 Main Street Houston, TX 77002	2017/2020	1,091,052	Paul Hastings LLP	44,529	Dec-24	11.3	$40.00	NNN
BHP Billton Tower 1360 Post Oak Boulevard Houston, TX 77056	1983/2006	509,200	ENGIE North America Inc.	109,670	Apr-25	7.6	$29.00	NNN
Village Towers 9655 Katy Freeway Houston, TX 77024	2020/NAP	141,154	Workflow Solutions	21,632	Sep-24	3.5	$36.40	NNN
Towne Centre II 730 Town & Country Boulevard Houston, TX 77024	2023/NAP	167,141	Group I Automotive	45,330	Jul-24	10.4	$33.50	NNN

Source: Appraisal.

(1)	Based on the underwritten rent roll dated April 6, 2026, other than Year Built/Renovated.

Appraisal. According to the appraisal as of October 28, 2025, the 1500 Post Oak Boulevard Property had an “as-is” appraised value of $275,400,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the 1500 Post Oak Boulevard Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-79

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1500 Post Oak Boulevard Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	2025	UW	UW PSF
Base Rent	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,796,239	$23,187,452	$38.44
Rent Steps	$0	$0	$0	$0	$0	$579,686	$0.96
IG Rent Average	$0	$0	$0	$0	$0	$710,067	$1.18
Gross Potential Rent	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,796,239	$24,477,205	$40.58
(Vacancy/Credit Loss)	$0	$0	$0	$0	$30,504	$0	$0
Net Rental Income	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,765,734	$24,477,205	$40.58
Expense Recoveries	$10,596,982	$11,141,329	$11,397,490	$11,066,505	$11,639,724	$12,482,232	$20.69
Direct Billbacks	$190,904	$420,203	$371,790	$604,065	$393,720	$411,300	$0.68
Other Income	$39,931	$36,604	$47,807	$60,852	$44,361	$58,880	$0.10
Effective Gross Income	$31,486,192	$32,760,800	$33,496,901	$33,940,299	$34,843,540	$37,429,617	$62.05

Real Estate Taxes	$5,605,152	$5,154,760	$5,329,551	$5,970,256	$5,403,096	$6,218,621	$10.31
Insurance	$675,799	$838,147	$1,263,745	$1,320,402	$1,085,317	$1,000,000	$1.66
Management Fee	$291,841	$253,300	$269,375	$280,230	$314,977	$374,296	$0.62
Other Operating Expenses	$4,479,960	$4,419,720	$4,822,613	$4,782,849	$5,568,912	$5,531,468	$9.17
Total Expenses	$11,052,752	$10,665,927	$11,685,284	$12,353,736	$12,372,302	$13,124,385	$21.76

Net Operating Income	$20,433,440	$22,094,872	$21,811,617	$21,586,564	$22,471,238	$24,305,232	$40.30
Replacement Reserves	$0	$0	$0	$0	$0	$120,636	$0.20
TI/LC	$0	$0	$0	$0	$0	$1,206,358	$2.00
Net Cash Flow	$20,433,440	$22,094,872	$21,811,617	$21,586,564	$22,471,238	$22,978,239	$38.10

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR	2.13x	2.31x	2.28x	2.25x	2.35x	2.54x
NCF DSCR	2.13x	2.31x	2.28x	2.25x	2.35x	2.40x
NOI Debt Yield	14.6%	15.8%	15.6%	15.4%	16.1%	17.4%
NCF Debt Yield	14.6%	15.8%	15.6%	15.4%	16.1%	16.4%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 6, 2026, with rent steps taken through December 31, 2026 and rent for the investment grade tenant straight-lined through the earlier of (i) lease expiration and (ii) five years.

Escrows and Reserves.

Tax Escrow – During the continuance of a Trigger Period (as defined below), the 1500 Post Oak Boulevard Whole Loan documents require ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrow – The 1500 Post Oak Boulevard Whole Loan documents require ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no Trigger Period has commenced and is continuing; and (ii) the 1500 Post Oak Boulevard Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal.

CapEx Reserve – During the continuance of a Trigger Period, the 1500 Post Oak Boulevard Whole Loan documents require an ongoing monthly capex reserve deposit of $12,566.

TI/LC Reserve – During the continuance of a Trigger Period, the 1500 Post Oak Boulevard Whole Loan documents require an ongoing monthly TI/LC reserve deposit of $100,530.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-80

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

Lockbox and Cash Management. The 1500 Post Oak Boulevard Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager are required to deposit rents if received into such lockbox account within two business day(s) of receipt. Prior to the occurrence of a Trigger Period, all funds in the lockbox account are required to be distributed to the borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the 1500 Post Oak Boulevard Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the 1500 Post Oak Boulevard Whole Loan during the continuance of the Trigger Period.

A “Trigger Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	March 2, 2028; or
(iii)	a Specified Tenant Trigger Event (as defined below).

A Trigger Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, (A) at least 65% of the leased SF of the 1500 Post Oak Boulevard Property as of the origination date of the 1500 Post Oak Boulevard Whole Loan is re-leased or renewed by tenants approved by the lender, (B) the lease terms of such leases are for at least four years and do not have a termination date earlier than January 1, 2035 and (C) the debt service coverage ratio, after giving effect to such renewal and/or replacement rents under such leases (only including leases with no more than 12 months of remaining free rent) are at least 2.00x for two consecutive calendar quarters; and
(iii)	with regard to clause (iii) above, a Specified Tenant Trigger Event Cure (as defined below).

A “Specified Tenant Trigger Event” will occur when Woodside Energy: (i) is in monetary or material non-monetary default under its lease beyond any applicable notice and cure periods; (ii) files for bankruptcy or insolvency relief, (iii) terminates its lease; (iv) through its ultimate parent, Woodside Energy Group Ltd, fails to maintain a long-term credit rating of at least BBB- by any two of S&P, Fitch and Moody’s, (v) provides notice of non-renewal of its lease and/or (vi) fully vacates and/or goes “dark” with respect to 50% or more of the space demised under the 326,904 SF that it currently occupies (the “Dark Calculation Space”) for 30 consecutive days.

A “Specified Tenant Trigger Event Cure” means: (i) with respect to any monetary or material non-monetary default under Woodside Energy’s lease, Woodside Energy is no longer subject to such default; (ii) with respect to any applicable bankruptcy or insolvency proceedings involving Woodside Energy, Woodside Energy is no longer subject to such bankruptcy or insolvency proceedings; (iii) with respect to a Specified Tenant Trigger Event pursuant to clause (iii) and/or (vi) of the definition thereof, (A) Woodside Energy has reoccupied and/or recommenced its operations in a sufficient portion of its leased premises such that it is in occupancy and operating in at least 50% of the Dark Calculation Space (subject to adjustment for space that is being renovated and/or remodeled or that is occupied by subtenants), (B) Woodside Energy is paying full rent under its lease or (C) the space demised pursuant to Woodside Energy’s lease has been leased to one or more other tenants and such lease(s) provide for (1) base rent at least equal to the allocable portion of the base rent that would have been paid under Woodside Energy’s lease for such applicable space and (2) a lease term of at least the remaining term of Woodside Energy’s lease applicable to such space, (iv) with respect to a Specified Tenant Trigger Event pursuant to clause (iv) of the definition thereof, Woodside Energy Group Ltd maintains a long-term credit rating of at least BBB+ by any two of S&P, Fitch and Moody’s and (v) with respect to a Specified Tenant Trigger Event pursuant to clause (v) of the definition thereof, the space demised pursuant to Woodside Energy’s lease has been leased to one or more other tenants and such lease(s) provide for (1) base rent at least equal to the allocable portion of the base rent that would have been paid under Woodside Energy’s lease for such applicable space and (2) a lease term of at least the remaining term of Woodside Energy’s lease applicable to such space.

Right of First Refusal/Right of First Office. Woodside Energy has a right of first offer (“ROFO”) to purchase the 1500 Post Oak Boulevard Property so long as (i) Woodside Energy is leasing at least 75% of the rentable square feet in the premises and (ii) no significant event of default under the Woodside Energy lease exists. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

Terrorism Insurance. The 1500 Post Oak Boulevard Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of 1500 Post Oak Boulevard Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity. The 1500 Post Oak Boulevard Whole Loan documents provide that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, or a successor statute is not in effect, the borrower will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-81

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-82

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

Stevens Point
Plover
PORTAGE COUNTY
Stevens Point Municipal Airport
7

Adrian
Petersburg
Deerfield
Monroe
South Monroe
Blissfield
LENAWEE COUNTY
MONROE COUNTY
Jasper
Luna Pier
Lambertville
Temperance
Lake Erie
MICHIGAN
OHIO
Berkey
Sylvania
Ottawa Hills
TOLEDO
Oregon
FULTON COUNTY
LUCAS COUNTY
Holland
Rossford
Northwood
Walbridge
Delta
Swanton
Maumee
Perrysburg
Millbury
Whitehouse
Genoa
Waterville
Stony Ridge
HENRY COUNTY
Haskins
Grand Rapids
Bowling Green
4
11
15
10
6
14

MICHIGAN
Sturgis
South Bend
Elkhart
Goshen
Kendallville
Bryan
Archbold
Nappanee
Plymouth
Napoleon
Warsaw
Auburn
Bowling Green
Columbia City
Rochester
INDIANA
FORT WAYNE
OHIO
Huntington
Van Wert
Wabash
Peru
Logansport
Bluffton
Lima
Marion
Celina
Kokomo
Portland
Frankfort
Sidney
Muncie
Piqua
Anderson
Greenville
Noblesville
Troy
Carmel
Fishers
INDIANAPOLIS
New Castle
Springfield
2
5
13
3
8

Darmstadt
VANDERBURGH COUNTY
WARRICK COUNTY
Parkers Settlement
Highland
POSEY COUNTY
Evansville
INDIANA
KENTUCKY
HENDERSON COUNTY
Henderson
9

CANADA
Lake Erie
Conneaut
Ashtabula
Geneva
Mentor
Euclid
CLEVELAND
Cleveland Hts.
Shaker Hts.
Vermilion
Lorain
Westlake
Elyria
Parma
Garfield Hts.
Norwalk
Warren
OHIO
PENN.
Medina
Kent
Stow
Youngstown
Barberton
AKRON
Alliance
Canal Fulton
Wooster
Massillon
Canton
Mansfield
East Liverpool
WV
New Philadelphia
Mount Vernon
1
12

MHC Fund V	
1 Harbourtown	Vermilion, OH
2 Whispering Pines	Warsaw, IN
3 Maple Grove	Kendallville, IN
4 Friendly Village	Adrian, MI
5 Colonial	Kendallville, IN
6 Arrowhead Lake	Swanton, OH
7 Recreacres	Stevens Point, WI
8 Sherwood	Greenville, OH
9 Town and Country	Evansville, IN
10 Swanton Meadows	Swanton, OH
11 Twinwall	Toledo, OH
12 Rustic Cove	Geneva, OH
13 Johnson	Kendallville, IN
14 Grand Rapids Estates	Grand Rapids, OH
15 Sylvania Estates	Toledo, OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-83

Mortgage Loan No. 7 – MHC Fund V

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio(2):	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Various
Original Balance:	$54,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$54,000,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	6.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/NAP
Borrower Sponsors:	Kwame Granderson, Steven Anderson and Bradley Froling			Size(4):	2,335 Pads
Guarantors:	Kwame Granderson, Steven Anderson and Bradley Froling			Cut-off Date Balance Per Pad:	$23,126
Mortgage Rate:	5.4500%			Maturity Date Balance Per Pad:	$23,126
Note Date:	3/2/2026			Property Manager:	FTI Property Management, Inc.
Maturity Date:	3/5/2031				(borrower-affiliated)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(5):	$5,631,555
IO Period:	60 months			UW NCF:	$5,514,805
Seasoning:	1 months			UW NOI Debt Yield:	10.4%
Prepayment Provisions:	L(25),YM1(32),O(3)			UW NCF Debt Yield:	10.2%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Type:	NAP			UW NCF DSCR:	1.85x
Additional Debt Balance:	NAP			Most Recent NOI(5):	$4,550,727 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,083,108 (12/31/2024)
				3rd Most Recent NOI:	$3,665,352 (12/31/2023)
Reserves(1)				Most Recent Occupancy(4):	66.6% (3/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	67.8% (12/31/2025)
RE Taxes:	$105,000	$49,441	NAP	3rd Most Recent Occupancy:	67.9% (12/31/2024)
Insurance:	$140,305	$16,110	NAP	Appraised Value (as of)(6):	$130,690,000 (Various)
Replacement Reserve:	$655,395	$9,729	NAP	Appraised Value per Pad(6):	$55,970
Required Repairs:	$1,758,846	$0	NAP	Cut-off Date LTV Ratio(6):	41.3%
Other Reserves:	$1,000,000	$0	NAP	Maturity Date LTV Ratio(6):	41.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$54,000,000	100.0%	Loan Payoff(7):	$47,385,069	87.8%
			Upfront Reserves:	$3,659,547	6.8%
			Closing Costs:	$2,853,839	5.3%
			Return of Equity:	$101,546	0.2%
Total Sources:	$54,000,000	100.0%	Total Uses:	$54,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The MHC Fund V Mortgage Loan (as defined below) does not allow for individual property releases.
(3)	See “Portfolio Summary” below.
(4)	The MHC Fund V Properties (as defined below) are comprised of 2,335 pads, 1,775 of which are pads with homes. The 1,775 pads with homes are 87.7% occupied as of the underwritten rent roll dated March 1, 2026.
(5)	The increase in UW NOI from Most Recent NOI is primarily attributable to: (i) annual rental increases achieved through March 1, 2026 and (ii) $359,580 in anticipated rental increases through the second quarter of 2026 included in lender underwriting.
(6)	Appraised Value (as of) represents the “As Portfolio” value as of January 9, 2026, inclusive of a 6.2% portfolio premium. The sum of the individual “as is” appraised values for the MHC Fund V Properties on a property-by-property basis is $123,090,000, as of various dates between October and November 2025, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 43.9% and 43.9%, respectively.
(7)	A portion of the Loan Payoff (approximately $24.4 million) is attributable to previously outstanding debt held by a borrower-affiliate. According to the borrower sponsors, it is anticipated that the holder of the borrower-affiliated debt will not retain an interest in the MHC Fund V Properties or MHC Fund V Mortgage Loan following a capital raise associated with the Delaware statutory trust (“DST”) structure (as described herein). We cannot assure you that the anticipated capital raise associated with the DST structure will occur as described above, or at all.

The Mortgage Loan. The seventh largest mortgage loan (the “MHC Fund V Mortgage Loan”) is evidenced by a promissory note with an original principal amount of $54,000,000. The MHC Fund V Mortgage Loan is secured by a first priority fee mortgage encumbering the Borrower’s (as defined below) fee interests in 15 manufactured housing properties totaling 2,335 pads located across four states (collectively the “MHC Fund V Properties”, or the “Portfolio”).

The Borrower and the Borrower Sponsors. The Borrower is MHC Affordable Housing DST V (the “Borrower” or the “DST Borrower”), a Delaware statutory trust and special purpose entity. The Borrower has leased the MHC Fund V Properties to an affiliate of the Borrower (the “Master Tenant”) under a master lease. The Master Tenant is responsible for all property-level operations and pad level leasing across the Portfolio. See “DST and Master Lease Structure” herein.

The borrower sponsors and non-recourse carve-out guarantors for the MHC Fund V Mortgage Loan are Kwame Granderson, Steven Anderson and Bradley Froling. Kwame Granderson, the primary operating partner of the Borrower, is a co-founder and partner of MHC Capital, a manufactured housing focused owner and operator with a current portfolio of 26 communities across Indiana, Michigan, Ohio, Pennsylvania and Wisconsin. MHC Capital and its partners have been raising private investment capital for 30 years, with over $1 billion in structured transactions and more than 300 renovation projects.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-84

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

According to the borrower sponsors, it is anticipated that the subsequent capital raise following MHC Fund V Mortgage Loan origination associated with the creation of the DST Borrower will be used to buy out the equity interests of one or more of the prior beneficial owners of the MHC Fund V Properties (excluding the borrower sponsors). We cannot assure you that the anticipated capital raise associated with the DST structure will occur as described herein, or at all.

The Properties. The MHC Fund V Properties consist of 15 manufactured housing properties totaling 2,335 pads across four states. The MHC Fund V Properties are located in Ohio (eight properties, 50.6% of pads), Indiana (five properties, 34.6% of pads), Michigan (one property, 7.7% of pads) and Wisconsin (one property, 7.2% of pads). Across the MHC Fund V Properties there are 1,775 pads with homes, which include homes owned by third-party tenants and “park-owned homes” (“POH”) that are owned by affiliates of the Borrower and subleased through an affiliate of the Borrower as the master subtenant.

The MHC Fund V Mortgage Loan is secured by the underlying pads (and associated revenues generated by these pads), not the physical improvements (including tenant-owned homes and POHs). Lender underwriting is inclusive of underlying pad rent and excludes all revenues attributable to POH rentals. According to the borrower sponsors, the POH, while currently 60.0% occupied, have potential for cost-effective renovations/turnarounds, with 53.9% of the 219 currently vacant POHs scheduled for light touch (<$7,500) renovations prior to re-leasing. According to the borrower sponsors, the MHC Fund V Properties were acquired through multiple transactions between 2017 and 2020 from non-institutional owners and, since 2019, the borrower sponsors have invested approximately $10.9 million on various capital improvements including infrastructure and roads, grounds maintenance and electrical improvements. The borrower sponsors plan to continue to make strategic capital investments to the MHC Fund V Properties. Accounting for rental increases through March 1, 2026, rental rates across the Portfolio have increased by a compound annual growth rate of 8.3% since 2022 with minimal tenant attrition. The MHC Fund V Properties are diversified across primarily rural markets, with no individual property representing more than 10.8% of the Portfolio’s total pad count. The MHC Fund V Mortgage Loan does not allow for individual releases of any of the MHC Fund V Properties.

The following table presents certain information relating to the MHC Fund V Properties:

Portfolio Summary
Property Name	City, State	Pads	Year Built	Occupancy(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value	UW NCF	% of UW NCF
Harbourtown	Vermilion, OH	228	1974	92.5%	$7,550,085	14.0%	$17,210,000	$944,196	17.1%
Whispering Pines	Warsaw, IN	220	1975	95.0%	$6,448,940	11.9%	$14,700,000	$804,531	14.6%
Maple Grove	Kendallville, IN	251	1989	56.6%	$5,878,625	10.9%	$13,400,000	$537,872	9.8%
Friendly Village	Adrian, MI	179	1971	63.1%	$4,430,904	8.2%	$10,100,000	$475,064	8.6%
Colonial	Kendallville, IN	137	1972	82.5%	$3,891,299	7.2%	$8,870,000	$455,861	8.3%
Arrowhead Lake	Swanton, OH	246	1965	52.8%	$4,952,961	9.2%	$11,290,000	$391,197	7.1%
Recreacres	Stevens Point, WI	167	1970	70.1%	$3,601,755	6.7%	$8,210,000	$362,867	6.6%
Sherwood	Greenville, OH	177	1990	59.3%	$3,636,851	6.7%	$8,290,000	$345,154	6.3%
Town and Country	Evansville, IN	123	1975	75.6%	$2,325,128	4.3%	$5,300,000	$274,626	5.0%
Swanton Meadows	Swanton, OH	136	1970	56.6%	$2,368,998	4.4%	$5,400,000	$219,874	4.0%
Twinwall	Toledo, OH	136	1957	49.3%	$2,368,998	4.4%	$5,400,000	$249,902	4.5%
Rustic Cove	Geneva, OH	100	1950	66.0%	$1,974,165	3.7%	$4,500,000	$176,510	3.2%
Johnson	Kendallville, IN	77	1975	50.6%	$2,004,874	3.7%	$4,570,000	$137,042	2.5%
Grand Rapids Estates	Grand Rapids, OH	66	1978	68.2%	$1,162,564	2.2%	$2,650,000	$130,128	2.4%
Sylvania Estates	Toledo, OH	92	1942	31.5%	$1,403,851	2.6%	$3,200,000	$9,982	0.2%
Total/Wtd. Avg.		2,335		66.6%	$54,000,000	100.0%	$130,690,000(3)	$5,514,805	100.0%

(1)	Occupancy is based on the underwritten rent roll dated March 1, 2026.
(2)	There are no releases permitted pursuant to the MHC Fund V Mortgage Loan documents. Allocated loan amounts are calculated based on the MHC Fund V Properties’ individual appraised values for illustrative purposes only.
(3)	Total Appraised Value represents the “As Portfolio” value, inclusive of a 6.2% portfolio premium. The sum of the individual “as is” appraised values for the MHC Fund V Properties on a property by property basis is $123,090,000 as of various dates between October and November 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-85

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the unit mix at the MHC Fund V Properties:

Portfolio Unit Mix(1)
Property Name	Total Pads	Leased Pads	Pads With Homes	Total Pads % Occupancy	Pads With Homes % Occupancy	Park-Owned Homes(2)	Park-Owned Homes % Occupancy(2)	Average Per Pad Rent(3)
Harbourtown	228	211	218	92.5%	96.8%	50	86.0%	$596
Whispering Pines	220	209	217	95.0%	96.3%	61	86.9%	$438
Maple Grove	251	142	161	56.6%	88.2%	100	81.0%	$452
Friendly Village	179	113	120	63.1%	94.2%	18	61.1%	$535
Colonial	137	113	121	82.5%	93.4%	46	82.6%	$455
Arrowhead Lake	246	130	183	52.8%	71.0%	63	15.9%	$503
Recreacres	167	117	119	70.1%	98.3%	24	91.7%	$488
Sherwood	177	105	133	59.3%	78.9%	40	30.0%	$449
Town and Country	123	93	105	75.6%	88.6%	20	40.0%	$435
Swanton Meadows	136	77	95	56.6%	81.1%	33	45.5%	$444
Twinwall	136	67	93	49.3%	72.0%	31	16.1%	$522
Rustic Cove	100	66	67	66.0%	98.5%	5	80.0%	$525
Johnson	77	39	47	50.6%	83.0%	25	68.0%	$453
Grand Rapids Estates	66	45	50	68.2%	90.0%	11	54.5%	$424
Sylvania Estates	92	29	46	31.5%	63.0%	20	15.0%	$478
Total/Wtd. Avg.	2,335	1,556	1,775	66.6%	87.7%	547	60.0%	$487

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	The Park-Owned Homes inventory is not collateral for the MHC Fund V Mortgage Loan, though the underlying pad and associated income are collateral for the MHC Fund V Mortgage Loan. Lender underwriting excludes all revenues associated with rental of physical Park-Owned Homes inventory, which are owned by various affiliates of the borrower sponsors.
(3)	Average Per Pad Rent is inclusive of anticipated annual rental rate increases through March 1, 2026.

The Markets. The appraisal concluded a projected stabilized occupancy for the MHC Fund V Properties of 89.0%, representing a 33.6% premium to in-place occupancy across the Portfolio. Similarly, in place pad rents of $487 represent a 7.4% discount to the appraisal’s concluded market rent per pad of $523, demonstrating growth potential and opportunity for value creation across the MHC Fund V Properties. The MHC Fund V Properties are located across four states; Ohio, Indiana, Michigan and Wisconsin; and nine markets. The top three markets by UW NOI are Kendallville, Indiana (three MHC Fund V Properties, 20.5% UW NCF, 465 pads), Toledo, Ohio (five MHC Fund V Properties, 18.2% UW NCF, 676 pads) and Sandusky, Ohio (one MHC Fund V Property, 17.1% UW NCF, 228 pads). These markets are largely tertiary with Kendallville, Indiana having a population of 10,255 and a median household income of $63,770 and Sandusky, Ohio having a population of 24,174 and a median household income of $50,139. The five properties within the Toledo, Ohio market are situated on the outskirts of the city’s statistical area, in more suburban and rural settings. The city of Toledo has a population of 263,314 and median household income of $49,724.

Appraisal. According to the appraisal report, the MHC Fund V Properties had an “As Portfolio” appraised value of $130,690,000, inclusive of an approximately 6.2% portfolio premium. The appraisal report also provides for an aggregate “as is” valuation on an individual property-by-property basis as of various dates in October and November 2025, of $123,090,000.

Environmental Matters. According to the Phase I environmental site assessments as of various dates in November 2025, there was no evidence of any recognized environmental conditions at the MHC Fund V Properties. The Phase I environmental site assessments also discuss open compliance concerns and repairs tied to wastewater treatment facilities at various MHC Fund V Properties, for which funds were reserved at origination of the MHC Fund V Mortgage Loan. (see “Wastewater Reserve” herein).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-86

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the MHC Fund V Properties:

Cash Flow Analysis(1)
	2023	2024	2025	UW	UW per Pad
Rental Income	$7,168,448	$7,679,593	$8,437,191	$9,454,122(2)	$4,048.87
Vacant Income	$0	$0	$0	$4,499,674	$1,927.06
Gross Potential Rent	$7,168,448	$7,679,593	$8,437,191	$13,953,796	$5,975.93
Utilities Reimbursements	$956,388	$915,718	$921,282	$921,282	$394.55
Concessions	($120,482)	($137,150)	($148,471)	($148,471)	($63.59)
Vacancy	$0	$0	$0	($4,499,674)	($1,927.06)
Other Income	$196,958	$209,986	$221,937	$221,937	$95.05
Effective Gross Income	$8,201,312	$8,668,147	$9,431,939	$10,448,870	$4,474.89

Real Estate Taxes	$566,328	$525,613	$503,086	$503,086	$215.45
Insurance	$151,899	$177,662	$219,406	$187,685	$80.38
Other Operating Expenses	$3,817,733	$3,881,764	$4,158,719	$4,126,543	$1,767.26
Total Expenses	$4,535,960	$4,585,038	$4,881,212	$4,817,315	$2,063.09

Net Operating Income	$3,665,352	$4,083,108	$4,550,727	$5,631,555(4)	$2,411.80
Replacement Reserves	$0	$0	$0	$116,750	$50.00
Net Cash Flow	$3,665,352	$4,083,108	$4,550,727	$5,514,805(4)	$2,361.80

Occupancy %	69.1%	67.9%	67.8%	66.6%(3)
NOI DSCR	1.23x	1.37x	1.53x	1.89x
NCF DSCR	1.23x	1.37x	1.53x	1.85x
NOI Debt Yield	6.8%	7.6%	8.4%	10.4%
NCF Debt Yield	6.8%	7.6%	8.4%	10.2%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	UW Rental Income is based on the in place rent roll as of March 1, 2026, in addition to approximately $359,580 in anticipated rental increases through the second quarter of 2026.
(3)	UW Occupancy % is based on the underwritten rent roll dated March 1, 2026.
(4)	The increase in UW Net Operating Income from the 2025 Net Operating Income is primarily attributable to: (i) annual rental increases achieved through March 1, 2026 and (ii) $359,580 in anticipated rental increases through the second quarter of 2026 included in lender underwriting.

Escrows and Reserves.

RE Taxes – At origination, the Borrower was required to make an upfront deposit of approximately $105,000 for real estate taxes. In addition, the Borrower is required to make monthly deposits in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $49,441).

Insurance – At origination, the Borrower was required to make an upfront deposit of approximately $140,305 for insurance. In addition, the Borrower is required to make monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $16,110).

Replacement Reserve – At origination, the Borrower was required to make an upfront deposit of approximately $655,395. In addition, the Borrower is required to make monthly deposits in an amount of approximately $9,729 for replacements ($50 per pad, per annum).

Required Repairs – At origination, the Borrower was required to make an upfront deposit of approximately $1,758,846 to be used in connection with immediate repairs to be completed within 120 days following the origination date of the MHC Fund V Mortgage Loan.

Wastewater Reserve – At origination, the Borrower was required to make an upfront deposit in the amount of $1,000,000 to be used in connection with construction and repairs of wastewater treatment facilities at various MHC Fund V Properties. On or before the date that is six months from the MHC Fund V Mortgage Loan origination, the Borrower is required to deliver to the lender a third-party report prepared by an environmental engineer, or other qualified engineer approved by the lender, which (i) assesses the condition of the wastewater treatment plants at certain MHC Fund V Properties for material deficiencies that would lead to inoperability beyond the scope of amounts to be paid from the Replacement Reserve, (ii) confirms that the treatment plants are functional and operational facilities in compliance with legal requirements or, to the extent applicable, clearly identifies required remediation needed to achieve such compliance and (iii) provides an estimate of all material repair costs. If the lender reasonably determines that the amount within the Wastewater Reserve will not be sufficient to pay for the required wastewater repairs based on the information within the wastewater reports, the lender will notify the Borrower in writing and the Borrower will be required to deposit (or will cause Master Tenant or guarantor to deposit) the amount that the lender reasonably determines is sufficient to pay for the wastewater repairs.

Lockbox and Cash Management. The MHC Fund V Mortgage Loan is structured with a soft lockbox and springing cash management. Any rents received by the Borrower, Master Tenant, any other master tenant pursuant to a master sublease or the property manager are required to be deposited into a lender controlled lockbox account within two business days of receipt. If no Cash Sweep Period (as defined below) is in effect, all such amounts are required to be transferred to an account designated by the Borrower in accordance with the terms of the lockbox agreement. During the continuance of a Cash Sweep

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-87

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the MHC Fund V Mortgage Loan documents with all excess funds to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Sweep Period” will commence following the occurrence of any of the following: (i) an event of default; (ii) any bankruptcy action of the Borrower or the property manager; or (iii) the debt service coverage ratio falling below 1.25x. A Cash Sweep Period will end upon the occurrence of the following: (x) with regard to clause (i) above, the acceptance by the lender of a cure of such event of default; (y) with regard to clause (ii) above solely with respect to a bankruptcy action of the property manager, if the Borrower replaces the property manager with a “Qualified Manager” (in accordance with the MHC Fund V Mortgage Loan documents) within 60 days after such bankruptcy action; or (z) with regard to clause (iii) above, the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

DST and Master Lease Structure: The Borrower, MHC Affordable Housing DST V, is a Delaware statutory trust and special purpose entity. To accommodate certain restrictions related to the DST structure, the Borrower has leased the MHC Fund V Properties to the Master Tenant under a master lease. The Master Tenant maintains responsibility for all property-level operations and leasing across the Portfolio. The Master Tenant has pledged all rents received, including rents under the master sublease (as described below) and direct residential third-party leases, as well as all of its rights under any equity pledge (as described below), to the Borrower. All parties to the master lease and master sublease are Borrower affiliated.

Pursuant to the MHC Fund V Mortgage Loan documents, the Borrower assigned and pledged to the lender as security for the MHC Fund V Mortgage Loan: (i) all rents payable to the Borrower under any lease, including the master lease, and (ii) all rights of the Borrower, as assigned, specific to the master lease and master sublease structure, which includes any and all rights in connection with a pledge of equity that secures the obligations under the master sublease. In the event of a foreclosure, the lender would have the right to terminate the master lease and master sublease structure or assume the Borrower’s position in the master lease and master sublease structure and control the applicable POH-owning entities.

Each of the individual MHC Fund V Properties includes a number of non-collateral POHs owned by affiliates of the Borrower (the “Affiliated POH Owners”). To accommodate the MHC Fund V Mortgage Loan, the Affiliated POH Owners will sublease those pads containing POHs from the Master Tenant pursuant to a master sublease. Under the master sublease, the Affiliated POH Owners will only pay rent to the Master Tenant when the applicable pad and home are leased to a third party residential tenant. The master sublease provides for certain lender protections, such as subordination to the MHC Fund V Mortgage Loan documents (and the terms thereof) and requiring the parties to the sublease to comply with the terms of the MHC Fund V Mortgage Loan documents. In the event that the master lease terminates, the master sublease will terminate or become a direct lease, at the option of the lender.

Further, the MHC Fund V Mortgage Loan documents include various provisions related to the POHs and Affiliated POH Owners including: (i) POHs will only be sold for use at the applicable MHC Fund V Property subject to a site agreement for the pad or rented to third-parties pursuant to a lease and site agreement for the pad, (ii) any sale of a POH will be on commercially reasonable terms comparable to an arm’s-length transaction with an unrelated third party, (iii) the net sale proceeds from any POH sale will be distributed to the owners of the applicable Affiliated POH Owner in accordance with the applicable Affiliated POH Owner’s organizational documents, (iv) the Borrower will provide lender with statements detailing the POHs’ rent schedules and (v) Borrower or Master Tenant will ensure that all POH are maintained in good and safe condition. In addition, the MHC Fund V Mortgage Loan documents include various operational and maintenance covenants related to the POHs, including requiring that Borrower and Master Tenant may not permit any of the Affiliated POH Owners to remove any POH from the MHC Fund V Properties (other than in the case of (i) dilapidated POHs, (ii) temporary removal for repairs or maintenance with prompt return upon completion, or (iii) removal in connection with leasing to a direct residential tenant who owns their own home). Further, the MHC Fund V Mortgage Loan documents provide that during the continuance of an event of default, no POH may be removed from the applicable individual property without the lender’s prior consent, other than where removal is required for health and safety reasons under applicable law.

Upon origination of the MHC Fund V Mortgage Loan, for nine of the 15 MHC Fund V Properties, each of the equity owners of the Affiliated POH Owners at such properties pledged its ownership interests in the related Affiliated POH Owners to the Master Tenant to secure the Affiliated POH Owners’ obligations under the master sublease. With respect to the remaining six properties, an affiliate of the Borrower will own all future POHs and the sole member of the related Affiliated POH Owner has likewise pledged its ownership interest in such entity to the Master Tenant as security for its obligations under the master sublease. According to the borrower sponsors, a portion of the POHs are subject to existing third party financing (six properties, up to 306 POHs) in the form of a $2.0 million line of credit, preventing such a pledge of equity. As of origination, the third party financing had a drawn balance of approximately $1.4 million (five properties, 155 POHs).

See “Risk Factors—Risks Relating to the Mortgage Loans—Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the prospectus.

Release of Properties. None.

Terrorism Insurance. The MHC Fund V Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Borrower, in an amount equal to the full replacement cost of the MHC Fund V Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 12 months and a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-88

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-89

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-90

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

360 Hamilton
360 Hamilton Avenue
White Plains, NY 10601
Westchester Medical Center
New York Medical College
Blythedale Children's Hospital
Grasslands Rd
Valhalla College
SUNY Westchester Comm. College
Sprain Brook Pkwy
Taconic State Parkway
METRO NORTH HARLEM LINE
Valhalla
VALHALLA
Kensico Lake
Mt. Kisco Rd
Cranberry Lake County Park
Rye Lake
Greenwich
FAIRFIELD COUNTY
CONNECTICUT
NEW YORK
Westchester County Airport
North White Plains
NORTH WHITE PLAINS
Bronx River Pkwy
Lake St
Purchase St
Barnes Ln
Silver Lake Park
SUNY at Purchase
The Performing Arts Center
Elmsford
Knollwood CC
Fairview
Cross Westchester Expwy
Brae Burn GC
West Harrison
Purchase
Crossroads Shopping Center
Pace University
Century CC
Anderson Hill Rd
Dobbs Ferry Rd
Westchester County Center
White Plains Transportation Center
Metropolis CC
The College of Westchester
WHITE PLAINS
City Center
One City Place
Fordham Univ. Graduate School of Social Service
Manhattanville College
DOWNTOWN WHITE PLAINS
The Westchester
NY-Presbyterian Hospital-Westchester
Dalewood I II & III Shopping Center
The Centre
MasterCard
Ridge Road Park
Westchester Square
White Plains Hospital
METRO NORTH
White Plains
Bryant Ave
Burke Neurological Institute
NewYork - Presbyterian Medical Center
Red Oak Corp. Park
Morgan Stanley
Hartsdale
West Post Road
Soundview Ave
WESTCHESTER COUNTY
North St
Hiscox Business Insurance
Central Park Ave
Scarsdale GC
HARTSDALE
Sunningdale CC
Scarsdale Park Mall
Ridgeway
Westchester Hills CC
Kenilworth Rd
Mamaroneck Ave
Fenway GC
Secor Rd
Rosedale Ave
Westchester CC
North St
Hutchinson River Pkwy
Pleasant Ridge Rd
Scarsdale
Harrison
Apawamis CC
Saxon Woods County Park
Saxon Woods GC
Union Ave
Rye
New England Thruway
Mamaroneck Ave
Quaker Ridge GC
N.Y. City 28 miles
HARRISON
METRO NORTH
STAMFORD
NEW JERSEY
YONKERS
BRONX
NEW YORK CITY
MANHATTAN
QUEENS
LONG ISLAND
Long Island Sound
NEW YORK
CONNECTICUT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-91

Mortgage Loan No. 8 – 360 Hamilton

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	White Plains, NY 10601
Original Balance:		$49,000,000		General Property Type:	Office
Cut-off Date Balance:		$49,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		5.9%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	1973/1999, 2020, 2021
Borrower Sponsor:		TKF Burnside Real Estate Partners		Size:	391,798 SF
Guarantors:		Richard Clark and Dennis Friedrich		Cut-off Date Balance PSF:	$125
Mortgage Rate:		6.0000%		Maturity Date Balance PSF:	$125
Note Date:		2/25/2026		Property Manager:	G&E Real Estate Management
Maturity Date:		3/1/2031			Services, Inc.
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 month		UW NOI:	$8,544,405
IO Period:		60 months		UW NCF:	$8,267,935
Seasoning:		1 months		UW NOI Debt Yield:	17.4%
Prepayment Provisions:		L(24),YM1(30),O(6)		UW NCF Debt Yield:	16.9%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	17.4%
Additional Debt Type:		NAP		UW NCF DSCR:	2.77x
Additional Debt Balance:		NAP		Most Recent NOI:	$7,845,716 (12/31/2025)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$8,223,345 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$8,093,629 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.5% (1/1/2026)
RE Taxes:	$690,657	$217,223	NAP	2nd Most Recent Occupancy:	80.0% (12/31/2024)
Insurance:	$30,671	$30,671	NAP	3rd Most Recent Occupancy:	84.9% (12/31/2023)
Replacement Reserve:	$7,700,000	Springing(2)	$235,079(3)	Appraised Value (as of)(2):	$76,740,039 (3/9/2026)
TI/LC Reserve:	$1,936,877	$65,300	NAP	Appraised Value PSF(2):	$196
Free Rent Reserve:	$2,300,787	$0	NAP	Cut-off Date LTV Ratio:	63.9%
Outstanding TI/LC Reserve:	$2,575,039	$0	NAP	Maturity Date LTV Ratio:	63.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$49,000,000	65.7%	Purchase Price(3):	$56,652,366	76.0%
Borrower Sponsor Equity:	$25,566,137	34.3%	Upfront Reserves:	$15,234,031	20.4%
			Closing Costs:	$2,679,740	3.6%
Total Sources:	$74,566,137	100.0%	Total Uses:	$74,566,137	100.0%

(1)	See “Escrows and Reserves”.
(2)	Appraised value is based on the “Prospective Value Upon Funded Reserve” value as of March 9, 2026, reflecting a hypothetical assumption that reserves in the amount of $10,240,039 are fully funded at loan origination for certain capital expenditures and outstanding contractual leasing obligations. At origination, the borrower deposited (i) $7.7 million for replacement reserves, (ii) approximately $2.6 million for all outstanding tenant improvement and leasing commissions and (iii) approximately $2.3 million for all outstanding free rent obligations. The appraisal concluded an “as-is” value as of January 9, 2026, for the 360 Hamilton Property (as defined below) of $66,500,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 73.7% and 73.7%, respectively.
(3)	The borrower sponsor acquired the 360 Hamilton Property for a gross purchase price of $67,500,000. Purchase Price above reflects the net purchase price accounting for certain seller credits in the amount of $10,847,634 for outstanding leasing obligations ($5,147,634) and capital expenditures ($5,700,000), the outstanding portion of which was reserved at origination. Approximately $271,808 of seller credits earmarked for free rent burned off prior to origination. At origination, the borrower sponsor deposited an additional $2.0 million into the capital expenditure reserve, bringing the total capital expenditure reserve balance to $7.7 million.

The Mortgage Loan. The eighth largest mortgage loan (the “360 Hamilton Mortgage Loan”) is evidenced by one promissory note with an original principal balance of $49,000,000. The 360 Hamilton Mortgage Loan is secured by the borrower’s fee interest in a 391,798 SF office property which sits above a multi-level, 530-space parking structure, located in White Plains, New York (the “360 Hamilton Property”).

The Borrower and the Borrower Sponsor. The borrower for the 360 Hamilton Mortgage Loan is TKF Burnside 360 Hamilton Owner LLC, a Delaware limited liability company. The non-recourse carveout guarantors are Richard Clark and Dennis Friedrich, the co-founders of TKF Burnside Real Estate Partners (“TKF”), the borrower sponsor.

TKF is a private real estate investment and operating firm that targets office, multifamily, retail and mixed-use properties in select metropolitan areas including New York City, Washington D.C., Boston, Los Angeles, Denver and South Florida. TKF’s strategy focuses on opportunistic assets which have strong value enhancement potential through repositioning, redevelopment and leasing. TKF is led by Dennis Friedrich, a senior leader in the real estate industry with over 30 years of real estate investment and development experience including a 20 year career at Brookfield where he was responsible for $17 billion in mergers and acquisitions (“M&A”), asset acquisition and disposition activity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-92

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

The Property. The 360 Hamilton Property is a Class A, 12-story office building comprised of 391,798 SF, which sits above a multi-level, 530-space parking structure (resulting in a parking ratio of 1.35 spaces per 1,000 SF) located in White Plains, New York. The borrower sponsor purchased the 360 Hamilton Property in February 2026 for $67.5 million (gross purchase price) contributing approximately $25.6 million of cash equity. The 360 Hamilton Property offers extensive amenities including a café and executive dining room, a 140-seat teleconferencing auditorium, a private boardroom with internet access, a fitness center with locker rooms, a steam room and showers and outdoor amenity space that includes a bocce ball court and a basketball court. The 360 Hamilton Property was built in 1973 and most recently renovated by the prior owner in 2020/2021. The renovations completed include refreshes to the lobby, upper floor hallways and bathrooms, among other projects. The borrower sponsor anticipates completing further enhancements (capitalized via $7.7 million in upfront reserves) to various amenities including the lobby, building café and conference center, among other improvements.

As of January 1, 2026, the 360 Hamilton Property is 84.5% occupied by 30 tenants, of which nine are investment grade rated or AM Law #100 ranked, comprising 63.0% NRA and 77.9% UW Rent. Investment grade tenants have, on average, occupied their spaces at the 360 Hamilton Property for a tenure of approximately 10.0 years. Top tenants at the 360 Hamilton Property include Skadden, Arps, Slate, Meagher & Flom (“Skadden”) (AM Law #5, 14.4% NRA, 18.3% UW Rent), Merrill Lynch (M/S/F: A1/A-/AA-, 12.6% NRA, 17.6% UW Rent) and Heineken (M/S/F: A3/BBB+/NR, 13.2% NRA, 14.0% UW Rent). Notably, the 360 Hamilton Property serves as Heineken’s United States headquarters. The 360 Hamilton Property benefits from a granular tenant mix with no tenant accounting for greater than 14.4% of NRA or 18.3% of UW Rent. Tenant demand for the 360 Hamilton Property has remained steady post COVID-19 pandemic, with nine new or renewal leases signed since 2022, comprising an aggregate of approximately 39.0% of NRA and 45.3% of UW Rent. Though the appraisal’s concluded office market rent ($39.43 PSF) is marginally less than in-place underwritten office rent ($42.58 PSF), the 360 Hamilton Mortgage Loan is structured with a debt service coverage ratio (“DSCR”) of 2.77x and is well positioned to absorb certain deteriorations in leasing spreads. Further, the 360 Hamilton Mortgage Loan is structured with an approximately $1.9 million upfront reserve to capitalize future leasing obligations, despite limited rollover throughout the term of the 360 Hamilton Mortgage Loan.

The 360 Hamilton Property is located in White Plains, New York, just a few blocks from the White Plains Transportation Center, which has undergone a $95 million renovation and provides express service to Grand Central Terminal. White Plains, New York is a suburb of New York City and a commercial hub of Westchester County. The 360 Hamilton Property also benefits from immediate access to I-287, the Bronx River Parkway and is only a 15-minute drive from the Westchester County Airport. The 360 Hamilton Property is located in the White Plains Central Business District (“CBD”) office market, which has created a mix of walkable amenities via mixed-use projects like Hamilton Green and the Galleria redevelopment. The White Plains Galleria redevelopment is a multi-billion dollar plan to reconstruct the Galleria at White Plains, a former shopping mall just a few blocks away from the 360 Hamilton Property into a mixed-use residential building featuring a grocery store and dining retail portions.

The 360 Hamilton Property had previously been financed via a multi-property cross-collateralized portfolio (allocated loan amount of approximately $89.0 million). Collectively, the portfolio securing the prior financing underperformed, ultimately resulting in a lender-driven sale with the borrower sponsor having acquired the 360 Hamilton Property from an affiliate of SL Green and Cappelli Organization (on a standalone basis) at a reset mortgage basis. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

Major Tenants.

Skadden (AM Law #5, 56,487 SF; 14.4% of NRA; 18.3% of UW Rent) is an American multinational law firm headquartered in New York City. Skadden has approximately 1,800 lawyers and is the fourth highest grossing law firm in the United States. Skadden works in more than 50 practice areas including capital markets, M&A, corporate governance and restructuring. Skadden was named Best Lawyers’ 2026 Law Firm of the Year for corporate law and a 2025 Law360 Mergers & Acquisitions Practice Group of the Year, in addition to receiving the US Corporate M&A Law Firm of the Year 2023 Chambers USA Awards. Skadden’s global presence spans across 8 US offices and 13 international offices from New York to Shanghai. Skadden has also been named the top corporate law firm in the United States in Corporate Board Member magazine’s annual survey of America’s Best Corporate Law Firms more times than any other law firm. According to the borrower sponsor, Skadden has invested heavily in its leased space. Skadden has occupied its leased space since 2002 with a lease expiration in March 2031, two, five-year renewal options and no termination options.

Merrill Lynch (49,272 SF; 12.6% of NRA; 17.6% of UW Rent) is an American investment management and wealth management division of Bank of America. Merrill Lynch employs over 14,000 financial advisors and manages $2.8 trillion in client assets ($3.4 trillion for global wealth and investment management). According to the borrower sponsor, Merrill Lynch has invested heavily into building out its leased space and utilizes its space as one of their approximately 500 wealth management offices. Merrill Lynch has occupied its leased space since 2020, with a lease expiration in October 2032, and two five-year renewal options. The Merrill Lynch lease contains a termination option effective October 31, 2027, subject to 15 months’ notice and a payment of an estimated termination fee equal to $3,288,509.

Heineken (51,710 SF; 13.2% of NRA; 14.0% of UW Rent) is a Dutch multinational brewing company, founded in 1864 and is the world’s second-largest beer producer. Heineken is known for its iconic green bottle and red star and owns over 165 brands such as Amstel, Tiger and Tecate. Heineken has a deep focus on global reach, sustainability and a balanced growth strategy through innovation and digital tools while maintaining its family-rooted heritage. Heineken utilizes its space at the 360 Hamilton Property as its U.S. headquarters. Heineken plans to invest heavily into building out its leased space with an allocated budget of $1,672,007 for capital improvements, according to the appraisal. Heineken has occupied its leased space since 2000, with a lease expiration in November 2033 and one five-year renewal option. The Heineken lease contains a termination option effective November 30, 2031, subject to 12 months’ notice and a payment of an estimated termination fee equal to $1,540,392.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-93

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

The following table presents certain information relating to the tenancy at the 360 Hamilton Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch) (2)	Tenant SF(3)	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Skadden(4)	NR/NR/NR	56,487	14.4%	$2,487,556	18.3%	$44.04	3/30/2031	2 x 5 years	N
Heineken(5)	A3/BBB+/NR	51,710	13.2%	$1,901,270	14.0%	$36.77	11/30/2033	1 x 5 years	Y
Merrill Lynch(6)	A1/A-/AA-	49,272	12.6%	$2,397,328	17.6%	$48.65	10/31/2032	2 x 5 years	Y
Webster Bank(7)	Baa2/BBB+/NR	31,718	8.1%	$1,260,791	9.3%	$39.75	6/30/2028	1 x 5 years	Y
Arch Capital(8)	A3/A/A-	21,994	5.6%	$922,978	6.8%	$41.96	5/31/2033	2 x 5 years	Y
DelBello / DDDWW(9)	NR/NR/NR	17,884	4.6%	$617,096	4.5%	$34.51	1/31/2036	2 x 5 years	Y
National Econ.(10)	NR/NR/NR	13,817	3.5%	$579,694	4.3%	$41.96	7/31/2032	2 x 5 years	Y
Crown Castle Fiber	NR/NR/NR	10,430	2.7%	$511,070	3.8%	$49.00	7/31/2028	1 x 5 years	N
Prudential	A3/A/A-	10,632	2.7%	$454,164	3.3%	$42.72	5/31/2027	2 x 5 years	N
Flagstar Bank	B1/NR/BB-	8,021	2.0%	$385,008	2.8%	$48.00	10/31/2026	1 x 5 years	N
Top 10 Tenants Total/Wtd. Avg.		271,965	69.4%	$11,516,955	84.6%	$42.35
Other Occupied		58,997	15.1%	$2,098,275	15.4%
Vacant		60,836	15.5%
Total		391,798	100.0%	$13,615,230	100.0%

(1)	Based on the underwritten rent roll as of January 1, 2026, inclusive of contractual rent steps through January 2027.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Certain tenants are inclusive of associated storage spaces less than 500 SF.
(4)	Skadden is in occupancy though currently subject to abated rent through March 2026 with an aggregate rent reduction of approximately $201,878.
(5)	Heineken may terminate its lease effective November 30, 2031, subject to 12 months’ prior notice and payment of an estimated termination fee equal to $1,540,392. Heineken is in occupancy though currently subject to abated rent from May 2026 to November 2026 with an aggregate rent reduction of approximately $1,527,765.
(6)	Merrill Lynch may terminate its lease effective October 31, 2027, subject to 15 months’ prior notice and payment of an estimated termination fee equal to $3,288,509.
(7)	Webster Bank may terminate its lease effective July 1, 2026, subject to six months’ prior notice and payment of an estimated termination fee equal to $1,795,712.
(8)	Arch Capital may terminate its lease effective January 1, 2030, subject to 12 months’ prior notice and payment of an estimated termination fee equal to $1,237,449.
(9)	DelBello/DDDWW may terminate its lease effective January 30, 2031, January 30, 2033 or January 30, 2035, each with a nine months’ prior notice and no termination fee.
(10)	National Econ. may terminate its lease effective December 1, 2028, subject to 12 months’ prior notice and payment of an estimated termination fee equal to $1,045,394.

The following table presents certain information relating to the lease rollover schedule at the 360 Hamilton Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2026	3	10,444	2.7%	2.7%	$492,654	3.6%	3.6%	$47.17
2027	4	27,982	7.1%	9.8%	$813,969	6.0%	9.6%	$29.09
2028	2	42,148	10.8%	20.6%	$1,771,861	13.0%	22.6%	$42.04
2029	1	6,708	1.7%	22.3%	$284,743	2.1%	24.7%	$42.45
2030	0	0	0.0%	22.3%	$0	0.0%	24.7%	$0.00
2031	3	67,329	17.2%	39.5%	$2,908,213	21.4%	46.1%	$43.19
2032	4	70,846	18.1%	57.5%	$3,357,115	24.7%	70.7%	$47.39
2033	3	77,267	19.7%	77.3%	$2,964,947	21.8%	92.5%	$38.37
2034	0	0	0.0%	77.3%	$0	0.0%	92.5%	$0.00
2035	0	0	0.0%	77.3%	$0	0.0%	92.5%	$0.00
2036 & Thereafter	12	28,238	7.2%	84.5%	$1,021,728	7.5%	100.0%	$36.18
Vacant	0	60,836	15.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	32	391,798	100.0%		$13,615,230	100.0%		$34.75

(1)	Based on the underwritten rent roll as of January 1, 2026, inclusive of contractual rent steps through January 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-94

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

The Market. The 360 Hamilton Property is situated in the White Plains CBD office submarket, within the broader Westchester County office market. The White Plains CBD office submarket is among the larger, higher performing office submarkets in Westchester County. The White Plains CBD office submarket commands a rental premium in comparison to nearby competing submarkets (approximately 18.7%), primarily due to its express access to New York City. The White Plains CBD office submarket has the highest concentration of high-rise Class A office buildings in the broader Westchester County office market. Beginning in the 1950s, many major corporations based in New York City moved operations to White Plains including Sabra, General Foods, PepsiCo, IBM, Nestle, Snapple and Heineken USA (located in the 360 Hamilton Property).

As of the first quarter of 2026, the White Plains CBD office submarket is comprised of 5.0 million SF of supply, with a vacancy rate of 14.3% and average rents of approximately $35.71. Of note, the appraisal identifies no new office supply currently under construction. During the third quarter of 2025, the White Plains CBD office submarket was the primary driver contributing to the broader Westchester County office market’s growth. The White Plains CBD office submarket led all Westchester County submarkets in leasing activity for the second consecutive year, contributing 39% of 2025’s total leasing volume. The White Plains CBD office submarket recorded 27,000 SF of new activity in the fourth quarter of 2025, bringing its full-year total to 338,000 SF. Annual leasing rose 12% from the prior year, as the White Plains CBD office submarket saw an influx of tenants relocating from the northern part of Westchester County. The White Plains CBD office submarket also posted 121,000 SF of renewals, including Westchester County’s largest deal of 2025, Heineken’s 51,000 SF renewal at the 360 Hamilton Property.

The following table presents certain information relating to the appraisal’s office market rent conclusions for the 360 Hamilton Property:

Market Rent Conclusions(1)
	Market Rent (PSF)	Average Lease Term	Escalations	Tenant Improvements (New Tenants)	Tenant Improvements (Renewals)	Leasing Commissions (New Tenants)	Leasing Commissions (Renewals)
Low/Mid Floors	$36.00	84 Months	2.50% per year	$50.00	$20.00	5.00%	2.50%
Upper Floors	$39.00	84 Months	2.50% per year	$50.00	$20.00	5.00%	2.50%
Premium Space	$42.00	84 Months	2.50% per year	$50.00	$20.00	5.00%	2.50%
Storage/Other	$13.00	60 Months	2.50% per year	$0.00	$0.00	5.00%	2.50%

(1)	Source: Appraisal.

The following table presents certain information relating to comparable office leases for the 360 Hamilton Property:

Comparable Office Lease Summary(1)
Property Name/Location	Year Built/Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
360 Hamilton 360 Hamilton Avenue White Plains, NY	1973/1999, 2020, 2021		391,798(2)		10.3(2)(3)	$42.58(2)(4)
Gateway 1 1 North Lexington Avenue, White Plains, NY	1985/2022	Pure Insurance Leason Ellis Law	33,369 15,500	Apr-25 Oct-24	11.5 11.0	$40.00 $37.50
GDC City Square Office Complex 50 Main Street, White Plains, NY	1986/2022	Invesco Real Estate	6,069	May-21	5.8	$39.50
Ten Bank Street 10 Bank Street, White Plains, NY 10686	1989/2023	Matrix Asset Advisors Amur Capital Group	3,154 4,631	March-25 June-24	6.4 5.4	$37.00 $39.00
Class A Office Properties 7 Renaissance Square, White Plains, NY	2008/2022	OnMed Interoceanic Corporation	8,477 5,500	March-25 Jun-23	5.0 5.0	$39.50 $41.00
White Plains Plaza One North Broadway & 445 Hamilton Ave, White Plains, NY	1968/2019	NOF American Corp. Divney, Tung Schwalbe	2,468 9,188	Dec-23 May-23	7.3 5.0	$32.00 $32.00
Westchester One 44 S. Broadway & 120 Westchester Ave, White Plains, NY	1976/2015	Melody Capital	16,159	Sep-22	10.0	$35.00
Grand Street Plaza 140 & 150 Grand Street, White Plains, NY	1962/2017	777 Partners	5,805	Sep-23	10.8	$30.50
Urban Class A Office Building 81 Main Street, White Plains, NY	1984/2003	Harrington, Ocko & Mank Maxwell Shmerler & Co CPA	8,966 3,574	Mar-24 Aug-23	5.3 5.5	$31.50 $32.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of January 1, 2026.
(3)	Represents the weighted average lease term of all occupied office tenants based on UW Base Rent.
(4)	Represents the average Rent PSF of all occupied office tenants.

Appraisal. Appraised value of $76,740,039 is based on the “Prospective Value Upon Funded Reserve” value as of March 9, 2026, reflecting a hypothetical assumption that reserves in the amount of $10,240,039 are fully funded at loan origination for certain capital expenditures and outstanding contractual leasing obligations. At origination, the borrower deposited (i) $7.7 million for replacement reserves, (ii) approximately $2.6 million for all outstanding tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-95

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

improvement and leasing commissions and (iii) approximately $2.3 million for all outstanding free rent obligations. The appraisal concluded an “as-is” value as of January 9, 2026, for the 360 Hamilton Property of $66,500,000.

Environmental Matters. The Phase I environmental site assessment dated December 5, 2025 (the “ESA”) did not identify any recognized environmental conditions (a “REC”) at the 360 Hamilton Property. However, the ESA identified three historical RECs at the 360 Hamilton Property related to the release of fuel oil and other hazardous materials from 1999 to 2022, all of which have been remediated and granted closure by the New York State Department of Environmental Conservation with no further investigation recommended at this time.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 360 Hamilton Property:

Cash Flow Analysis(1)
	2023	2024	2025	UW	UW PSF
Rents in Place	$12,679,699	$12,466,734	$13,267,877	$13,615,229	$34.75
IG Rent Steps(2)	$0	$0	$0	$159,647	$0.41
Vacant Income	$0	$0	$0	$2,507,335	$6.40
Gross Potential Rent	$12,679,699	$12,466,734	$13,267,877	$16,282,210	$41.56

CAM	$1,407,736	$1,519,224	$1,629,128	$1,538,062	$3.93
Net Rental Income	$14,087,434	$13,985,958	$14,897,005	$17,820,273	$45.48

Vacancy	$0	$0	$0	($2,507,335)	($6.40)
Other Income	$856,561	$839,669	$825,480	$812,190	$2.07
Effective Gross Income	$14,943,996	$14,825,628	$15,722,486	$16,125,128	$41.16

Real Estate Taxes	$2,918,442	$1,951,340	$2,508,483	$2,530,758	$6.46
Insurance	$174,730	$286,177	$347,426	$368,057	$0.94
Management Fee	$448,320	$444,769	$471,675	$483,754	$1.23
Other Operating Expenses	$3,308,875	$3,919,997	$4,549,186	$4,198,155	$10.72
Total Expenses	$6,850,367	$6,602,283	$7,876,769	$7,580,723	$19.35

Net Operating Income	$8,093,629	$8,223,345	$7,845,716	$8,544,405	$21.81
Replacement Reserves	$0	$0	$0	$78,360	$0.20
TI/LC(3)	$0	$0	$0	$198,110	$0.51
Net Cash Flow	$8,093,629	$8,223,345	$7,845,716	$8,267,935	$21.10

Occupancy %(4)	84.9%	80.0%	82.5%	84.4%
NOI DSCR	2.72x	2.76x	2.63x	2.87x
NCF DSCR	2.72x	2.76x	2.63x	2.77x
NOI Debt Yield	16.5%	16.8%	16.0%	17.4%
NCF Debt Yield	16.5%	16.8%	16.0%	16.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	IG Rent Steps are based on straight line average rent for investment grade rated tenants through the lesser of loan or lease term.
(3)	UW TI/LC is inclusive of a $193,688 offset against underwritten TI/LC expenditures based on the upfront TI/LC reserve for future leasing in the amount of $1,936,877.
(4)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to make an upfront deposit of $690,657 with the lender and is required to make a monthly deposit on each payment date equal to $217,223, representing 1/12th of the taxes and other charges that the lender estimates will be payable during the next 12 month period.

Insurance – At origination, the borrower was required to make an upfront deposit of approximately $30,671, and is required to make a monthly deposit on each payment date equal to $30,671 thereafter.

Replacement Reserve – At origination, the borrower was required to make an upfront deposit of $7,700,000. If the balance in the replacement reserve account is less than $500,000, then a monthly deposit of $6,529.97 will be required. At any given time, the replacement reserve account will be capped at 36 monthly replacement reserve deposits ($235,079).

TI/LC Reserve – At origination, the borrower reserved $1,936,877 with the lender and is required on each payment date to reserve an amount equal to $65,300 for tenant improvement and leasing commission obligations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-96

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

Free Rent Reserve – At origination, the borrower reserved $2,300,787 to cover free rent, gap rent or rent abatement for the tenants at the 360 Hamilton Property.

Outstanding TI/LC Reserve – At origination, the borrower reserved $2,575,039 to cover outstanding improvement and leasing commission obligations for the tenants at the 360 Hamilton Property.

Lockbox and Cash Management. The 360 Hamilton Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower must maintain a lockbox account under the lender’s sole dominion and control and deliver tenant direction letters requiring all tenants to remit rent directly to the lockbox. Any rents otherwise received by the borrower or the property manager must be deposited into the lockbox within two business days after receipt. All amounts deposited into the lockbox are held as additional security for the debt. If no Cash Sweep Period (as defined below) is in effect, lockbox collections are transferred in accordance with the lockbox agreement to an account designated by the borrower. During any Cash Sweep Period, the lockbox bank must sweep all lockbox funds once each business day to a lender-controlled cash management account. Funds in the cash management account are applied to the monthly debt service payment amount and the required reserve and escrow deposits (including taxes and insurance, replacement reserves and rollover reserves), with the borrower’s payment obligations deemed satisfied to the extent sufficient funds are on deposit when due. Any excess cash flow is then deposited (i) during a Lease Sweep Period (as defined below) into a lease sweep reserve account held by the lender as additional security for approved leasing costs for the affected space, or (ii) if there is no Lease Sweep Period, into an excess cash flow reserve account held by the lender as additional security for the 360 Hamilton Mortgage Loan.

A “Cash Sweep Period” begins upon the occurrence of any of the following: (a) an event of default; (b) any bankruptcy action with respect to the borrower or the property manager; (c) a DSCR of less than 1.30x (a “DSCR Trigger”); or (d) the commencement of a Lease Sweep Period. A Cash Sweep Period is no longer continuing (i) if caused by a DSCR Trigger, DSCR is at least 1.30x for two consecutive calendar quarters; (ii) if caused by an event of default, the lender accepts a cure (the lender may accept in the lender’s reasonable discretion; provided, however, that if (i) the lender has applied for the appointment of a receiver pursuant to the 360 Hamilton Mortgage Loan, (ii) the lender has declared the entire unpaid debt to be immediately due and payable, or (iii) the lender has commenced a foreclosure action pursuant to the 360 Hamilton Mortgage Loan, the lender is not obligated to accept such cure and may reject or accept such cure in lender’s sole and absolute discretion); (iv) if caused by a manager bankruptcy, the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days; or (v) if caused by a Lease Sweep Period, the Lease Sweep Period has ended. No cure is permitted for a borrower bankruptcy. In addition, cures under clauses (ii)–(v) above may occur no more than four times in the aggregate during the term of the 360 Hamilton Mortgage Loan, no event of default may be continuing, and the borrower must pay the lender’s reasonable expenses in connection with such cure.

A “Lease Sweep Period” is a tenant-focused sweep tied to designated “Lease Sweep Leases” (initially, the Skadden and Merrill Lynch leases, or permitted replacements). A Lease Sweep Period commences upon the first payment date after the earliest to occur of any of the following: (i) with respect to each Lease Sweep Lease, (A) 12 months before the earliest stated expiration of a Lease Sweep Lease (including any renewal term); and (B) upon the date by which the tenant under the applicable Lease Sweep Lease is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); (ii) the receipt of notice from any tenant under a Lease Sweep Lease (other than the lease with Merrill Lynch) exercising its right to terminate its Lease Sweep Lease; (iii) the date that a Lease Sweep Lease (other than Merrill Lynch), is surrendered, cancelled or terminated prior to its then current expiration date or the receipt of notice from any tenant (other than Merrill Lynch) under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease; (iv) the tenant vacates, abandons or ceases to use all or any material portion of its premises, or gives written notice of intent to do so; (v) an insolvency proceeding involving a tenant under a Lease Sweep Lease or its parent; or (vi) 100% of the related premises is subleased or listed for sublease.

A Lease Sweep Period ends upon satisfaction of specified conditions, including: (a) in the case of clauses (i), (ii), (iii), (iv) and (vi), the affected space is re-leased under one or more Qualified Lease(s) (as defined below) and, in the lender’s judgment, sufficient funds have accumulated in the lease sweep reserve to cover all anticipated approved tenant improvements, leasing commissions, any scheduled free-rent and/or abatement periods, or operating expenses resulting from any anticipated downtime prior to rent commencement; (b) in the case of clause (i), the subject tenant irrevocably exercises a renewal or extension option for all of its space (provided, that if Skadden is the subject tenant exercising such renewal or extension option, the Lease Sweep Period does not end unless either (A) Merrill Lynch has also irrevocably exercised a renewal or extension option for a term of not less than five years or (B) clause (a) is satisfied as if Merrill Lynch caused the Lease Sweep Period), with sufficient funds reserved for any related concessions; (c) in the case of clause (ii), any termination option is not validly exercised by the latest exercise date or is validly and irrevocably waived in writing by the related tenant; (d) in the case of clause (v), in an insolvency proceeding, the lease is affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or (e) in the case of clause (vi), all listings for subletting are removed and the tenant is no longer subletting the space.

A “Qualified Lease” means either (A) a modification of the Lease Sweep Lease approved by the lender (i) with a term of at least five years, (ii) for at least 95% of the square footage occupied by the applicable Lease Sweep Lease tenant and (iii) including base rent and additional rent of at least 95% of the lesser of (x) then-current full and unabated rent due under the applicable Lease Sweep Lease or (y) market rent, or (B) one or more replacement lease(s) (i) with an initial term of at least five years, (ii) entered into in accordance with the 360 Hamilton Mortgage Loan agreement and reasonably approved by the lender, (iii) on market terms, including, among other things, recoveries and tenant improvement allowances, and (iv) including base rent and additional rent equal to or greater than 95% of (x) then-current full and unabated rent due under the applicable Lease Sweep Lease or (y) market rent.

During any Lease Sweep Period, all excess cash flow on each payment date is deposited into the lease sweep reserve account and may be drawn monthly (subject to customary documentation) to fund approved third-party leasing costs for the affected space. Remaining amounts are released when occupancy and other post-leasing conditions have been satisfied, with any required holdbacks retained for unpaid tenant improvement/leasing commission obligations or scheduled rent abatements and disbursed pursuant to an agreed schedule. If no Lease Sweep Period is in effect during a Cash Sweep Period, excess cash flow is deposited into an excess cash flow reserve account; amounts in that account may be applied to approved leasing items or, with lender consent, replacements, and are released following a Cash Sweep Period cure. During any event of default or borrower/manager bankruptcy, the lender may apply funds on deposit in the lockbox and/or cash management account to the debt in its discretion.

Terrorism Insurance. The 360 Hamilton Mortgage Loan documents require that the borrower maintain comprehensive “all risk" or “special form” property insurance in an amount equal to 100% of full replacement cost, and business income/loss of rents insurance for at least 18 months with an extended period of indemnity of up to 12 months, which must include coverage for acts of terrorism; while the federal Terrorism Risk Insurance Program

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-97

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

Reauthorization Act of 2015 is in effect and covers both domestic and foreign acts. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-98

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-99

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

785 Flushing Avenue
785 Flushing Avenue
Brooklyn, NY 11206
BROOKLYN
QUEENS
Greenpoint
Williamsburg
East Williamsburg
Bushwick
Bedford-Stuyvesant
Clinton Hill
Prospect Heights
Crown Heights
Fresh Pond
East River
Newtown Creek
BROOKLYN NAVY YARD
McCarren Park
FIRST CALVARY CEMETERY
LINDEN HILL CEMETERY
THE EVERGREENS CEMETERY
Pratt Institute
Downtown Brooklyn 1 mile
La Guardia Airport 4 miles
Flushing Ave.
Broadway
Myrtle Ave.
DeKalb Ave.
Lafayette Ave.
Gates Ave.
Halsey St.
Fulton St.
Atlantic Ave.
Bergen St.
Grand St.
Metropolitan Ave.
Division Ave.
Manhattan Ave.
Union Ave.
Humboldt St.
Bedford Ave.
Nostrand Ave.
Marcus Garvey Blvd.
Lewis Ave.
Malcolm X Blvd.
Ralph Ave.
Bushwick Ave.
Knickerbocker Ave.
Wilson Ave.
Evergreen Ave.
Woodbine St.
Cypress Ave.
Troutman St.
Greene Ave.
Kingsland Ave.
Vandervoort Ave.
Meeker Ave.
Greenpoint Ave.
McGuinness Blvd.
Kent Ave.
Lee Ave.
Marcy Ave.
Washington Ave.
Eastern Pkwy.
NY Ave.
Brooklyn-Queens Expwy
Brooklyn Queens Expwy
LI Expwy
NYC Health Hospitals/ Woodhull
Wycoff Heights Medical Ctr.
Interfaith Medical Center
Pfizer Building
Bogart Hotel
Market Hotel
House of Yes
The Bushwick Collective
Brooklyn Children's Museum
Weeksville Heritage Center
Historic Hunterfly Road Houses
St. John's Recreation Center
Maria Hernandez Park
Marcy Playground
Herbert Von King Park
Reinaldo Salgado Playground
Saratoga Square Park
Bushwick Playground
Harmony Park
Brower Park
Prospect Park
Cooper Park
Grover Cleveland Athletic Field
Ridgewood Veterans Memorial
The Home Depot
Steiner Studios
NEW YORK CITY
MANHATTAN
BRONX
NEWARK
JERSEY CITY
STATEN ISLAND
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-100

Mortgage Loan No. 9 – 785 Flushing Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Brooklyn, NY 11206
Original Balance:	$37,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$37,000,000			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1900/2005
Borrower Sponsor:	Patricia Lampl			Size:	140,411 SF
Guarantors:	Patricia Lampl and			Cut-off Date Balance Per SF:	$264
	Patricia G. Lampl Trust			Maturity Date Balance Per SF:	$264
Mortgage Rate:	6.4600%			Property Manager:	Abeco Management LLC
Note Date:	3/2/2026				(borrower-related)
Maturity Date:	4/1/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(2):	$4,002,205
IO Period:	60 months			UW NCF:	$3,836,909
Seasoning:	0 months			UW NOI Debt Yield:	10.8%
Prepayment Provisions:	L(24),D(31),O(5)			UW NCF Debt Yield:	10.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.8%
Additional Debt Type:	NAP			UW NCF DSCR:	1.58x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$3,211,583 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$964,110 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$2,023,973 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	83.4% (2/24/2026)
RE Taxes:	$210,500	$70,167	NAP	2nd Most Recent Occupancy(3):	NAV
Insurance:	$76,421	$25,474	NAP	3rd Most Recent Occupancy(3):	NAV
Deferred Maintenance	$69,063	$0	NAP	Appraised Value (as of):	$68,000,000 (12/4/2025)
Replacement Reserve:	$0	$1,990	NAP	Appraised Value Per SF:	$484
TI/LC Reserve:	$1,999,600	$11,701	$427,324	Cut-off Date LTV Ratio:	54.4%
Burlington Reserve	$500,000	$0	NAP	Maturity Date LTV Ratio:	54.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$37,000,000	100.0%	Loan Payoff:	$27,886,108	75.4%
			Closing Costs:	$3,162,789	8.5%
			Return of Equity:	$3,095,520	8.4%
			Reserves:	$2,855,584	7.7%
Total Sources:	$37,000,000	100.0%	Total Uses:	$37,000,000	100.0%

(1)	See “Escrows and Reserves”.
(2)	The increase from 2nd Most Recent NOI to Most Recent NOI and UW NOI is due to the recent repositioning of the 785 Flushing Avenue Property (as defined below) inclusive of new leasing activity including SCO Family Services (“SCO”), which is now in its final stages. Historical financial information does not reflect stabilized operations.
(3)	2nd Most Recent Occupancy and 3rd Most Recent Occupancy are unavailable due to the repositioning of the 785 Flushing Avenue Property, which is now in its final stages.

The Mortgage Loan. The ninth largest mortgage loan (the “785 Flushing Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $37,000,000 and secured by a first priority fee mortgage encumbering a 140,411 SF mixed-use retail and office property in Brooklyn, New York (the “785 Flushing Avenue Property”).

The Borrower and the Borrower Sponsor. The borrower for the 785 Flushing Avenue Mortgage Loan is REVA Propco LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The non-recourse carveout guarantors are Patricia Lampl and Patricia G. Lampl Trust, a revocable trust organized under the laws of the State of Florida. The borrower sponsor is Patricia Lampl, who is president and treasurer of REVA Holding Corp., the sole member of the borrower. The Patricia G. Lampl Trust, of which Patricia Lampl is trustee, indirectly owns 51% of the borrower, with the remaining 49% owned by The Sarah Joy Azrak Family Trust. Patricia Lampl has ownership interests in seven commercial properties located across Brooklyn (five properties), Queens (one property), and Philadelphia (one property).

The Property. The 785 Flushing Avenue Property is comprised of a fee interest in three contiguous inter-connected buildings, encompassing 86,622 SF of retail space and 53,789 SF of office space on an approximately 0.9-acre site in Brooklyn, New York. Originally built in 1900 as a manufacturing warehouse facility, the 785 Flushing Avenue Property was acquired by the borrower in 1981 for a purchase price of $1,200,000. During the 1990s, the borrower sponsor began conversion of the 785 Flushing Avenue Property to a mixed-use space, with retail on the ground and second floors for the developing neighborhood residential tenancy, and the remaining three floors consisting of warehouse space. In 2020, the borrower sponsor began a second repositioning of the 785 Flushing Avenue Property, having since spent approximately $13.6 million in capital expenditures, landlord work, and tenant improvements on the 785 Flushing Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-101

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

The retail portion of the 785 Flushing Avenue Property is currently 96.2% leased to 10 tenants, which includes a mix of local retailers and national tenants such as Burlington Coat Factory (which occupies the entire second floor), Five Below, Taco Bell, and IHOP. The office portion of the 785 Flushing Avenue Property is currently 62.8% leased to two tenants, SCO and the United States of America (“GSA – Social Security”). GSA – Social Security occupies the entire third floor, having invested approximately $1,419,000 upon its original lease execution in 2017. The entire fourth floor was recently leased to SCO pursuant to a lease dated July 14, 2025. The buildout of this fourth-floor space is currently ongoing, and SCO is currently not yet in occupancy of the space or paying rent. SCO is expected to commence paying rent in June 2026. The buildout is expected to cost $1,482,300. On the origination date of the 785 Flushing Avenue Mortgage Loan, the borrower sponsor reserved $1,999,600 for SCO, which is the sum of the remaining balance to be paid of the tenant improvement and landlord work and 12 months of gap rent. There can be no assurance that SCO will take occupancy of its space or commence paying rent. The fifth floor space is currently vacant, with the borrower looking to lease to a medical tenant as the 785 Flushing Avenue Property is across the street from Woodhull Medical Center. As of February 24, 2026, the 785 Flushing Avenue Property is 83.4% occupied.

Major Tenants.

Burlington Coat Factory (43,013 SF, 30.6% of NRA, 32.8% of underwritten rent). Burlington Coat Factory is an American national off-price department store retailer, that started approximately 50 years ago as a business selling off-price coats out of a factory building. The Burlington Coat Factory sells an assortment of low priced brand name ladies, men’s, and kids/baby apparel and accessories, home décor and various other products. Burlington Coat Factory operates more than 1,000 stores in 46 states and Puerto Rico, with its corporate headquarters located in Burlington, New Jersey. Burlington Coat Factory has been a tenant at the 785 Flushing Avenue Property since February 2022, has a lease expiration date of November 15, 2034, and has three, five-year renewal options remaining.

In connection with the origination of the 785 Flushing Avenue Mortgage Loan, Burlington Coat Factory delivered an estoppel which asserted certain claims against the borrower, including but not limited to that the borrower had failed to timely deliver the Burlington Coat Factory premises, and Burlington Coat Factory is entitled to liquidated damages in connection therewith, and additional claims relating to construction warranty deficiencies, outstanding billback invoices totaling $33,717.44, and the need to repair HVAC issues and perform roof repairs to address ongoing leaks. The lease limits liquidated damages to $350,000. At origination of the 785 Flushing Avenue Mortgage Loan, $500,000 was deposited into an escrow related to the foregoing claims, as described under “Escrows and Reserves” below.

SCO Family Services (18,700 SF, 13.3% of NRA, 11.4% of underwritten rent). SCO is a non-profit organization, that provides an array of services to children, families, and individuals with special needs throughout New York City and Long Island, via 84 programs at 120 locations. SCO has a staff of 3,000 people who serve 45,000 New Yorkers each year. SCO currently operates several locations through Brooklyn, and one of its two Brooklyn food pantries is located at 164 Suydam Street less than one mile from the 785 Flushing Avenue Property. SCO has two, five-year renewal options remaining. SCO has the right to terminate its lease at any time upon not less than 120 days’ notice if funding from governmental and/or other agencies to SCO for the programs SCO is maintaining at the 785 Flushing Avenue Property is terminated or substantially reduced. The SCO space is currently being built out, and SCO is not yet in occupancy or paying rent. SCO is expected to commence paying rent in June 2026. On the origination date of the 785 Flushing Avenue Mortgage Loan, the borrower reserved $1,999,600 for SCO, which is the sum of the remaining balance to be paid of the tenant improvement and landlord work and 12 months of gap rent. There can be no assurance that SCO will take occupancy of its space or commence paying rent.

GSA – Social Security (15,089 SF, 10.7% of NRA, 13.7% of underwritten rent). The U.S. General Services Administration (“GSA”) serves as the landlord and real estate manager for the U.S. Federal Government. The GSA leases its space on behalf of a local Social Security Administration office at the 785 Flushing Avenue Property which provides services to the public, such as processing retirement, disability, and Medicare applications. GSA – Social Security executed its lease in June 2017 and the lease commenced on June 7, 2019. GSA – Social Security has no renewal options remaining. GSA –Social Security has the right to terminate its lease at any time upon not less than 120 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-102

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

The following table presents a summary regarding the major tenants at the 785 Flushing Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Burlington Coat Factory	NR/NR/BB+	43,013	30.6%	$1,781,375	32.8%	$41.41	11/15/2034	3 x 5 yr	N
SCO Family Services(3)	NR/NR/NR	18,700	13.3%	$617,100	11.4%	$33.00	6/1/2035	2 x 5 yr	Y(3)
GSA - Social Security	AA+u/Aa1/AA+u	15,089	10.7%	$746,906	13.7%	$49.50	6/7/2029	None	Y(4)
Debevoise Discount Store	NR/NR/NR	13,600	9.7%	$375,078	6.9%	$27.58	1/31/2031	2 x 5 yr	N
Five Below	NR/NR/NR	13,059	9.3%	$799,992	14.7%	$61.26	3/31/2034	2 x 5 yr	N
Subtotal/Wtd. Avg.		103,461	73.7%	$4,320,451	79.5%	$41.76

Other Tenants		13,650	9.7%	$1,113,979	20.5%	$81.61
Occupied Subtotal/Wtd. Avg.		117,111	83.4%	$5,434,429	100.0%	$46.40

Vacant Space		23,300	16.6%
Total/Wtd. Avg.		140,411	100.0%

(1)	Information is based on the underwritten rent roll dated February 24, 2026.
(2)	Certain ratings are those of the parent company or government whether or not the parent company or government guarantees the lease.
(3)	SCO is currently in the process of building out its space at the 785 Flushing Avenue Property and is not yet in occupancy or paying rent. On the origination date of the 785 Flushing Avenue Mortgage Loan, the borrower reserved $1,999,600 for SCO, which is the sum of the remaining balance to be paid of the tenant improvement and landlord work and 12 months of gap rent. SCO has the right to terminate its lease at any time upon not less than 120 days’ notice if funding from governmental and/or other agencies to SCO for the programs SCO is maintaining at the 785 Flushing Avenue Property is terminated or substantially reduced.
(4)	GSA – Social Security has the right to terminate its lease at any time provided that it provides no less than 120 days' notice to the landlord.

The following table presents certain information relating to the lease rollover at the 785 Flushing Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026(3)	1	0	0.0%	0.0%	$10,177	0.2%	0.2%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.2%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.2%	$0.00
2029	2	16,089	11.5%	11.5%	$850,215	15.6%	15.8%	$52.84
2030	2	6,550	4.7%	16.1%	$502,157	9.2%	25.1%	$76.67
2031	1	13,600	9.7%	25.8%	$375,078	6.9%	32.0%	$27.58
2032	0	0	0.0%	25.8%	$0	0.0%	32.0%	$0.00
2033	1	800	0.6%	26.4%	$114,577	2.1%	34.1%	$143.22
2034	3	58,572	41.7%	68.1%	$2,749,125	50.6%	84.7%	$46.94
2035	1	18,700	13.3%	81.4%	$617,100	11.4%	96.0%	$33.00
2036 & Thereafter	1	2,800	2.0%	83.4%	$216,000	4.0%	100.0%	$77.14
Vacant	0	23,300	16.6%	100.0%	$0	0.0%	0.0%	$0.00
Total/Wtd. Avg.(4)	12	140,411	100.0%		$5,434,429	100.0%		$46.40

(1)	Information is based on the underwritten rent roll dated February 24, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	2026 includes an antenna lease with Verizon for 0 SF.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 785 Flushing Avenue Property is located in the Williamsburg retail and Williamsburg / Bushwick office submarkets within the Brooklyn retail and office markets. The 785 Flushing Avenue Property is positioned at the southern edge of Williamsburg, Brooklyn at the corner of Flushing Avenue, Broadway, and Graham Avenue. In the immediate area, Flushing Avenue serves as the boundary between three Brooklyn neighborhoods: Williamsburg, Bedford-Stuyvesant, and Bushwick. Flushing Avenue serves as the southern edge of the Broadway Triangle, a large commercial corridor for retail shopping and food shops. The 785 Flushing Avenue Property is located within a large residential neighborhood that is well serviced by public transportation. The Metropolitan Transportation Authority operates several subway lines in the immediate vicinity of the 785 Flushing Avenue Property, including the J, M, and G train lines, which provide access throughout Brooklyn along with direct service to Manhattan and Queens. The Flushing Avenue Station, which provides

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-103

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

access to the J and M trains, has an entrance directly in front of the 785 Flushing Avenue Property. There are also multiple bus routes that operate through the neighborhood connecting Brooklyn to the other boroughs of New York City including the B43 and B57 routes. Along with public transportation options to travel around New York City, the 785 Flushing Avenue Property is also a short drive away from the Brooklyn Queens Expressway (Interstate 287) which provides access to other boroughs of New York City and other regional destinations.

According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Williamsburg retail submarket was approximately 4.6%, with average asking rents of $69.32 PSF and an inventory of approximately 6.2 million SF. According to the appraisal, the availability rate in the Williamsburg / Bushwick office submarket was approximately 25.2%, with average asking rents for prime assets of $62.25 PSF, average asking rents for standard assets of $41.55 PSF, and an inventory of approximately 3.9 million SF. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Brooklyn retail market was approximately 4.5%, with average asking rents of $45.53 PSF and inventory of approximately 27.6 million SF. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Brooklyn office market was approximately 16.7%, with average asking rents of $51.31 PSF and inventory of approximately 37.2 million SF. According to the appraisal, the total 2025 population within a one-, three-, and five-mile radius of the 785 Flushing Avenue Property was 199,199, 1,231,802, and 3,229,232, respectively. Additionally, the 2025 average household income within the same radii was $108,670, $139,560, and $158,699, respectively.

There are currently three mixed use properties that are under construction and/or nearing completion within one mile of the 785 Flushing Avenue Property. These three include 433-437 Flushing Avenue, a planned seven-story mixed use building that will contain 34 residential units and 14,000 SF of community facility space on the ground floor and cellar (approximately one mile from the 785 Flushing Avenue Property), 11 and 55 Gerry Street, a near-complete two-building residential mixed use complex consisting of 106 residential units that will feature ground floor retail and an ambulatory diagnostic center on the second level (approximately 0.5 miles from the 785 Flushing Avenue Property), and 88 Throop Street, a near-complete nine-story residential building that will include 140 affordable residential units and 6,400 SF of ground floor space that will be a workforce development center operated by St. Nick’s Alliance (approximately 0.25 miles from the 785 Flushing Avenue Property).

The following table presents recent large retail tenant leasing data at comparable retail properties with respect to the 785 Flushing Avenue Property:

Comparable Leases Summary
Property/Location	Tenant Name	Lease Term (months)	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
785 Flushing Avenue Property (subject)(1) 785 Flushing Avenue Williamsburg, Brooklyn NY	Burlington Coat Factory Five Below	120 120	43,013 13,059	11/15/2024 4/1/2024	$41.41 $61.26	MG MG
25 Kent Avenue Williamsburg, Brookyln NY	Five Iron Golf Kith	120 126	15,110 29,497	Q4 2025 Q2 2024	$32.00 $44.99	MG MG
100 East 170th Street Bronx, The Bronx NY	Confidential Tenant	144	36,000	Q3 2025	$44.44	MG
29 Wythe Avenue Williamsburg, Brooklyn NY	Skyzone	120	20,000	Q1 2025	$50.00	MG
7802-7812 Flatlands Avenue South Brooklyn, Brooklyn NY	C-Town Supermarket	120	11,077	Q1 2025	$45.00	MG
1730 Bedford Avenue Crown Heights, Brooklyn NY	Lidl	180	33,000	Q4 2024	$45.00	MG
48-18 Northern Boulevard Long Island City, Queens NY	H Mart	180	63,500	Q2 2023	$35.00	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 24, 2026.

The following table presents recent small retail tenant leasing data at comparable retail properties with respect to the 785 Flushing Avenue Property:

Comparable Leases Summary
Property/Location	Tenant Name	Lease Term (months)	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
785 Flushing Avenue Property (subject)(1) 785 Flushing Avenue Williamsburg, Brooklyn NY	Bora Bora Smoothies & Deli Taco Bell	180 124	2,800 2,500	7/18/2025 1/1/2024	$77.14 $67.10	MG MG
11 Gerry Street Williamsburg, Brooklyn NY	Perri Malek, DMD Popular Bank	120 120	2,196 2,290	Q4 2025 Q3 2025	$49.00 $75.00	MG Net
80 Graham Avenue Williamsburg, Brooklyn NY	375 Chicken N’ Fries	120	1,200	Q1 2025	$54.55	MG
3 Debevoise Street Williamsburg, Brooklyn	Wendy’s	120	3,460	Q1 2025	$46.82	Net
65 Graham Avenue Williamsburg, Brooklyn NY	Capital Tax Services	120	500	Q1 2025	$120.00	MG
1134 Broadway Williamsburg, Brooklyn NY	Devocion	180	900	Q4 2024	$200.00	MG
77-85 Graham Avenue Williamsburg, Brooklyn NY	Majesty Ink	60	850	Q3 2024	$77.65	MG
57 Graham Avenue Williamsburg, Brooklyn NY	Adobo Mexican Gril	120	1,530	Q2 2024	$67.00	MG

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 24, 2026.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-104

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

The following table presents recent leasing data at comparable office properties with respect to the 785 Flushing Avenue Property:

Comparable Leases Summary
Property/Location	Tenant Name	Lease Term (months)	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
785 Flushing Avenue Property (subject)(1) 785 Flushing Avenue Williamsburg, Brooklyn NY	SCO Family Services GSA – Social Security	120 120	18,700 15,089	7/14/2025 6/7/2019	$33.00 $49.50	MG MG
1 Pierrepont Plaza Downtown Brooklyn, Brooklyn NY	City of New York	40	22,500	Jul. 2025	$33.89	MG
20 Jay Street Downtown Brooklyn, Brooklyn NY	Aveda Arts & Sciences Fabrik	120 12	16,761 5,600	Jun. 2025 Feb. 2025	$36.00 $30.00	MG MG
422 Fulton Street Downtown Brooklyn, Brooklyn NY	Brooklyn Prospect Charter School	418	152,180	Mar. 2025	$42.00	MG
134 Broadway Williamsburg, Brooklyn NY	Blue Panda, LLC	126	9,990	Jan. 2025	$41.00	MG
44 Court Street Downtown Brooklyn, Brooklyn NY	Self Made Psychological Services, PLLC	65	1,603	Nov. 2024	$46.00	MG
4000-4014 1st Avenue Sunset Park, Brooklyn NY	Adafruit Industries	132	41,531	Jun. 2024	$29.00	MG
220 36th Street Sunset Park, Brooklyn NY	Puff Media	60	15,329	Apr. 2024	$34.00	MG
45 Nevins Street Downtown Brooklyn, Brooklyn NY	NYPD	12	42,179	Jan. 2024	$35.47	MG
390 Berry Street Williamsburg, Brooklyn NY	Bridging Access to Care, Inc	192	14,384	Mar. 2023	$34.00	MG
800 Broadway Williamsburg, Brooklyn NY	Ahem Painting Contractors Inc.	42	6,219	Mar. 2023	$32.00	MG

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 24, 2026.

The following table presents information relating to the appraisal’s market rent conclusions for the 785 Flushing Avenue Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Retail (Grade - Corner) Space:	$120.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (Grade – Broadway/Graham Avenue) Space:	$150.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (Grade – Flushing Avenue) Space:	$70.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (Grade – Debevoise Street) Space:	$25.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (2nd Floor) Space:	$50.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (Basement) Space:	$50.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Office (Floors 4-5) Space:	$35.00	3.0%/year	5	MG	$50.00 / $25.00	4.88% / 2.44%
Office (Floor 3) Space:	$45.00	3.0%/year	5	MG	$50.00 / $25.00	4.88% / 2.44%
Storage Space:	$25.00	3.0%/year	10	MG	$0.00 / $0.00	4.00% / 2.00%

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the 785 Flushing Avenue Property of $68,000,000 as of December 4, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 11, 2025, there was no evidence of any recognized environmental conditions at the 785 Flushing Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-105

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 785 Flushing Avenue Property:

Cash Flow Analysis
	2023	2024	2025	UW	UW PSF
Gross Potential Rent(1)(2)	$2,869,777	$1,997,658	$4,378,370	$6,530,429	$46.51
Reimbursements	$314,896	$313,221	$269,467	$343,204	$2.44
Other Income	$0	$1,132	$467	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	($1,096,000)	($7.81)
Effective Gross Income	$3,184,673	$2,312,010	$4,648,304	$5,777,633	$41.15

Real Estate Taxes(3)	$482,447	$559,210	$649,630	$842,359	$6.00
Insurance	$205,445	$224,481	$221,454	$305,686	$2.18
Other Operating Expenses	$472,808	$564,209	$565,637	$627,383	$4.47
Total Operating Expenses	$1,160,700	$1,347,900	$1,436,721	$1,775,428	$12.64

Net Operating Income(1)	$2,023,973	$964,110	$3,211,583	$4,002,205	$28.50
Replacement Reserves	$0	$0	$0	$23,886	$0.17
TI/LC	$0	$0	$0	$141,411	$1.01
Net Cash Flow	$2,023,973	$964,110	$3,211,583	$3,836,909	$27.33

Occupancy (%)(4)	NAV	NAV	83.4%	83.2%
NOI DSCR	0.84x	0.40x	1.33x	1.65x
NCF DSCR	0.84x	0.40x	1.33x	1.58x
NOI Debt Yield	5.5%	2.6%	8.7%	10.8%
NCF Debt Yield	5.5%	2.6%	8.7%	10.4%

(1)	The increase from 2024 Gross Potential Rent and Net Operating Income to UW Gross Potential Rent and Net Operating Income is due to the recent repositioning of the 785 Flushing Avenue Property inclusive of new leasing activity including SCO, which is now in its final stages. Historical financial information does not reflect stabilized operations.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 24, 2026 and includes rent steps underwritten through March 1, 2027 totaling $42,872.
(3)	The 785 Flushing Avenue Property is in the 20th year of a 25 year Industrial and Commercial Incentive Program ("ICIP") tax abatement. The ICIP tax exemption provides a 60% exemption during the 2025-2026 tax year and thereafter declines by 10% each year through 2030/2031 after which the 785 Flushing Avenue Property will be subject to full unabated taxes. According to the appraisal, estimated unabated taxes for the 2026/2027 fiscal year would be $1,105,681 compared to estimated abated taxes of $864,023. UW Real Estate Taxes reflects the anticipated real estate tax expense net of the ICIP exemption for the 2026-2027 fiscal year.
(4)	UW Occupancy % represents economic occupancy and 2025 Occupancy % is based on the underwritten rent roll dated as of February 24, 2026. 2023 and 2024 Occupancy % are unavailable due to the borrower sponsor’s repositioning of the 785 Flushing Avenue Property, which is now in its final stages.

Escrows and Reserves.

At origination of the 785 Flushing Avenue Mortgage Loan, the borrower was required to deposit into escrow (i) $210,500 for real estate taxes, (ii) $76,421 for insurance premiums, (iii) $69,063 for required repairs, (iv) $500,000 for any liquidated damages, rent offsets, abatements or other sums asserted by Burlington Coat Factory pursuant to its estoppel delivered in connection with the origination of the 785 Flushing Avenue Mortgage Loan, including without limitation, claims related to the alleged failure to timely deliver possession of the premises under the Burlington Coat Factory lease, and (v) approximately $1,999,600 (the “Initial TI/LC Deposit”) for outstanding tenant improvements and leasing commissions (“TI/LC”) obligations and gap rent relating to the SCO lease. The Initial TI/LC Deposit is permitted to be released in two installments; (i) an installment of $691,000 upon satisfaction of conditions related to completion of certain work required under the SCO lease, and (ii) the remaining amount of the Initial TI/LC Deposit, less the initial installment, upon the lender’s receipt of (A) an estoppel from SCO confirming that SCO has accepted its premises, its lease is in full force and effect without offsets, claims or defenses, SCO has no remaining termination or cancellation rights, and is paying full, unabated rent and (B) a fully executed commencement date agreement in the form contemplated by the SCO lease.

Tax Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $70,167 monthly).

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums payable for the renewal of the insurance policies covering the 785 Flushing Avenue Property (initially approximately $25,474 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit if (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower covering the 785 Flushing Avenue Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender evidence of renewal of such policies and payment of the insurance premiums by no later than 10 days prior to the expiration dates of the policies.

Capital Expenditure Reserve – On a monthly basis, the borrower is required to escrow approximately $1,990 for annual capital expenditures approved by the lender.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $11,701 for TI/LC. In addition, (i) if GSA – Social Security exercises any contractual right to terminate its lease and the debt service coverage ratio excluding any rent from GSA is less than 1.57x, the borrower is required to escrow an additional $754,450 (the “GSA Deposit”) within 30 days of the lender’s written request, and (ii) if SCO exercises any contractual right to terminate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-106

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

its lease and the debt service coverage ratio excluding any rent from SCO is less than 1.57x, the borrower is required to escrow an additional $935,000 (the “SCO Deposit”) within 30 days of the lender’s written request. However, the borrower will not be required to make the monthly deposit into the TI/LC reserve on any monthly payment date on which the amount in such reserve (excluding the Initial TI/LC Deposit and, if applicable, the GSA Deposit and the SCO Deposit) equals or exceeds approximately $427,324.

Lockbox and Cash Management. The 785 Flushing Avenue Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the 785 Flushing Avenue Mortgage Loan, the borrower was required to establish a lockbox account within 20 days after the origination date (or if the originally designated bank for such account is unwilling or unable to establish it within 15 days after the origination date, the borrower is required to promptly attempt to establish such account with another eligible institution (an “Alternate Account”). In addition, by the later of three days after the opening of the Alternate Account, and 15 days prior to the first payment date, the borrower is required to direct all tenants to pay rent directly into the lockbox account. If notwithstanding such direction the borrower or property manager receives any rents, they are required to deposit such rents into the lockbox account within two business days of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds deposited into the lockbox account are required to be transferred to an account designated by the borrower. Upon the occurrence of a Cash Sweep Event Period, the borrower is required to establish a lender-controlled cash management account. During any Cash Sweep Event Period, the borrower is required to cause the lockbox bank to transfer all rents in the lockbox account to the cash management account. Provided no event of default is continuing, on each monthly payment date during a Cash Sweep Event Period, all funds in the cash management account as of the end of the prior month are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the 785 Flushing Avenue Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender approved annual budget and lender approved extraordinary expenses, and (v) to deposit all remaining amounts (a) during a Lease Sweep Period (as defined below), into a lease sweep account to be used for out-of-pocket expenses incurred by the borrower in leasing the space currently occupied by Burlington Coat Factory at the 785 Flushing Avenue Property pursuant to a qualified lease, or, (b) for any Cash Sweep Event Period other than a Lease Sweep Period, into an excess cash flow account to be held as additional collateral for the 785 Flushing Avenue Mortgage Loan during the continuance of a Cash Sweep Event Period. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrower.

A “Cash Sweep Event Period” commences upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio falling below 1.25x, and (iii) a Lease Sweep Period.

A Cash Sweep Event Period ends upon, as applicable, (x) the cure (if applicable) of the event of default, (y) the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters, or (z) the date a cure or termination of the applicable Lease Sweep Period has occurred pursuant to the terms of the definition of Lease Sweep Period.

A “Lease Sweep Period” commences upon the earliest to occur of (i) any default under a Lease Sweep Lease (as defined below) by the tenant thereunder that continues beyond any applicable notice and/or cure periods, (ii) any tenant under a Lease Sweep Lease Going Dark (as defined below) in its space (or any substantial portion thereof), (iii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or its agents of written notice from the tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease or vacate the space currently occupied by Burlington Coat Factory, (iv) any voluntary or involuntary insolvency or bankruptcy action of any tenant under a Lease Sweep Lease and (v) 12 months prior to the earliest stated expiration date in the Lease Sweep Lease.

A Lease Sweep Period ends upon, as applicable, (a) in the case of clause (i) above, the cure of all defaults under the Lease Sweep Lease, (b) in the case of clause (ii) above, the tenant under the Lease Sweep Lease no longer having Gone Dark in its space, and is open to the general public for business and paying full unabated rent, (c) in the case of clause (iii) above, the tenant under the Lease Sweep Lease has revoked its termination or cancellation notices or indicated in writing its intent to not vacate its space or terminate or cancel the Lease Sweep Lease, (d) in the case of clause (iv), the tenant under the Lease Sweep Lease is no longer insolvent or subject to any bankruptcy or insolvency proceedings and the Lease Sweep Lease has been affirmed through final court order or the applicable bankruptcy or insolvency proceedings have been dismissed or withdrawn, and (e) in the case of clause (v) above, the tenant under the Lease Sweep Lease has renewed or extended such lease and (f) in the case of any clause above, the entirety or substantially all of the space rented under the Lease Sweep Lease is leased pursuant to one or more qualified leases reasonably approved by the lender and the related tenant has taken occupancy, there are no contingencies to the effectiveness of such qualified leases, all leasing commissions and tenant improvement obligations have been paid or satisfied or reserved for, and all rent abatements or free rent periods have expired and the related tenant is paying full contractual rent.

A “Lease Sweep Lease” is (i) the lease for Burlington Coat Factory and (ii) any qualified replacement lease for the space occupied by Burlington Coat Factory as of the origination date of the 785 Flushing Avenue Mortgage Loan.

“Going Dark” and similar terms mean a tenant has vacated, surrendered or ceased to conduct business in its space but is still continuing to pay rent, other than cessation of business operations for a commercially reasonable period of time (i) in the ordinary course of business, (ii) during renovations following a casualty, condemnation or other destruction or damage to the 785 Flushing Avenue Property, or (iii) for a period of not more than 90 days, due to force majeure or a governmental mandated shutdown.

Terrorism Insurance. The 785 Flushing Avenue Mortgage Loan documents require that the borrower maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the improvements, together with business income/loss of rents insurance for at least 18 months, with an extended period of indemnity of up to six months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrower’s comprehensive all risk policies, the borrower is required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (including any extensions thereof, “TRIPRA”) or another federal governmental program providing substantially similar protections is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-107

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-108

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-109

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

Redstone Corporate Center I
19020 33rd Avenue West
Lynnwood, WA 98036
Everett
Mukilteo
Paine Field
Boeing
Boeing Future of Flight
Flying Heritage & Combat Armor Museum
Harbour Pointe GC
Cascade Plaza
Everett Mall
Eastmont
Fobes Hill
Glenwood Ave
Evergreen Way
Larimer Rd
Holly Dr
112th St
4th Ave
35th Ave
Park Pointe Plaza
Picnic Point
148th St
Gateway Shopping Ctr.
Swedish Mill Creek Campus
Mill Creek
Mill Creek CC
Seattle Hill Rd
Silver Firs Shopping Center
Silver Firs
Mill Creek Town Ctr.
North Lynnwood
164th St
North Lynnwood Shopping Center
Mill Creek Square
Martha Lake
Lynnwood
Alderwood
Alderwood Village
Alderwood Towne Center
180th St SE
Lynnwood Crossroads
76th Ave
Puget Sound
SOUNDER COMMUTER RAIL
Edmonds
EDMONDS
Kingston Ferry
Main St
Edmonds Comm. Coll.
Lynnwood City Center
Edmonds Center for the Arts
Swedish Edmonds Campus
Mill Creek East
Alderwood Manor
SNOHOMISH COUNTY
Philips Healthcare
Maltby
228th St SE
Canyon Park Shopping Ctr.
Mountlake Terrace
Woodway
Aurora Marketplace
Pacific Hwy
Nile Shrine GC
Mountlake Terrace
Ballinger Village
Bothell
Lakeside at Canyon Park
Google Bothell
Woodinville
Aurora Village Mall
8th Ave
Meridian Ave
Link Line 1
Lake Forest Park
Kenmore
The Bothell Center
Cascadia College
Bothell Business Park
Shoreline
Shoreline North/185th
Town Center at Lake Forest Park
University of Washington Bothell
Shoreline Community College
Inglewood GC
Simonds Rd
KING COUNTY
Woodinville Center
Seattle GC
NE 145th St
Shoreline South/148th
Juanita Dr
Kingsgate
SEATTLE
Pinehurst
Lake City Way NE
Saint Edward State Park
Inglewood-Finn Hill
UW Medical Center - Northwest
NE 132nd St
Lake Washington
Kirkland
The Village at Totem Lake
Downtown Seattle 10 miles
Northgate Station
Northgate
Bellevue 11 miles
Totem Square
5th St
MUKILTEO
Olympic Mountains
Port Ludlow
Hansville
Lake Stevens
Monroe
Lynnwood
Puget Sound
Edmonds
Shoreline
Bothell
Cottage Lake
Kenmore
Inglewood
Redmond
Poulsbo
Silverdale
SEATTLE
Kirkland
Bainbridge Island
Bremerton
Bellevue
Sammamish
Issaquah
Mercer Island
Newcastle
Port Orchard
White Center
Tukwila
Renton
Burien
SeaTac
Des Moines
East Hill
Maple Valley
Kent
Gig Harbor
Federal Way
Auburn
TACOMA
Lakewood
Enumclaw

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-110

Mortgage Loan No. 10 – Redstone Corporate Center I

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Lynnwood, WA 98036
Original Balance:		$33,240,000		General Property Type:	Office
Cut-off Date Balance:		$33,240,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		4.0%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	2002/2022-2025
Borrower Sponsor:		Felton Properties, Inc.		Size:	212,069 SF
Guarantor:		Matthew J. Felton		Cut-off Date Balance PSF:	$157
Mortgage Rate:		6.3750%		Maturity Date Balance PSF:	$157
Note Date:		1/29/2026		Property Manager:	Felprop Management Inc.
Maturity Date:		2/11/2031			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$5,012,654
IO Period:		60 months		UW NCF:	$4,662,326
Seasoning:		2 months		UW NOI Debt Yield:	15.1%
Prepayment Provisions(1):		L(19),YM1(7),DorYM1(27),O(7)		UW NCF Debt Yield:	14.0%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity:	15.1%
Additional Debt Type:		NAP		UW NCF DSCR:	2.17x
Additional Debt Balance:		NAP		Most Recent NOI:	$3,793,221 (11/30/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$3,646,770 (12/31/2024)
				3rd Most Recent NOI:	$3,337,167 (12/31/2023)
Reserves(2)				Most Recent Occupancy:	86.8% (1/26/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.0% (12/31/2024)
RE Taxes:	$143,994	$35,998	NAP	3rd Most Recent Occupancy:	76.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$56,250,000 (12/30/2025)
Replacement Reserve:	$0	$7,600	NAP	Appraised Value PSF:	$265
Leasing Reserve:	$1,650,000	$35,345	NAP	Cut-off Date LTV Ratio:	59.1%
Existing TI/LC Reserve:	$323,005	$0	NAP	Maturity Date LTV Ratio:	59.1%
Rent Concession Reserve:	$537,189	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$33,240,000	63.5%	Purchase Price:	$48,473,500	92.6%
Borrower Sponsor Equity:	$17,735,834	33.9%	Upfront Reserves:	$2,654,188	5.1%
Seller Prorations:	$1,344,491	2.6%	Closing Costs:	$1,192,637	2.3%
Total Sources:	$52,320,325	100.0%	Total Uses:	$52,320,325	100.0%

(1)	The Redstone Corporate Center I Mortgage Loan (as defined below) documents permit the borrower the option of either (i) defeasance or (ii) the greater of 1% of the amount prepaid or yield maintenance-based call protection.
(2)	See “Escrows and Reserves” below.

The Mortgage Loan. The tenth largest mortgage loan (the “Redstone Corporate Center I Mortgage Loan”) is a mortgage loan with an original principal of $33,240,000 secured by the borrower’s fee interest in a six-story, 212,069 SF suburban office building located in Lynnwood, Washington (the “Redstone Corporate Center I Property”).

The Borrower and the Borrower Sponsor. The borrower is Lynnwood Redstone Equities LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redstone Corporate Center I Mortgage Loan.

The borrower sponsor is Felton Properties, Inc. and the non-recourse carveout guarantor is Matthew J. Felton (“Matt Felton”). Matt Felton is the co-founder and CEO of Felton Properties, Inc., a full-service real estate firm which owns and operates properties throughout the central and western United States. Through institutional and private partnerships, Felton Properties Inc. and Felton Management Corp. have closed on more than 30 acquisitions over the past 10 years, representing over $600 million in transactional volume.

The Property. The Redstone Corporate Center I Property is a Class A, six-story, suburban office building totaling 212,069 SF with a four-level structured parking garage, located in Lynnwood, Washington. Built in 2002 and most recently renovated in 2025, the Redstone Corporate Center I Property is constructed on 2.45-acres of land and contains 668 parking spaces (3.15 spaces per 1,000 SF). Between 2022 and 2025, the prior owner invested approximately $3.4 million in capital expenditures at the Redstone Corporate Center I Property, including enhancements to exterior entrance designs, amenities, elevators, restrooms on floors three and four, upgraded HVAC controls and elevator mechanical systems, painting, as well as modernization of ceiling design with energy-efficient LED lighting. As of January 26, 2026, the Redstone Corporate Center I Property was 86.8% leased to 22 unique tenants and has a weighted-average remaining lease term of 5.2 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-111

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

Major Tenants.

PEMCO Mutual Insurance Co. (37,542 SF; 17.7% of NRA; 22.0% of underwritten rent). Founded in 1949, PEMCO Mutual Insurance Co. (“PEMCO”) is a personal-lines mutual insurance company based in Seattle, Washington. PEMCO provides auto, home, renters, boat coverage and pet insurance. PEMCO employs over 670 people and primarily serves the Pacific Northwest. PEMCO has been in occupancy at the Redstone Corporate Center I Property since 2008, has a lease expiration date in January 2030 and has one, five-year renewal option and a one-time option to terminate its lease between December 1, 2026 and December 31, 2027 with at least 10 months’ notice prior to the intended early termination date and payment of a termination fee for unamortized tenant improvement and leasing commissions (estimated at $1,407,825 ($37.50 PSF)). PEMCO is currently subleasing it’s entire 37,542 SF space (suite 680) to Expeditors International of Washington, Inc. (“Expediters International”). In its sublease with Expeditors International, PEMCO has agreed not to terminate or modify the prime lease, so long as the sublease agreement is in full force and effect and no sublease event of default has occurred or is continuing.

Radia Inc. (22,924 SF; 10.8% of NRA; 12.3% of underwritten rent). Radia Inc. (“Radia”) is the largest 100% physician-owned and managed radiology group in the United States. With 200 board-certified, subspecialty trained radiologists nationally, Radia serves more than 50 hospital and clinic partners. Radia has been in occupancy at the Redstone Corporate Center I Property since 2014, has a lease expiration in December 2037 and has one, five-year renewal option and no termination options.

University Mechanical Contractors, Inc. (17,227 SF; 8.1% of NRA; 8.7% of underwritten rent). Established in 1920, University Mechanical Contractors, Inc. delivers services across various sectors, including commercial construction, engineering, project management, HVAC service & repair, building automation systems, and energy services. University Mechanical Contractors, Inc. has been in occupancy at the Redstone Corporate Center I Property since 2023, has a lease in December 2034 and has one, five-year renewal option and no termination options.

The following table presents certain information relating to the tenancy at the Redstone Corporate Center I Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
PEMCO(3)	NR/NR/NR	37,542	17.7%	$1,145,913	22.0%	$30.52	1/31/2030	1 x 5 Yr(4)	Y(5)
Radia	NR/NR/NR	22,924	10.8%	$641,872	12.3%	$28.00	12/31/2037	1 x 5 Yr	N
University Mechanical Contractors, Inc.	NR/NR/NR	17,227	8.1%	$451,864	8.7%	$26.23	12/31/2034	1 x 5 Yr	N
Old Republic Title Ltd.	NR/NR/NR	10,671	5.0%	$315,221	6.0%	$29.54	1/31/2029	1 x 5 Yr	N
CardioNow PLLC	NR/NR/NR	9,331	4.4%	$273,958	5.2%	$29.36	4/30/2036	Various(6)	N
Expeditors International(3)	NR/NR/NR	9,917	4.7%	$265,280	5.1%	$26.75	1/31/2030	2 x 5 Yr	N
Major Tenants Subtotal/Wtd. Avg.		107,612	50.7%	$3,094,109	59.3%	$28.75
Other Tenants		76,376	36.0%	$2,124,442	40.7%	$27.82
Occupied Subtotal/Wtd. Avg.		183,988	86.8%	$5,218,551	100.0%	$28.36
Vacant Space		28,081	13.2%
Total/Wtd. Avg.		212,069	100.0%

(1)	Based on the underwritten rent roll dated January 26, 2026.
(2)	Annual UW Base Rent and Annual UW Base Rent PSF are inclusive of contractual rent steps underwritten through January 2027.
(3)	In July 2021, PEMCO subleased (the entirety of PEMCO’s leased space (suite 680)) to Expeditors International. Expeditors International’s Annual UW Base Rent with respect to the PEMCO subleased space is underwritten to the prime lease base rent of $30.52 PSF per year, triple net. Expeditors International’s sublease base rent is $33.68 PSF per year, triple net.
(4)	With respect to the PEMCO subleased space (37,542 SF), Expeditors International has one, 38-month renewal option remaining.
(5)	PEMCO has subleased the entirety of its leased space (37,542 SF) to Expeditors International. PEMCO has a one-time option to terminate its lease between December 1, 2026 and December 31, 2027 with 10 months’ notice and payment of a termination fee. In its sublease with Expeditors International, PEMCO has agreed not to exercise its termination rights so long as the sublease is in full force and effect and no sublease default has occurred and is continuing.
(6)	CardioNow PLLC has the option to extend its lease, with at least 12 months’ but no more than 15 months’ prior notice, subject to certain other conditions set forth in its lease, (i) one, ten-year extension option or (ii) two, five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-112

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

The following table presents certain information relating to the lease rollover schedule at the Redstone Corporate Center I Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(2)	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling
MTM/2026	4	15,127	7.1%	7.1%	$399,397	7.7%	7.7%	$26.40
2027	4	14,252	6.7%	13.9%	$396,353	7.6%	15.2%	$27.81
2028	3	18,815	8.9%	22.7%	$542,512	10.4%	25.6%	$28.83
2029	2	13,534	6.4%	29.1%	$398,649	7.6%	33.3%	$29.46
2030	3	52,948	25.0%	54.1%	$1,556,761	29.8%	63.1%	$29.40
2031	0	0	0.0%	54.1%	$0	0.0%	63.1%	$0.00
2032	3	16,596	7.8%	61.9%	$465,339	8.9%	72.0%	$28.04
2033	0	0	0.0%	61.9%	$0	0.0%	72.0%	$0.00
2034	1	17,227	8.1%	70.0%	$451,864	8.7%	80.7%	$26.23
2035	0	0	0.0%	70.0%	$0	0.0%	80.7%	$0.00
2036	2	12,565	5.9%	75.9%	$365,804	7.0%	87.7%	$29.11
Thereafter	1	22,924	10.8%	86.8%	$641,872	12.3%	100.0%	$28.00
Vacant	0	28,081	13.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	23	212,069	100.0%		$5,218,551	100.0%		$28.36(3)

(1)	Based on the underwritten rent roll dated January 26, 2026.
(2)	Total UW Base Rent Rolling is inclusive of contractual rent steps underwritten through January 2027.
(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Redstone Corporate Center I Property is a suburban office building located in the City of Lynnwood, Snohomish County, and within the Edmonds/Lynnwood submarket of the Seattle/Puget Sound Office market. The immediate area around the Redstone Corporate Center I Property is comprised of a mix of office, retail, and multifamily uses. The Redstone Corporate Center I Property benefits from strong regional access and transportation linkages, including Interstate 5, Interstate 405, and State Routes 524, 99, and 527, all within a two- to five-mile radius of the Redstone Corporate Center I Property. These arterials provide direct connections to Seattle, Everett, and the broader Puget Sound region, improving worker accessibility and supporting tenant demand. Public transportation is also available, with bus routes operating along nearby Alderwood Mall Parkway. Air travel access is provided by Paine Field, located approximately seven miles north of Lynnwood, offering additional connectivity for corporate users. Lynnwood serves as a significant retail and commercial center with Alderwood Mall, numerous dining establishments, and fitness studios being the major demand generators in the area. Major employers in the area include the Boeing Company, Providence Swedish, Naval Station Everett, Edmonds Public School District, and The Tulalip Tribes.

According to the appraisal, the Redstone Corporate Center I Property is located within Edmonds/Lynnwood submarket of the Seattle/Puget Sound Office market. As of the fourth quarter of 2025, the Edmonds/Lynnwood submarket had an office inventory of approximately 5,351,444 SF with a vacancy rate of 6.0% and asking rent of $30.92 PSF.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Redstone Corporate Center I Property was 15,466, 155,966 and 374,524, respectively. The median household income within the same radii, as of 2024, was $93,165, $113,117 and $121,470, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Redstone Corporate Center I Property:

Market Rent Summary(1)
Market Rent (PSF)	$30.92
Lease Term (Years)	7
Lease Type	NNN
Escalations (Annual)	None
Tenant Improvements (New/Renewal)	$50 / $15
Leasing Commissions (New/Renewal)	5.0% / 2.5%
Free Rent (Months) (New/Renewal)	5 / 5
(1) Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-113

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

The table below presents certain information relating to comparable office leases with respect to the Redstone Corporate Center I Property:

Comparable Office Leases
Property Name	Year Built/ Renovated	Occ	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
Redstone Corporate Center I 19020 33rd Avenue West Lynnwood, WA 98036	2002/2022-2025	86.8%(1)	212,069(1)	-	-	-	-
Pacific Cascade Building 21905 64th Avenue West, Mountlake Terrace, WA 98043	1990/NAV	83.0%	32,683	The Summit Group	May-25 / 5.0	1,655	$31.00
Plaza 220 21907 64th Ave W Mountlake Terrace WA 98043	1986/NAV	42.0%	17,838	Market Share	May-25 / 2.0	1,926	$28.50
Romero Professional Building 19110 Bothell Way Northeast Bothell, WA 98011	1987/NAV	75.0%	9,744	Medical Tenant	Jan-25 / 3.0	1,588	$26.00
45th Street Plaza 1100 Northeast 45th street Seattle, WA 98105	2001/NAV	80.6%	52,398	UW - MHCI	Dec-25 / 5.3	9,213	$39.00
Redmond Technology Center 18300 Redmond Way, Redmond, WA 98052	2008/NAV	NAV	101,252	Office Tenant	Jun-24 / 5.0	8,096	$40.00
Offices at River Park 15809 Bear Creek Parkway Redmond, WA 98052	2008/NAV	85.7%	103,719	Kaiser Foundation Health Plan Inc.	Dec-23 / 5.1	31,991	$35.50

Source: Appraisal.

(1)	Based on the underwritten rent roll dated January 26, 2026.

The table below presents certain information relating to comparable office sales with respect to the Redstone Corporate Center I Property:

Comparable Office Sales
Property Name	Year Built/ Renovated	Occ	Total NRA (SF)	Sale Date	Sale Price	Sale Price (SF)	OAR
Redstone Corporate Center I 19020 33rd Avenue West Lynnwood, WA 98036	2002/2022-2025	86.8%(1)	212,069(1)	-	-	-	-
Spring District Block 13 1325 123rd Avenue Northeast Bellevue, WA 98005	2024/NAV	100.0%	212,128	Jun-25	$192,612,224	$908	6.65%
101 Elliott Buidling 101 Elliott Ave. W. Seattle, WA 98119	1986/NAV	100.0%	102,777	Mar-24	$39,500,000	$384	NAV
CostCo Corporate Office Building E 21930 Southeast 51st Street Issaquah, WA 98029	2000/NAV	100.0%	176,656	Mar-24	$61,826,600	$350	NAV
428 Westlake 428 Westlake Ave N Seattle, WA 98109	2004/NAV	100.0%	88,225	Oct-24	$47,600,000	$540	NAV
SeaTac Office Center 17900 International Boulevard SeaTac, WA 98188	1974/NAV	75.0%	548,704	Feb-25	$120,000,000	$219	NAV

Source: Appraisal.

(1)	Based on the underwritten rent roll dated January 26, 2026.

Appraisal. According to the appraisal as of December 30, 2025, the Redstone Corporate Center I Property had an “as-is” appraised value of $56,250,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 14, 2025, there was no evidence of any recognized environmental conditions at the Redstone Corporate Center I Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-114

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Redstone Corporate Center I Property:

Cash Flow Analysis
	2021	2022	2023	2024	11/30/2025 TTM	UW	UW PSF
Base Rent(1)	$4,117,208	$4,191,175	$4,122,792	$4,240,636	$4,538,826	$5,218,551	$24.61
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$772,228	$3.64
Gross Potential Rent	$4,117,208	$4,191,175	$4,122,792	$4,240,636	$4,538,826	$5,990,779	$28.25
(Vacancy/Credit Loss)	$0	$0	$0	$0	$0	($772,228)	($3.64)
(Free Rent Adjustment)	($123,063)	($309,717)	($264,008)	($672,241)	($613,167)	$0	$0.00
(Collection Loss)	($312,903)	$48,523	($258,935)	$70,327	$4,717	$0	$0.00
Net Rental Income	$3,681,242	$3,929,981	$3,599,849	$3,638,722	$3,930,376	$5,218,551	$24.61
CAM Reimbursements	$1,499,165	$1,506,548	$1,515,404	$1,669,483	$1,784,314	$2,142,177	$10.10
Expense Reimbursement	$0	$0	$0	$0	$0	($286,272)	($1.35)
Antenna Rent	$52,089	$52,039	$52,839	$54,381	$54,048	$57,158	$0.27
Other Income	$34,671	$31,215	$27,564	$29,341	$51,895	$20,200	$0.10
Effective Gross Income	$5,267,168	$5,519,783	$5,195,655	$5,391,927	$5,820,633	$7,151,815	$33.72

Real Estate Taxes	$428,951	$429,839	$346,474	$371,591	$393,015	$392,707	$1.85
Insurance	$76,935	$81,063	$102,596	$151,384	$155,852	$186,150	$0.88
Management Fee	$100,934	$116,354	$126,474	$86,940	$132,795	$214,554	$1.01
Other Operating Expenses	$1,093,026	$1,126,417	$1,282,945	$1,135,242	$1,345,750	$1,345,750	$6.35
Total Expenses	$1,699,847	$1,753,674	$1,858,489	$1,745,157	$2,027,413	$2,139,161	$10.09

Net Operating Income(2)	$3,567,321	$3,766,109	$3,337,167	$3,646,770	$3,793,221	$5,012,654	$23.64
Capital Expenses	$0	$0	$0	$0	$0	$91,190	$0.43
TI/LC	$0	$0	$0	$0	$0	$259,138	$1.22
Net Cash Flow	$3,567,321	$3,766,109	$3,337,167	$3,646,770	$3,793,221	$4,662,326	$21.98

Occupancy (%)(3)	83.0%	84.0%	76.0%	79.0%	86.8%	87.1%
NOI DSCR	1.66x	1.75x	1.55x	1.70x	1.77x	2.33x
NCF DSCR	1.66x	1.75x	1.55x	1.70x	1.77x	2.17x
NOI Debt Yield	10.7%	11.3%	10.0%	11.0%	11.4%	15.1%
NCF Debt Yield	10.7%	11.3%	10.0%	11.0%	11.4%	14.0%

(1)	UW Base Rent is inclusive of contractual rent steps underwritten through January 2027.
(2)	The decrease in Net Operating Income from 2022 to 2023 is primarily driven by occupancy decline from 84% to 76% and the increase in Net Operating Income from 11/30/2025 TTM to UW is primarily driven by free rent burn-off, underwritten rent steps through January 2027 and a new lease to CardioNow PLLC that had not commenced during the 11/30/2025 TTM period.
(3)	11/30/2025 TTM Occupancy (%) represents physical occupancy based on the underwritten rent roll dated January 26, 2026. Historical occupancies represent physical occupancies and UW Occupancy (%) represents economic occupancy.

Escrows and Reserves.

Tax Escrow – The Redstone Corporate Center I Mortgage Loan documents require an upfront reserve of $143,994 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12-month period (initially $35,998).

Insurance Escrow – The Redstone Corporate Center I Mortgage Loan documents require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) the Redstone Corporate Center I Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal.

Replacement Reserve – The Redstone Corporate Center I Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $7,600.

Leasing Reserve – The Redstone Corporate Center I Mortgage Loan documents require an upfront deposit for tenant improvements and leasing commissions in the amount of $1,650,000 and an ongoing monthly deposit of $35,345 for future TI/LC expenses.

Existing TI/LC Reserve – The Redstone Corporate Center I Mortgage Loan documents require an upfront deposit of $323,055 for outstanding tenant improvements and leasing commissions related to BRPH Architects Engineers Inc., Expeditors International (direct lease), and Wayfinding Financial.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-115

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

Rent Concession Reserve – The Redstone Corporate Center I Mortgage Loan documents require an upfront deposit of $537,189 for outstanding free rent or abatements related to BRPH Architects Engineers Inc., CardioNow PLLC, Radia, Expeditors International (direct lease), Direct Travel, Village Life, and Wayfinding Financial.

Major Tenant Trigger Cash Trap Avoidance Reserve – Upon occurrence of a Major Tenant Trigger Event (as defined below) and within 10 business days, the borrower may deposit $2,610,245 with the lender via cash or letter of credit (a “Major Tenant Trigger Cash Trap Avoidance Deposit”), as additional collateral for the Redstone Corporate Center I Mortgage Loan and avoid cash trap caused by a Major Tenant Trigger Event.

A “Major Tenant Trigger Event” will occur upon (a) the date that is 12 months before the scheduled lease termination date of Expeditors International, (b) bankruptcy or insolvency of Expeditors International, (c) Expeditors International goes dark and fails to occupy suite 680, or (d) Expeditors International terminates or cancels its lease.

A “Major Tenant Re-Tenanting Event” will occur when the lender has received satisfactory evidence that (i) the Major Tenant Space (as defined below) is leased or subleased to a tenant whose lease is a Net Rent Threshold Lease (as defined below) and (ii) the Major Tenant Space has been leased to one or more replacement tenants, the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

“Major Tenant Space” means the space occupied by Expeditors International, its successors and assigns, and any new tenant or replacement tenant that enters into a lease for space that demises 50% or more of the space occupied by Expeditors International.

“Major Tenant” means the tenant Expeditors International, its successors and assigns, and any new tenant or replacement tenant that enters into a lease for space that demises 50% or more of the space occupied by Expeditors International.

“Net Rent Threshold Lease” means any Major Lease (as defined below) which (i) the Minimum Rental Rate (as defined below) is satisfied and (ii) the net effective rent for such Major Lease is equal to or greater than $15.50 PSF per annum, which amount represents a net effective rent under a triple net lease, provided that such amount will be adjusted as reasonably determined by the lender in the case of a gross rental lease. Net effective rent is calculated as the contract rental rate for such Major Lease (excluding any period of free rent) over the lease term of such Major Lease (excluding any period of free rent), less tenant improvement costs and leasing commissions payable for such Major Lease. If a Major Lease does not meet the net effective rent minimum set forth in the first sentence, such Major Lease will still be deemed a Net Rent Threshold Lease (and the borrower may execute such Major Lease without the lender's approval) so long as the borrower deposits with the lender an amount necessary to create a Net Rent Threshold Lease.

“Major Lease” means (i) any lease with a Major Tenant, or which demises 40,000 SF or more, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Redstone Corporate Center I Property, and (iii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i) and/or (ii) above.

“Minimum Rental Rate” means an average rental rate of $22.50 PSF per annum with respect to leases over the term of the subject lease on a triple net basis.

Lockbox and Cash Management. The Redstone Corporate Center I Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Redstone Corporate Center I Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), after accounting for Major Tenant Trigger Cash Trap Avoidance Deposit, is below 1.30x (amortizing);
(iii)	the date that is 12 months before the scheduled lease termination date of the Major Tenant;
(iv)	a bankruptcy or insolvency of the Major Tenant;
(v)	the Major Tenant goes dark, vacates, or otherwise fails to continuously occupy suite 680; or
(vi)	the Major Tenant terminates or cancels its lease.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, the NCF DSCR being at least 1.30x (amortizing) for two consecutive calendar quarters;
(iii)	with regard to clause (iii) above, the lender receives satisfactory evidence, in form and substance acceptable to the lender, that the Major Tenant has extended its lease term;
(iv)	with regard to clauses (iii)-(vi) above, a Major Tenant Re-Tenanting Event has occurred or the funds in the Major Tenant Trigger Cash Trap Avoidance Reserve are greater than or equal to $2,610,245;
(v)	with regard to clause (iv) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender;
(vi)	with regard to clause (v) above, the Major Tenant has resumed normal business operations in suite 680 and is continuing for two consecutive calendar quarters; or
(vii)	with regard to clause (vi) above, the lender receives a tenant estoppel certificate, in form and substance that the Major Tenant has revoked notification of termination, cancellation or surrender of lease.

Terrorism Insurance.  The Redstone Corporate Center I Mortgage Loan documents require that the property insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Redstone Corporate Center I Property, as well as business interruption insurance covering up to 12 months following a casualty event, with an extended period of indemnity covering up to six months following the physical repair of the subject improvements. The Redstone Corporate Center I Mortgage Loan documents provide that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, or a successor statute is not in effect, the borrower will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage under a stand-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-116

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage). See “Risk Factors-Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-117

Mortgage Loan No. 11 – Torrey Heights

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	BBB/NR/AA(low)			Location:	San Diego, CA 92130
Original Balance(1):	$33,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$33,000,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023-2024/NAP
Borrower Sponsor:	Breakthrough Properties Income Portfolio, L.P.			Size:	520,604 SF
Guarantor:	NAP			Cut-off Date Balance PSF(1)(6):	$704
Mortgage Rate(2):	4.96834477263158%			Maturity Date Balance PSF(1)(6):	$704
Note Date:	1/9/2026			Property Manager(7):	Tishman Speyer Properties,
Anticipated Repayment Date(3):	1/9/2031				L.L.C. (borrower affiliate)
Maturity Date(3):	1/9/2036			Underwriting and Financial Information
Term to ARD(3):	60 months			UW NOI:	$39,555,043
Original Amortization Term:	0 months			UW NCF:	$38,930,319
IO Period(3):	60 months			UW NOI Debt Yield(1):	10.8%
Seasoning:	3 months			UW NCF Debt Yield(1):	10.6%
Prepayment Provisions:	L(27),D(26),O(7)			UW NOI Debt Yield at Maturity(1):	10.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.11x
Additional Debt Type(1):	Pari Passu/B-Notes			Most Recent NOI(8):	$9,094,033 (10/31/2025 TTM)
Additional Debt Balance(1):	$333,500,000/$98,500,000			2nd Most Recent NOI(9):	NAV
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI(9):	NAV
Reserves				Most Recent Occupancy:	100.0% (11/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(9):	NAV
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(9):	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(10):	$723,406,014 (1/5/2026)
Replacement Reserve:	$0	Springing	$156,181	Appraised Value PSF(10):	$1,390
TI/LC Reserve:	$0	Springing	NAP(5)	Cut-off Date LTV Ratio(1)(10):	50.7%
Specified Tenant Reserve:	$21,129,162(4)	$0	NAP	Maturity Date LTV Ratio(1)(10):	50.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$366,500,000	78.8%	Preferred Equity Payoff(11):	$340,034,733	73.1%
Subordinate Loan Amount:	$98,500,000	21.2%	Return of Equity:	$98,991,224	21.3%
			Upfront Reserves:	$21,129,162	4.5%
			Closing Costs:	$4,844,881	1.0%
Total Sources:	$465,000,000	100.0%	Total Uses:	$465,000,000	100.0%

(1)	The Torrey Heights Mortgage Loan (as defined below) is part of the Torrey Heights Whole Loan (as defined below) evidenced by (i) ten pari passu senior promissory notes with an aggregate original principal balance of $366,500,000 (the “Torrey Heights Senior Notes”) and (ii) three subordinate notes with an aggregate original principal balance of $98,500,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Torrey Heights Senior Notes based on a weighted average mortgage rate of 4.968502735334240% per annum on the Torrey Heights Senior Notes. Based on the Torrey Heights Whole Loan, the UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 8.5%, 8.4%, 8.5%, 1.61x, 64.3% and 64.3%, respectively.
(2)	The Mortgage Rate represents the weighted average interest rate of Notes A-4-1, A-4-2, A-5, A-6-1, A-6-2, A-7 and A-8 of the Torrey Heights Whole Loan. The Mortgage Rate does not represent the weighted average interest rate for the Torrey Heights Senior Notes or the Torrey Heights Whole Loan.
(3)	The Torrey Heights Whole loan is structured with an anticipated repayment date (the “ARD”) of January 9, 2031 and a final maturity date of January 9, 2036. The initial interest rate for the Torrey Heights Whole Loan is 5.13175188172043% per annum. Following the ARD, the interest rate of the Torrey Heights Whole Loan will increase to the greater of: (a) the sum of (i) the initial interest rate plus (ii) 2.00%, and (b) the five-year U.S. Treasury rate on the ARD plus (i) the origination date spread and (ii) 2.00%. The metrics presented above are calculated based on the ARD. Please see “The Mortgage Loan” herein for further details.
(4)	The Torrey Heights Whole Loan is structured with an upfront reserve of $21,129,162, encompassing outstanding leasing obligations and free rent associated with Pfizer Inc.’s (“Pfizer”) lease.
(5)	The springing TI/LC Reserve deposit occurs following a Cash Trap Event Period (as defined in the Torrey Heights Whole Loan agreement) and is capped at $125 PSF of the applicable space triggering the Lease Sweep Period (as defined in the Torrey Heights Whole Loan agreement).
(6)	Cut-off Date Balance PSF and Maturity Date Balance PSF shown are based on the Torrey Heights Senior Notes balance of $366,500,000. The Cut-off Date Balance PSF and Maturity Date Balance PSF for the Torrey Heights Whole Loan is $893.
(7)	The Torrey Heights Property (as defined below) is managed by Tishman Speyer Properties, L.L.C., however, Breakthrough Spaces, L.L.C. is the Torrey Heights Property’s sub-manager.
(8)	Most Recent NOI is inclusive of material rent abatements for nearly every tenant, all of which have burned off with the exception of Pfizer (which has a free rent period through July 2026). All outstanding obligations have been reserved for upfront in connection with the Torrey Heights Whole Loan origination.
(9)	The Torrey Heights Property was completed in 2024.
(10)	Appraised Value of $723,406,014 represents the appraisal’s concluded “Upon Funding of Reserve Account” value as of January 5, 2026, which is subject to the extraordinary assumption that a reserve is fully funded at the origination of the Torrey Heights Whole Loan to cover the assumed remaining $9,406,014 contractual tenant improvement allowance for Pfizer. The actual figure reserved for this purpose was $10,242,043. The appraisal also concluded an “As Is” value, as of December 4, 2025, of $714,000,000. Based on the As Is appraised value and the Torrey Heights Senior Notes, the Appraised Value PSF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are $1,371, 51.3% and 51.3%, respectively.
(11)	Preferred Equity Payoff is a preferred equity investment from a large Japanese real estate investment firm. The preferred equity has been paid off with the net proceeds of the Torrey Heights Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-118

Mixed Use – Lab/Office	Loan #11	Cut-off Date Balance:	$33,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

The Mortgage Loan. The eleventh largest mortgage loan (the “Torrey Heights Mortgage Loan”) has an original principal balance as of the Cut-off Date of $33,000,000 and is secured by the borrower’s fee interest in a four-building life science campus totaling 520,604 SF located in San Diego, California (the “Torrey Heights Property”). The Torrey Heights Mortgage Loan is a part of a whole loan that has an aggregate original principal balance of $465,000,000 as of the Cut-off Date (the “Torrey Heights Whole Loan”). The Torrey Heights Mortgage Loan is evidenced by two of ten pari passu Torrey Heights Senior Notes with an aggregate outstanding principal balance of $366,500,000 as of the Cut-off Date. The remainder of the Torrey Heights Whole Loan is comprised of three pari passu subordinate junior notes with an aggregate principal balance of $98,500,000 as of the Cut-off Date (the “Torrey Heights Junior Notes”). The Torrey Heights Mortgage Loan has an ARD after five years, with final maturity occurring ten years after the note date, is interest-only through the ARD and accrues interest at a fixed rate of 4.96834477263158% per annum. The Torrey Heights Whole Loan has a weighted average interest rate of 5.13175188172043% and was originated by JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Bank USA (“GSMC”) and German American Capital Corporation (“GACC”) on January 9, 2026. The Torrey Heights Whole Loan is serviced pursuant to the trust and servicing agreement for the TORY 2026-HGTS securitization. The relationship between the holders of the Torrey Heights Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The promissory notes comprising the Torrey Heights Whole Loan are summarized in the below table:

Torrey Heights Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$144,900,000	$144,900,000	TORY 2026-HGTS	Yes
A-2	$48,300,000	$48,300,000	TORY 2026-HGTS	No
A-3	$48,300,000	$48,300,000	TORY 2026-HGTS	No
A-4-1	$42,000,000	$42,000,000	BANK5 2026-5YR20	No
A-4-2	$8,000,000	$8,000,000	BANK5 2026-5YR21	No
A-5	$25,000,000	$25,000,000	BANK5 2026-5YR21	No
A-6-1	$15,000,000	$15,000,000	Benchmark 2026-V21(1)	No
A-6-2	$10,000,000	$10,000,000	Benchmark 2026-V20	No
A-7	$15,000,000	$15,000,000	Benchmark 2026-V21(1)	No
A-8	$10,000,000	$10,000,000	Benchmark 2026-V20	No
Total Senior Notes	$366,500,000	$366,500,000
B-1(2)	$59,100,000	$59,100,000	TORY 2026-HGTS	No
B-2(2)	$19,700,000	$19,700,000	TORY 2026-HGTS	No
B-3(2)	$19,700,000	$19,700,000	TORY 2026-HGTS	No
Total Junior Notes	$98,500,000	$98,500,000
Whole Loan	$465,000,000	$465,000,000

(1)	The Benchmark 2026-V21 securitization is expected to close on or about March 26, 2026.
(2)	The Torrey Heights Junior Notes are subordinate in right of payment to the Torrey Heights Senior Notes.

The Borrower and the Borrower Sponsor. The borrower is Torrey View Owner, L.L.C., a single-purpose, Delaware limited liability company. The borrower sponsor is Breakthrough Properties Income Portfolio, L.P., a private fund indirectly controlled by Breakthrough Properties LLC (“Breakthrough Properties”). Breakthrough Properties is a joint venture between Tishman Speyer Properties, L.L.C. (“Tishman Speyer”) and Bellco Capital.

Tishman Speyer is a globally recognized real estate developer and operator, with over $131.0 billion in property transactions and a portfolio spanning major cities across four continents. Bellco Capital has decades of life science entrepreneurship and investment experience, with a particular focus on founding and scaling biotech companies.

The Property. The Torrey Heights Property is a 520,604 SF life science campus comprised of three lab/office buildings and one amenity building located in San Diego, California. The Torrey Heights Property is situated on approximately 10 acres and is approximately 15 miles north of downtown San Diego, within a top-three life science market in the United States. Constructed in phases between 2023-2024 and effectively 100.0% leased since inception, the Torrey Heights Property exhibits favorable design elements including research infrastructure, high-capacity HVAC systems, emergency power generators and flexible lab spaces. The Torrey Heights Property achieved LEED Gold certification and includes architectural elements such as steel-framed beams, 15.5-foot ceiling heights and flexible, daylight-infused floor plates. The Torrey Heights Property also features amenities such as a Wright Fitness designed gym, a yoga studio, a pickleball court and multiple dining venues. The Torrey Heights Property also features a clubhouse building with a full-service café, bike and surfboard storage rooms and a 400-person conference center for large-scale meetings and events. The Torrey Heights Property is conveniently located for employees and visitors, with nearby access to major transportation routes such as Interstate 5, State Route 56, and Interstate 805. Furthermore, the Torrey Heights Property benefits from its proximity to nearby neighborhoods (Del Mar Heights, Rancho Santa Fe, and Carmel Valley) and retail/leisure amenities, including Westfield UTC Mall (A++ Green Street rated), One Paseo/Del Mar Highlands retail centers, Torrey Pines State Beach, and Torrey Pines Golf Course. The Torrey Heights Property also features a partially below grade podium parking garage with 1,356 parking stalls (2.6 spaces per 1,000 SF).

The Torrey Heights Property is 100.0% leased to five tenants, of which 87.9% of underwritten base rent (“UW Base Rent”) and 89.0% of net rentable area (“NRA”) is attributable to investment-grade tenants on long-term leases, with no leases expiring prior to the ARD. The Torrey Heights Property is anchored by Pfizer (44.2% of NRA) and Becton, Dickinson and Company (“Becton Dickinson”) (42.3% of NRA), two prominent life science industry companies. According to the borrower sponsor, Pfizer recently completed the build-out of its space and has started taking occupancy of Building A as of February 2, 2026. Pfizer is expected to take full occupancy of Building B in April 2026 following final equipment testing. Beyond borrower sponsor-provided tenant improvement allowances, according to the borrower sponsor, Pfizer is reportedly investing approximately $36.6 million ($159 PSF) out of pocket into the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-119

Mixed Use – Lab/Office	Loan #11	Cut-off Date Balance:	$33,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

build-out of its space. Becton Dickinson pre-leased its space prior to the start of vertical construction in 2021 and has invested approximately $18.2 million ($83 PSF) out of pocket toward the buildout of its space. As of December 1, 2025, the Torrey Heights Property had a remaining weighted average lease term of 11.5 years with no rollover through the ARD of the Torrey Heights Whole Loan. All investment grade rated tenancy (87.9% UW Base Rent; 89.0% NRA) expires in 2036 or later.

Major Tenants.

Pfizer (230,132 SF; 44.2% of NRA; 45.6% of UW Base Rent). Pfizer (NYSE: PFE; Fitch/S&P/Moody’s: NR/A/A2) is a global leader in the pharmaceutical industry. Per the borrower sponsor, Pfizer recently completed the build-out of its space and has started taking occupancy of Building A as of February 2, 2026. Pfizer is expected to take full occupancy of Building B in April 2026 following final equipment testing. According to the borrower sponsor, upon taking full occupancy of their space at the Torrey Heights Property, Pfizer will use its space as a headquarter for its Oncology division following their $43 billion Seagen acquisition. Pfizer is relocating from their facility in Torrey Pines, composed of five buildings totaling nearly 631,000 SF, and moving their entire San Diego operation to the Torrey Heights Property. Pfizer has recently completed its build-out and the borrower sponsor notes that Pfizer is expected to have invested approximately $36.6 million ($159 PSF) into their space at the Torrey Heights Property. Pfizer’s lease expires March 30, 2039 and Pfizer has a one-time option to reduce their occupancy by one floor in either Building A or Building B, effective July 31, 2036 (the “Contraction Date”), subject to payment of a contraction fee equal to the prorated share, based on the NRA of the floor being terminated compared to the total square footage, of (i) the unamortized portion of the tenant improvement allowance contributed by the landlord, which is not to exceed $350 per rentable SF, and brokerage commissions payable as of the Contraction Date, amortized on a straight-line basis over the initial term, plus (ii) 8% annual interest on the foregoing. This figure is estimated per the borrower sponsor to be approximately $96 PSF of applicable NRA. Pfizer has no termination options within its lease.

Becton Dickinson (220,270 SF; 42.3% of NRA; 39.4% of UW Base Rent). Becton Dickinson (NYSE: BDX; Fitch/S&P/Moody’s: BBB/BBB/Baa2) is a longstanding leader in medical technology, delivering devices and diagnostic systems that span hospital and research applications globally. As noted above, Becton Dickinson pre-leased its space prior to the start of vertical construction of the Torrey Heights Property in 2021 and has invested over $18.2 million ($83 PSF) into their space at the Torrey Heights Property. Becton Dickinson’s lease expires July 31, 2036 and has no termination options.

Actio Biosciences, Inc. (27,502 SF; 5.3% of NRA; 6.1% of UW Base Rent). Actio Biosciences, Inc. (“Actio Biosciences”) was founded by leaders in genetics and drug development. Actio Biosciences works to develop drugs for homogenous rare disease populations by directly addressing the root causes of disease. Actio Biosciences closed a $55.0 million series A funding in the third quarter of 2023 and a $66.0 million series B funding in the second quarter of 2025 and is backed by investors such as Regeneron Ventures, Deerfield, Canaan, Droia Ventures and EcoR1. Actio Biosciences’ lease expires February 28, 2035 and has no termination options.

The following table presents certain information relating to the tenancy at the Torrey Heights Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/S&P/Moody)(2)	Tenant SF	% of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent(1)	Annual UW Rent PSF(1)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Pfizer(3)	NR/A/A2	230,132	44.2%	$18,896,981	45.6%	$82.11	3/30/2039	2 x 7 years	Y(4)
Becton Dickinson	BBB/BBB/Baa2	220,270	42.3%	$16,319,804	39.4%	$74.09	7/31/2036	2 x 5 years	N
Actio Biosciences	NR/NR/NR	27,502	5.3%	$2,538,388	6.1%	$92.30	2/28/2035	1 x 5 years	N
Architect Therapeutics, Inc.	NR/NR/NR	29,734	5.7%	$2,460,494	5.9%	$82.75	9/30/2031	1 x 5 years	N
Charles River Laboratories Inc	BBB-/BB+/Ba2	12,966	2.5%	$1,180,233	2.9%	$91.03	3/31/2037	1 x 5 years	N
Total Occupied Space		520,604	100.0%	$41,395,900	100.0%	$79.52
Vacant Space		0	0.0%
Total/Wtd. Avg.		520,604	100.0%

(1)	Based on the underwritten rent roll dated November 30, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Pfizer has not yet taken occupancy of its entire space or commenced paying rent. Per the borrower sponsor, Pfizer recently completed the build-out of its space and has started taking occupancy of Building A as of February 2, 2026. Pfizer is expected to take occupancy of Building B in April 2026 following final equipment testing. Pfizer is entitled to a remaining $10,887,119 of free rent as of the Torrey Heights Whole Loan origination date until July 2026 which amount was reserved for upfront costs at the Torrey Heights Whole Loan origination.
(4)	Pfizer has a one-time option to reduce its occupancy by one floor in either Building A or Building B, effective on the Contraction Date, subject to payment of a contraction fee equal to the prorated share, based on the NRA of the floor being terminated compared to the total square footage, of (i) the unamortized portion of the tenant improvement allowance contributed by the landlord, which is not to exceed $350 per rentable SF, and brokerage commissions payable as of the Contraction Date, amortized on a straight-line basis over the initial term, plus (ii) 8% annual interest on the foregoing. This figure is estimated per the borrower sponsor to be approximately $96 PSF of applicable NRA. Pfizer has no termination options within its lease and no other tenant has a termination or contraction option in their lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-120

Mixed Use – Lab/Office	Loan #11	Cut-off Date Balance:	$33,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease rollover schedule at the Torrey Heights Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031(3)	1	29,734	5.7%	5.7%	$2,460,494	5.9%	5.9%	$82.75
2032	0	0	0.0%	5.7%	$0	0.0%	5.9%	$0.00
2033	0	0	0.0%	5.7%	$0	0.0%	5.9%	$0.00
2034	0	0	0.0%	5.7%	$0	0.0%	5.9%	$0.00
2035	1	27,502	5.3%	11.0%	$2,538,388	6.1%	12.1%	$92.30
2036 & Beyond	3	463,368	89.0%	100.0%	$36,397,018	87.9%	100.0%	$78.55
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	5	520,604	100.0%		$41,395,900	100.0%		$79.52

(1)	Based on the underwritten rent roll dated November 30, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	The Torrey Heights Mortgage Loan has an ARD of January 9, 2031.

The Market. The Torrey Heights Property is located within the Del Mar Heights/Torrey Hills submarket of San Diego, California. Per the appraisal and third-party market reports, the Torrey Heights Property most closely competes with assets in the Torrey Pines submarket, which is among the most desirable life science submarkets for established companies seeking a prominent life science location and Class A space. Torrey Pines’ desirability is enhanced by its proximity to Del Mar Heights, a highly affluent neighborhood (median HH Income of approximately $193,000). Through the third quarter of 2025, Torrey Pines led the San Diego Class A life sciences core markets with the lowest direct vacancy rate of 6.6% and highest direct asking rent of $73.68 PSF across approximately 5.2 million SF of supply with no purpose-built, ground-up lab projects under construction. According to the borrower sponsor, only four true ground-up new construction lab buildings have been delivered in the last decade, with all being 100.0% pre-leased upon delivery. The Torrey Heights Property benefits from the Torrey Pines and Del Mar Heights submarkets both having high barriers to entry for new constructions. Limited land availability and topography/zoning (strict overlay districts such as the Coastal Overlay Zone that limits developments’ heights and the Airport Land Use Compatibility Plan; Accident Potential Zone that limits density) severely constrain supply. While the Del Mar Heights/Torrey Hills submarket had a 33% vacancy rate as of the third quarter of 2025, the small size of the Del Mar Heights/Torrey Hills submarket makes it more susceptible to large swings in vacancy (per the appraisal, the Del Mar Heights/Torrey Hills submarket represents approximately 1.2 million SF of approximately 29.0 million SF of life science product in the San Diego market). As noted above, the Torrey Heights Property competes most directly with assets in the Torrey Pines submarket, which currently has a vacancy rate of only 11.3%, more than 50% lower than the vacancy rate in the overall market. The average asking rental rates within the Torrey Pines and Del Mar Heights submarkets as of the third quarter of 2025 were $73.68 PSF and $67.44 PSF, respectively.

The broader San Diego life science market is robust and known as one of the fastest growing in the United States. Notable life science companies with major presences include Bristol Myers Squibb, Eli Lilly, Dexcom, Illumina, Hologic, Quidel, Scripps Laboratories and Vertex. The industry is well supported by higher education and research institutions including UC San Diego (approximately 45,000 students), University of San Diego (approximately 8,800 students) and San Diego State University (approximately 41,000 students).

The following table presents certain information relating to the appraisal’s market rent conclusions for the Torrey Heights Property:

Market Rent Summary(1)
	Market Rent (PSF)	Average Lease Term	Escalations
Life Science (NNN)	$81.00	84 Months	3.00% per year

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-121

Mixed Use – Lab/Office	Loan #11	Cut-off Date Balance:	$33,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

The following table presents certain information relating to life science leases comparable to those at the Torrey Heights Property:

Comparable Life Science Lease Summary(1)
Tenant Name	Address	Submarket	NRA (SF)	Lease Start Date	Term (mos.)	Rent PSF (NNN)
Mirador Therapeutics	4902 Headquarters Point	Sorrento Mesa	66,569	February-25	94	$75.24
Rayze Bio	3013 Science Park Road	Torrey Pines	61,127	January-26	120	$75.60
BlossomHill Therapeutics	10255 Science Center Drive	Torrey Pines	46,353	May-25	120	$78.00
Altos Lab	10945-19045 Alexandria Way	Torrey Pines	158,990	April-25	180	$87.00
Novartis	10210 Campus Point Drive	UTC	466,598	December-28	192	$87.00
Minimum			46,353		94	$75.24
Maximum			466,598		192	$87.00
Weighted Average(2)			159,927		172	$84.63
Torrey Heights	11202-11214 El Camino Real	Del Mar Heights/Torrey Hills	520,604			$79.52

(1)	Source: Appraisal, unless otherwise noted.
(2)	Weighted by NRA.

Appraisal. The appraisal concluded an “Upon Funding of Reserve Account” appraised value of $723,406,014 as of January 5, 2026, which is subject to the extraordinary assumption that a reserve is fully funded at the origination of the Torrey Heights Whole Loan to cover the assumed remaining $9,406,014 contractual tenant improvement allowance for Pfizer. The actual figure reserved for this purpose was $10,242,043. The appraisal also concluded an “As Is” value of $714,000,000 as of December 4, 2025.

Environmental Matters. The Phase I environmental assessment of the Torrey Heights Property dated December 12, 2025 identified no recognized environmental conditions.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow for the Torrey Heights Property:

Cash Flow Analysis(1)
	10/31/2025 TTM(2)	UW	UW PSF
Rents In Place	$36,643,474	$40,189,530	$77.20
Rent Steps	$0	$1,206,371	$2.32
Straight Line IG Rent Steps	$0	$2,013,004	$3.87
Gross Potential Rent	$36,643,474	$43,408,904	$83.38
Vacancy	$0	($2,844,228)	($5.46)
Free Rent	($20,002,090)	$0
Expense Reimbursement(3)	$6,650,105	$13,475,655	$25.88
Effective Gross Income	$23,291,490	$54,040,332	$103.80

Real Estate Taxes	$5,021,460	$4,905,420	$9.42
Insurance	$921,111	$884,030	$1.70
Management	$916,879	$1,000,000	$1.92
Other Operating Expenses	$7,338,006	$7,695,838	$14.78
Total Expenses	$14,197,457	$14,485,288	$27.82

Net Operating Income	$9,094,033	$39,555,043	$75.98
TI/LC	$0	$520,604	$1.00
Replacement Reserves	$0	$104,121	$0.20
Net Cash Flow	$9,094,033	$38,930,319	$74.78

Occupancy %	100.0%	95.0%(4)
NOI DSCR(5)	0.49x	2.14x
NCF DSCR(5)	0.49x	2.11x
NOI Debt Yield(5)	2.5%	10.8%
NCF Debt Yield(5)	2.5%	10.6%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	10/31/2025 TTM is inclusive of material rent abatements for nearly every tenant, all of which have burned off with the exception of Pfizer (which has a free rent period through July 2026). All outstanding obligations have been reserved for upfront in connection with the Torrey Heights Whole Loan origination.
(3)	Pfizer’s reimbursement did not commence until October 2025. Additionally, reimbursements are subject to true-ups at the end of the calendar year. As a result, the expense reimbursements for 10/31/2025 TTM reflect December 2024 figures.
(4)	UW assumes an in-place vacancy rate of 5.0%. As of November 30, 2025, the Torrey Heights Property was 100.0% occupied.
(5)	Calculations based on the Torrey Heights Senior Notes.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-122

Mortgage Loan No. 12 – Forty 540 II

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Morrisville, NC 27560
Original Balance:	$30,680,000			General Property Type:	Office
Cut-off Date Balance:	$30,680,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2021/NAP
Borrower Sponsors:	DRA Advisors and Edgewater Ventures			Size:	198,500 SF
	DRA Growth and Income Master Fund XI-C, LLC			Cut-off Date Balance PSF:	$155
Guarantors:	and DRA G&I Fund XI Holdco Real Estate			Maturity Date Balance PSF:	$155
	Investment Trust			Property Manager:	CBRE, Inc. and Edgewater
Mortgage Rate:	6.8770%				Innovation, LLC (borrower-related)
Note Date:	1/28/2026
Maturity Date:	2/11/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(5):	$4,974,176
IO Period:	60 months			UW NCF:	$4,735,976
Seasoning:	2 months			UW NOI Debt Yield:	16.2%
Prepayment Provisions:	L(11),YM1(42),O(7)			UW NCF Debt Yield:	15.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.2%
Additional Debt Type:	NAP			UW NCF DSCR:	2.21x
Additional Debt Balance:	NAP			Most Recent NOI(5)(6):	$4,295,687 (11/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(6)(7):	$3,476,270 (12/31/2024)
Reserves				3rd Most Recent NOI(7):	$2,888,838 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.6% (1/22/2026)
RE Taxes:	$167,302	$26,616	NAP	2nd Most Recent Occupancy(8):	94.6% (12/31/2025)
Insurance:	$0	Springing(1)	NAP	3rd Most Recent Occupancy(8):	94.6% (12/31/2024)
Replacement Reserve:	$0	$3,308	$100,000	Appraised Value (as of):	$46,700,000 (12/23/2025)
Leasing Reserve:	$0	$16,542	NAP	Appraised Value PSF:	$235
Trigger Event Collateral Funds:	$0	Springing(2)	NAP	Cut-off Date LTV Ratio:	65.7%
Renesas Termination Reserve:	$0	Springing(3)	NAP	Maturity Date LTV Ratio:	65.7%
Major Tenant Go-Dark / Sublease Trigger Reserve:	$0	Springing(4)	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$30,680,000	65.8%	Purchase Price:	$45,450,000	97.4%
Borrower Sponsor Equity:	$15,775,264	33.8%	Closing Costs:	$1,032,239	2.2%
Seller Prorations:	$194,278	0.4%	Upfront Reserves:	$167,302	0.4%

Total Sources:	$46,649,541	100.0%	Total Uses:	$46,649,541	100.0%

(1)	The borrower is required to deposit 1/12th of insurance premiums upon failure of the borrower to maintain a blanket policy acceptable to the lender.
(2)	The Forty 540 II Mortgage Loan (as defined below) documents provide for a cash management event period trigger (i) if the tested debt yield is less than 10.5%, or (ii) on or before February 1, 2030. The borrower may elect to avoid the cash management event period by depositing cash or a letter of credit into the trigger event collateral reserve in an amount that, with respect to clause (i), if applied to the Forty 540 II Mortgage Loan balance, would result in a debt yield of 10.5% or greater; and, with respect to clause (ii), is equal to the greater of (A) $3,390,000 and (B) excess cash flow that would have otherwise been collected by lender for the remaining Forty 540 II Mortgage Loan term.
(3)	Upon the occurrence of Renesas (as defined below) providing notice of lease termination, the borrower is required to either (i) deposit, in the form of either cash or a letter of credit, $3,838,005 in the Renesas Termination Reserve or (ii) satisfy certain re-tenanting requirements per the Forty 540 II Mortgage Loan documents. Failure to make such deposit or satisfy the re-tenanting requirements results in springing partial recourse to the guarantors in the amount of $7,676,010.
(4)	The Forty 540 II Mortgage Loan documents provide for a cash management event period trigger in the event of certain N-Able (as defined below) or Renesas (including replacement tenants of 45,000 SF or greater, but excluding sub-tenants under existing leases) lease events, including a material lease default beyond the applicable cure period therefor, a tenant going dark or subleasing any portion of its space (other than existing subleases or the existing Renesas dark space) or notice thereof, a tenant bankruptcy or tenant’s lease termination or notice thereof. The borrower may elect to avoid the cash management event period by depositing cash or a letter of credit into the Major Tenant Go-Dark / Sublease Trigger Reserve in an amount equal to $75 PSF of the applicable affected leased space (other than existing subleases or the existing Renesas dark space).
(5)	The increase from Most Recent NOI to UW NOI is primarily due to underwriting of rent steps for investment-grade tenants and lower taxes following a successful appeal of the 2025 tax bill.
(6)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily due to burn-off of a free rent adjustment associated with previously executed leases.
(7)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily due to executing a new lease in 2023 to Renesas.
(8)	Based on the underwritten rent roll dated as of January 22, 2026.

The Mortgage Loan. The twelfth largest mortgage loan (the “Forty 540 II Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,680,000 and secured by the borrower’s fee interest in a multi-tenant suburban Class A office building totaling 198,500 SF located in Morrisville, North Carolina (the “Forty 540 II Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-123

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,680,000
710 Slater Road	Forty 540 II	Cut-off Date LTV:	65.7%
Morrisville, NC 27560		UW NCF DSCR:	2.21x
		UW NOI Debt Yield:	16.2%

The Borrower and the Borrower Sponsors. The borrower for the Forty 540 II Mortgage Loan is G&I XI Forty 540 II LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Forty 540 II Mortgage Loan. The borrower sponsors are DRA Advisors and Edgewater Ventures, and the non-recourse carveout guarantors are DRA Growth and Income Master Fund XI-C, LLC, a Delaware limited liability company, and DRA G&I Fund XI Holdco Real Estate Investment Trust, a Maryland business trust.

DRA Advisors is a privately-owned registered investment adviser specializing in real estate investment and management services for institutional and private investors. DRA Advisors was founded in 1986 as a subsidiary of the Dreyfus Corporation before being taken private by the partners in 1994. Today, DRA Advisors’ management team is made up of 19 partners with 23 years’ average experience together at DRA. DRA Advisors is headquartered in New York City with regional offices in Miami and San Francisco. As of September 30, 2025, DRA Advisors had approximately $11.6 billion in assets under management. DRA Advisors’ current portfolio consists of 566 properties across 35 states including approximately 11.7 million SF of office space, approximately 49.8 million SF of industrial space, 11.1 million SF of retail space, and 15,565 multifamily units.

Edgewater Ventures is a Raleigh, North Carolina based real estate investment firm that acquires and develops industrial, office, life-science, residential, and mixed-use assets across the Carolinas. Edgewater Ventures’ current real estate portfolio consists of approximately 4.6 million SF of industrial and office space and 1,500 residential units.

The Property. The Forty 540 II Property is a multi-tenant office property consisting of a five story, mid-rise, Class A single building located in Morrisville, North Carolina. Situated within the Research Triangle Park at the southeast quadrant of the interchange formed by Interstate 40 and Interstate 540, the Forty 540 II Property spans 16.2 acres and contains 198,500 SF of net rentable area (“NRA”). Built in 2021, the Forty 540 II Property includes 840 surface parking spaces, which results in a parking ratio of 4.23 spaces per 1,000 SF of NRA. As of January 22, 2026, the Forty 540 II Property was 94.6% leased to three tenants with a weighted average remaining lease term of approximately 6.8 years.

Tenants.

Renesas Electronic America Inc. (88,998 SF; 44.8% of NRA; 49.9% of UW rent). Renesas Electronics Americas Inc. (“Renesas”) is a subsidiary of Renesas Electronics Limited Japan. Renesas’ major operations include research, development, design, manufacture, sale, and servicing of semiconductor products primarily for the automotive, industrial, and infrastructure industries. Renesas has been in occupancy at the Forty 540 II Property since 2023, has a lease expiration in April 2034 and has two, five-year renewal options. The Renesas lease is structured with a termination option. See the “Tenant Summary” table herein for additional details.

N-Able Technologies, Inc. (83,584 SF; 42.1% of NRA; 41.6% of UW rent). N-Able Technologies Inc. (“N-Able”) is a computer and network security company which protects businesses against evolving cyberthreats with a unified cyber resiliency platform to manage, secure, and recover. N-Able’s scalable technology infrastructure includes AI-powered capabilities, third-party integrations, and the flexibility to employ technologies of choice, to transform workflows and deliver critical security outcomes. N-Able has been in occupancy at the Forty 540 II Property since 2021, has a lease expiration in May 2032 and has two, five-year renewal options and no termination options. N-Able is currently subleasing (i) 20,643 SF of its space to United Therapeutics Corporation and (ii) 20,643 SF of its space to BE&K Building Group, LLC. See the “Tenant Summary” table herein for additional details.

Synopsys, Inc. (15,265 SF; 7.7% of NRA; 8.5% of UW rent). Synopsys, Inc. provides industry-leading silicon design, IP, simulation and analysis solutions, and design services. Synopsys, Inc.’s specialties include electronic design automation, computer software, semiconductor IP, software quality and software security. Synopsys, Inc. has been in occupancy at the Forty 540 II Property since 2022, has a lease expiration in November 2029 and has one, five-year renewal option and no termination options.

The following table presents certain information relating to the tenancy at the Forty 540 II Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Renesas(3)	BBB/NR/BBB	88,998	44.8%	$3,177,851	49.9%	$35.71	4/18/2034	Y(4)	2 x 5
N-Able(5)	NR/NR/NR	83,584	42.1%	$2,652,128	41.6%	$31.73	5/31/2032	N(6)	2 x 5(7)
Synopsys, Inc.	NR/Baa1/BBB	15,265	7.7%	$543,517	8.5%	$35.61	11/30/2029	N	1 x 5
Subtotal/Wtd. Avg.		187,847	94.6%	$6,373,496	100.0%	$33.93

Occupied Collateral Total		187,847	94.6%	$6,373,496	100.0%	$33.93
Vacant Space		10,653	5.4%
Total/Wtd. Avg.		198,500	100.0%

(1)	Based on the underwritten rent roll dated as of January 22, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	18,851 SF of Renesas’ leased space is currently not fully utilized. The space was underwritten as in-place as Renesas is paying rent and not marketing the space for sublease.
(4)	Renesas has an ongoing right to terminate its lease at any time on or after May 1, 2031 upon at least 12 months’ notice and payment of a termination fee equal to the sum of (i) the unamortized portion of any tenant allowance, rental abatement, broker commissions and attorneys’ fees and (ii) an amount equal to three months of rent following the lease termination date. The Forty 540 II Mortgage Loan documents provide that, following notice of Renesas lease termination, unless the borrower deposits $3,838,005 (cash or letter of credit) into a springing Renesas termination reserve or satisfies re-tenanting requirements, the Forty 540 II Mortgage Loan becomes partial recourse to the borrower and the guarantors on a “last dollar” basis up to $7,676,010. See “Mortgage Loan Information” above.
(5)	N-Able currently occupies 42,298 SF and is subleasing (i) 20,643 SF of its space to United Therapeutics Corporation at a current base rent of $26.78 PSF through April 30, 2032 and (ii) 20,643 SF of its space to BE&K Building Group at a current base rent of $27.06 PSF through May 31, 2032. Annual UW Rent for the related subleases is based on the applicable sublease rents.
(6)	N-Able does not have a lease termination right under its primary lease; however, with respect to the 20,643 SF it subleases to United Therapeutics Corporation, the subtenant has the one-time right to terminate its sublease effective May 31, 2029 upon at least six months’ notice and payment of a termination fee totaling $281,995.72 (one-half of which is due on or before the notice date and the remaining one-half due on or before May 31, 2029).
(7)	The renewal options only apply to N-Able under the primary lease.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-124

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,680,000
710 Slater Road	Forty 540 II	Cut-off Date LTV:	65.7%
Morrisville, NC 27560		UW NCF DSCR:	2.21x
		UW NOI Debt Yield:	16.2%

The following table presents certain information relating to the lease rollover schedule at the Forty 540 II Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	1	15,265	7.7%	7.7%	$543,517	8.5%	8.5%	$35.61
2030	0	0	0.0%	7.7%	$0	0.0%	8.5%	$0.00
2031	0	0	0.0%	7.7%	$0	0.0%	8.5%	$0.00
2032	1	83,584	42.1%	49.8%	$2,652,128	41.6%	50.1%	$31.73
2033	0	0	0.0%	49.8%	$0	0.0%	50.1%	$0.00
2034	1	88,998	44.8%	94.6%	$3,177,851	49.9%	100.0%	$35.71
2035	0	0	0.0%	94.6%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	94.6%	$0	0.0%	100.0%	$0.00
Vacant	0	10,653	5.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	3	198,500	100.0%		$6,373,496	100.0%		$33.93

(1)	Based on the underwritten rent roll dated as of January 22, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the loan rollover schedule.

The Market. The Forty 540 II Property is located in Morrisville, North Carolina, within the Research Triangle Park and the Durham Metropolitan Statistical Area. The Forty 540 II Property is located near Interstate 40 at the Interstate 540 interchange, offering convenient east–west and north–south access across the Raleigh–Durham region. The Forty 540 II Property is situated approximately one mile from Airport Boulevard and 3.5 miles from home Raleigh–Durham International Airport. The Forty 540 II Property is located in close proximity to Downtown Raleigh, Downtown Durham, Chapel Hill and Wake County boundary. Major employers within the area include Duke University, Walmart, UNC - Chapel Hill, IBM Corp, IQVIA RDS and Cisco Systems.

According to the appraisal, the Forty 540 II Property is located in the Research Triangle submarket of the Raleigh-Durham market and the 2025 total population within a one-, three- and five- mile radius of the Forty 540 II Property is 2,915, 39,221 and 131,087 respectively. The median household income for the same one-, three- and five-mile radius was $93,819, $119,468 and $124,815 respectively.

According to the appraisal, as of the third quarter of 2025, the Research Triangle submarket reported a total inventory of 14.2 million SF with an overall vacancy rate of 9.9% and average asking rents of $26.99 PSF.

The following table presents certain information relating to the appraisal’s market rental conclusions for the Forty 540 II Property:

Market Rent Summary
Market Rent (PSF)	$33.00
Lease Term (Years)	7.5
Lease Type	Full Service
Escalations	3.0% annual increase
Tenant Improvements (New/Renewal)	$50 / $15
Leasing Commissions (New/Renewal)	6.0% / 4.0%
Free Rent (Months) (New/Renewal)	6

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-125

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,680,000
710 Slater Road	Forty 540 II	Cut-off Date LTV:	65.7%
Morrisville, NC 27560		UW NCF DSCR:	2.21x
		UW NOI Debt Yield:	16.2%

The following table presents certain information relating to comparable leases pertaining to the Forty 540 II Property:

Comparable Office Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
Forty 540 II (Subject)(1) 710 Slater Road Morrisville, NC	2021/NAP	198,500	Renesas N-Able Synopsys, Inc.	88,998 83,584 15,265	Apr-23 Jul-21 Jun-22	132 131 90	$35.71 $31.73 $35.61	Modified Gross
4000 Sancar Way 4000 Sancar Way Durham, NC	1999/2023	74,419	NCInnovation, Inc.	7,875	Dec-25	61	$27.50	Full Service
Nottingham Hall 4505 Emperor Durham, NC	2001/2026	105,130	Mind Medicine, Inc.	4,938	Oct-25	65	$30.50	Full Service
Horseshoe at Hub RTP 3151 Elion Drive Durham, NC	2024/NAP	169,422	Genesys Cloud Services	26,393	Jan-25	144	$46.00	Full Service
Palladian Corporate Center I and II 220 - 240 Leigh Farm Durham, NC	2005/NAP	201,008	Citrin Cooperman & Company	7,941	Jan-25	89	$30.00	Full Service
The Chesterfield 701 West Main Street Durham, NC	1945/2017	358,462	Nutanix, Inc.	92,665	Jan-25	65	$33.00	Full Service

Source: Appraisal.

(1)	Based on the underwritten rent roll dated January 22, 2026, other than Year Built/Renovated.

The following table presents certain information relating to comparable sales pertaining to the Forty 540 II Property:

Comparable Sales Summary
Property/Location	Year Built/ Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Forty 540 II (Subject) 710 Slater Road Morrisville, NC	2021/NAP	198,500(1)	94.6%(1)	Jan-26	$45,450,000	$228.97
The Linville Building 10130 Perimeter Parkway Charlotte, NC	2008/NAP	118,506	75%	Dec-25	$16,500,000	$139.23
One University Place 8770 & 8801 J. M. Keynes Drive Charlotte, NC	1986/NAP	83,753	90%	Nov-25	$11,750,000	$140.29
Nottingham Hall 4505 Emperor Boulevard Durham, NC	2001/2026	105,130	59%	Nov-25	$7,075,000	$163.94
555 Mangum 555 South Mangum Street Durham, NC	2020/NAP	262,593	73%	Oct-25	$72,000,000	$274.19
Ballantyne Tower 13320 Ballantyne Corporate Place Charlotte, NC	2011/NAP	260,958	100%	Jul-25	$71,500,000	$273.99
Advance Auto Parts Tower 4200 Six Forks Road, Tower 4 Condo Raleigh, NC	2020/NAP	346,000	100%	Mar-25	$137,500,000	$397.40

Source: Appraisal.

(1)	Based on the underwritten rent roll dated January 22, 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Forty 540 II Property of $46,700,000 as of December 23, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 15, 2025, there was no evidence of any recognized environmental conditions at the Forty 540 II Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-126

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,680,000
710 Slater Road	Forty 540 II	Cut-off Date LTV:	65.7%
Morrisville, NC 27560		UW NCF DSCR:	2.21x
		UW NOI Debt Yield:	16.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Forty 540 II Property:

Cash Flow Analysis
	2023	2024	11/30/2025 TTM	UW	UW PSF
Base Rent	$5,144,515	$6,108,909	$6,262,781	$6,373,496	$32.11
Grossed Up Vacant Space	0	0	0	$351,549	$1.77
Gross Potential Rent	$5,144,515	$6,108,909	$6,262,781	$6,725,045	$33.88
(Vacancy & Credit Loss)	$0	$0	$0	(351,549)	($1.77)
(Free Rent Adjustment)	($844,925)	($1,231,176)	($414,415)	$0	$0
Net Rental Income	$4,299,590	$4,877,733	$5,848,366	$6,373,496	$32.11
Reimbursements	$181,250	$218,044	$311,243	$119,959	$0.60
Other Income	$1,500	$1,500	$1,500	$1,500	$0.01
Effective Gross Income	$4,482,340	$5,097,277	$6,161,109	$6,494,955	$32.72

Real Estate Taxes	$453,681	$456,264	$660,878	$304,182	$1.53
Insurance	$59,197	$73,481	$82,853	$65,172	$0.33
Management Fee	$130,998	$153,507	$182,961	$194,849	$0.98
Other Operating Expenses	$949,626	$937,754	$938,730	$956,576	$4.82
Total Expenses	$1,593,502	$1,621,007	$1,865,422	$1,520,779	$7.66

Net Operating Income(1)(2)(3)	$2,888,838	$3,476,270	$4,295,687	$4,974,176	$25.06
Replacement Reserves	$0	$0	$0	$39,700	$0.20
TI/LC	$0	$0	$0	$198,500	$1.00
Net Cash Flow	$2,888,838	$3,476,270	$4,295,687	$4,735,976	$23.86

Occupancy %	94.6%(4)	94.6%(4)	94.6%(4)	94.8%(5)
NOI DSCR	1.35x	1.63x	2.01x	2.33x
NCF DSCR	1.35x	1.63x	2.01x	2.21x
NOI Debt Yield	9.4%	11.3%	14.0%	16.2%
NCF Debt Yield	9.4%	11.3%	14.0%	15.4%

(1)	The increase from 2023 Net Operating Income to 2024 Net Operating Income is primarily due to executing a new lease in 2023 to Renesas.
(2)	The increase from 2024 Net Operating Income to 11/30/2025 TTM Net Operating Income is primarily due to burn-off of Free Rent Adjustment associated with previously executed leases.
(3)	The increase from 11/30/2025 TTM Net Operating Income to UW Net Operating Income is primarily due to underwriting of rent steps for investment-grade tenants and lower taxes following a successful appeal of the 2025 tax bill.
(4)	Based on the underwritten rent roll dated as of January 22, 2026.
(5)	UW Occupancy % represents the economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-127

Mortgage Loan No. 13 – Fairhaven Plaza and Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Bellingham, WA 98225
Original Balance:		$20,500,000		General Property Type:	Mixed Use
Cut-off Date Balance:		$20,500,000		Detailed Property Type(3):	Multifamily/Retail
% of Initial Pool Balance:		2.5%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	2005-2019, 2023/NAP
Borrower Sponsor:		Fairhaven Plaza HoldCo LLC		Size(3):	95 Units
Guarantors:		John L. Kelley, III, William L. Gaskins and The William L. Gaskins Trust		Cut-off Date Balance per Unit(3):	$215,789
Mortgage Rate:		6.3840%		Maturity Date Balance per Unit(3):	$215,789
Note Date:		2/25/2026		Property Manager:	Gather Property Management, LLC and Pacific Continental Realty, LLC
Maturity Date:		3/1/2031		Underwriting and Financial Information
Term to Maturity:		60 months		UW NOI:	$1,879,557
Amortization Term:		0 months		UW NCF:	$1,819,312
IO Period:		60 months		UW NOI Debt Yield:	9.2%
Seasoning:		1 month		UW NCF Debt Yield:	8.9%
Prepayment Provisions:		L(25),D(28),O(7)		UW NOI Debt Yield at Maturity:	9.2%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR:	1.37x
Additional Debt Type(1):		Preferred Equity		Most Recent NOI:	$1,767,915 (11/30/2025 TTM)
Additional Debt Balance(1):		$3,000,000		2nd Most Recent NOI:	$1,701,151 (12/31/2024)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(4):	NAV
				Most Recent Occupancy(3):	93.7% (1/31/2026)
Reserves				2nd Most Recent Occupancy(3):	92.6% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	NAV
RE Taxes:	$94,158	$18,832	NAP	Appraised Value (as of):	$28,240,000 (1/5/2026)
Insurance:	$3,833	$3,833	NAP	Appraised Value per Unit(3):	$297,263
Replacement Reserve:	$0	$2,228	NAP	Cut-off Date LTV Ratio:	72.6%
TI/LC Reserve(2):	$100,000	Springing	$100,000	Maturity Date LTV Ratio:	72.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,500,000	71.9%	Purchase Price:	$27,650,000	97.0%
Sponsor Equity(1):	$8,019,104	28.1%	Closing Costs:	$671,113	2.4%
			Upfront Reserves:	$197,991	0.7%
Total Sources:	$28,519,104	100.0%	Total Uses:	$28,519,104	100.0%

(1)	See “Additional Debt” below for further discussion.
(2)	If the balance of the TI/LC Reserve is less than $100,000 the borrower will be required to make monthly deposits of approximately $4,142.
(3)	The Fairhaven Plaza and Apartments Property (as defined below) includes 86 multifamily units and nine retail spaces (24,853 SF). The multifamily component was 94.2% occupied by unit count as of January 31, 2026. The retail component was 90.0% leased by SF by eight tenants as of January 28, 2026. The size shown above assumes nine units for the retail space. The occupancy shown above assumes eight leased units for the retail space.
(4)	Historical financial information is not available prior to 2024 as the multifamily component of the Fairhaven Plaza and Apartments Property was developed in 2023.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Fairhaven Plaza and Apartments Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,500,000 and secured by a first priority fee mortgage encumbering a mixed-use multifamily and retail property located in Bellingham, Washington (the “Fairhaven Plaza and Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower is Fairhaven Plaza LLC, a Washington limited liability limited company and single purpose entity with one independent director. The borrower sponsor is Fairhaven Plaza HoldCo LLC and the non-recourse carveout guarantors are John L. Kelley, III, William L. Gaskins and The William L. Gaskins Trust. Fairhaven Plaza HoldCo LLC is 7.12% owned by Fairhaven Plaza Management LLC. Fairhaven Plaza Management LLC is owned by John L. Kelley, III (66.67%), and William L. Gaskins (33.33%).

John L. Kelley III is an experienced private equity real estate investor in Seattle, Washington and Los Angeles, California. Over the course of his career, Mr. Kelley has participated in more than $400 million of multifamily asset investments as both a limited partner and general partner. He currently maintains ownership interests in three multifamily properties totaling 142 units.

William L. Gaskins is the founder and general partner of TGP Ventures and has overseen all phases of TGP Ventures development and capital deployment. He established TGP Ventures in 2010 with an initial $100,000 commitment and has since grown TGP Ventures to over $250 million in discretionary assets under management. TGP Ventures' portfolio includes real estate across all asset types. Mr. Gaskins currently has an ownership interest in 28 multifamily properties, three office properties, one industrial property, and one single-family rental.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-128

Mixed Use – Multifamily/Retail	Loan #13	Cut-off Date Balance:	$20,500,000
3101-3129 Old Fairhaven Parkway	Fairhaven Plaza and Apartments	Cut-off Date LTV:	72.6%
Bellingham, WA 98225		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.2%

The Property. The Fairhaven Plaza and Apartments Property is a five building, 73,906 SF, mixed use residential and retail property located in Bellingham, Washington. The Fairhaven Plaza and Apartments Property is situated on a 3.62-acre site and includes a 86 unit, four-story apartment building (49,053 SF) and a nine tenant retail strip center spread throughout four buildings (24,853 SF). The Fairhaven Plaza and Apartments Property was developed in 1990, and the multifamily component was added in 2023. The multifamily component accounts for 70.3% of the underwritten gross potential rent and the retail component accounts for 29.7% of the underwritten gross potential rent.

The Fairhaven Plaza and Apartments Property’s multifamily component consists of 86 residential units comprised of 52 studio units, 27 one-bedroom units, and seven two-bedroom units in a four-story apartment building. Unit amenities include in-unit washer/dryer, stone countertops, stainless steel appliances, nine foot ceilings, fans, vinyl plank wood floors, individual water heaters, and prewiring for one gigabit of fiber internet. Amenities at the Fairhaven Plaza and Apartments Property include controlled access entry, garage with controlled parking, a fitness center, lobby, on-site rentable storage, bike storage, a central courtyard with BBQ, firepit, and bocce ball court, interior mail and parcel room, two elevators, and onsite management. The multifamily component features 66 open and garage parking spaces, resulting in a parking ratio of 0.77 spaces per unit. As of January 31, 2026, the multifamily component is 94.2% occupied with in-place rents of $1,743 per unit per month.

Constructed between 2005 and 2019, the 24,853 SF retail component of the Fairhaven Plaza and Apartments Property is leased to seven inline tenants and one outparcel tenant (Starbucks Coffee). The in-line tenants including Anytime Fitness, Subway Real Estate, LLC, PeaceHealth, Fairhaven Dermatology, PLLC, Pacific Northwest Retina, PLLC (“Pacific Northwest”), Capstone Physical Therapy, and Sunset Variety, LLC which is a liquor store. There is one vacant space (2,476 SF). Parking for the retail component is provided via 157 surface parking spaces resulting in a parking ratio of 6.3 spaces per 1,000 net rentable retail SF. As of January 28, 2026, the retail component was 90.0% leased.

The following table presents certain information relating to the residential unit mix at the Fairhaven Plaza and Apartments Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Market Rent per Unit(2)
Studio	52	48	92.3%	455	$1,578	$1,642
1 BR / 1 BA	27	27	100.0%	681	$1,863	$1,890
2 BR / 1 BA	7	6	85.7%	1,001	$2,519	$2,514
Total/Wtd. Avg.	86	81	94.2%	570	$1,743	$1,791

(1)	Based on the borrower multifamily rent roll dated January 31, 2026.
(2)	Based on the appraisal.

Major Tenants.

Anytime Fitness (5,000 SF, 20.1% of Retail NRA, 20.8% of UW Retail Rent). Anytime Fitness is a global fitness franchise offering 24/7 access to health and wellness facilities. Anytime Fitness caters to a broad demographic by providing flexible membership options and a network of gyms that allow members to work out at any location. Anytime Fitness has built a reputation for affordability and accessibility in the fitness industry. Anytime Fitness executed its original 10-year lease commencing November 1, 2020, which expires October 31, 2030, and has two five-year renewal options remaining. Current base rent is approximately $24.89 PSF, increasing to $25.51 PSF effective November 1, 2026.

PeaceHealth (4,500 SF, 18.1% of Retail NRA, 19.9% of UW Retail Rent). PeaceHealth is a not-for-profit healthcare system serving communities across Washington, Oregon, and Alaska. PeaceHealth operates multiple hospitals and clinics, including the flagship St. Joseph Medical Center in Bellingham, which is one of the largest employers in the region. PeaceHealth provides comprehensive medical services, including primary care, specialty care, and advanced treatments, and is recognized for its commitment to patient-centered care and community health initiatives. PeaceHealth operates as a primary care clinic at the Fairhaven Plaza and Apartments Property. PeaceHealth executed its lease commencing December 17, 2018, which expires August 31, 2027, and has one three-year renewal option remaining. Current base rent is approximately $27.03 PSF, increasing to $27.57 PSF effective September 1, 2026.

Pacific Northwest (3,000 SF, 12.1% of Retail NRA, 12.4% of UW Retail Rent). Pacific Northwest is a specialized ophthalmology practice focused on the diagnosis and treatment of retinal diseases and conditions. Pacific Northwest is known for its expertise in advanced retinal care, including surgical and non-surgical interventions. Pacific Northwest has operated at the Fairhaven Plaza and Apartments Property since its lease was assigned in August 2021 from Proliance Surgeons, Inc. The original lease expiration was August 31, 2026, and Pacific Northwest has since executed a five-year extension through August 31, 2031, with one additional five-year renewal option remaining. Current base rent is approximately $25.30 PSF, increasing to $27.83 PSF effective September 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-129

Mixed Use – Multifamily/Retail	Loan #13	Cut-off Date Balance:	$20,500,000
3101-3129 Old Fairhaven Parkway	Fairhaven Plaza and Apartments	Cut-off Date LTV:	72.6%
Bellingham, WA 98225		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to the retail tenants at the Fairhaven Plaza and Apartments Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Retail SF	Annual UW Retail Rent	% of Total Annual UW Retail Rent	Annual UW Retail Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Anytime Fitness	NR / NR / NR	5,000	20.1%	$155,559	20.8%	$31.11	10/31/2030	2 x 5 Yr	N
PeaceHealth	NR / NR / NR	4,500	18.1%	$149,274	19.9%	$33.17	8/31/2027	1 x 3 Yr	N
Pacific Northwest Retina, PLLC	NR / NR / NR	3,000	12.1%	$92,705	12.4%	$30.90	8/31/2031	1 x 5 Yr	N
Fairhaven Dermatology, PLLC	NR / NR / NR	3,000	12.1%	$89,405	11.9%	$29.80	1/31/2027	2 x 5 Yr	N
Capstone Physical Therapy	NR / NR / NR	2,450	9.9%	$80,654	10.8%	$32.92	6/30/2029	1 x 5 Yr	N
Major Tenants Subtotal/Wtd. Avg.		17,950	72.2%	$567,596	75.8%	$31.62

Other Tenants		4,427	17.8%	$180,984	24.2%	$40.88
Occupied Subtotal/Wtd. Avg.		22,377	90.0%	$748,580	100.0%	$33.45

Vacant Space		2,476	10.0%
Total/Wtd. Avg.		24,853	100.0%

(1)	Based on the underwritten retail rent roll dated January 28, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule relating to the retail tenants at the Fairhaven Plaza and Apartments Property:

Lease Rollover Schedule(1)(2)
Year	# of Retail Leases Rolling	Retail SF Rolling	Approx. % of Retail SF Rolling	Approx. Cumulative % of Retail SF Rolling	Total UW Retail Rent Rolling	Approx. % of Total UW Retail Rent Rolling	Approx. Cumulative % of Total UW Retail Rent Rolling	UW Retail Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	3	8,765	35.3%	35.3%	$276,377	36.9%	36.9%	$31.53
2028	0	0	0.0%	35.3%	$0	0.0%	36.9%	$0.00
2029	1	2,450	9.9%	45.1%	$80,654	10.8%	47.7%	$32.92
2030	1	5,000	20.1%	65.2%	$155,559	20.8%	68.5%	$31.11
2031(3)	2	4,156	16.7%	82.0%	$129,953	17.4%	85.8%	$31.27
2032	0	0	0.0%	82.0%	$0	0.0%	85.8%	$0.00
2033	0	0	0.0%	82.0%	$0	0.0%	85.8%	$0.00
2034	1	2,006	8.1%	90.0%	$106,037	14.2%	100.0%	$52.86
2035	0	0	0.0%	90.0%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	90.0%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	90.0%	$0	0.0%	100.0%	$0.00
Vacant	0	2,476	10.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	8	24,853	100.0%		$748,580	100.0%		$30.12(4)

(1)	Based on the underwritten retail rent roll dated January 28, 2026.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The Fairhaven Plaza and Apartments Mortgage Loan has a maturity date of March 1, 2031.
(4)	Total/Wtd. Avg. UW Retail Rent PSF Rolling excludes vacant space.

The Market. The Fairhaven Plaza and Apartments Property is located in Bellingham, Whatcom County, Washington, adjacent to Western Washington University and St. Joseph’s Medical Center, and is less than three miles from downtown Bellingham. The Fairhaven Plaza and Apartments Property benefits from strong regional accessibility via Interstate 5, the primary north-south corridor connecting Seattle to Vancouver, British Columbia, as well as State Route 11 and local arterial roads. Public transit is provided by the Whatcom Transportation Authority, linking the university, downtown, and surrounding neighborhoods. The area is supported by St. Joseph’s Medical Center, Bellingham International Airport, and a broad employment base across healthcare, education, government, energy, and retail sectors, as well as ongoing cross-border economic activity with British Columbia, all of which contribute to stable population growth in the market.

The Fairhaven Plaza and Apartments Property is located in the south Bellingham multifamily submarket and Bellingham retail market of Whatcom County, Washington. The south Bellingham multifamily submarket is influenced by Bellingham’s position between the Seattle metropolitan area and the Canadian border and is anchored by Western Washington University (approximately 14,700 students), along with steady demand from retirees, students, and remote workers. According to a third party market report, as of the fourth quarter of 2025 the south Bellingham multifamily submarket has total inventory of 10,567 units, a vacancy rate of 6.3%, and average effective rents of $1,729 per unit per month. The 10-year average vacancy rate for the Bellingham multifamily market is approximately 4.4% and the cumulative 10-year rent growth is approximately 36.0%. According to a third party market report, as of the fourth quarter of 2025 the Bellingham retail market has total inventory of approximately 10.5 million SF, a vacancy rate of 4.4%, and asking rents of $20.40 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-130

Mixed Use – Multifamily/Retail	Loan #13	Cut-off Date Balance:	$20,500,000
3101-3129 Old Fairhaven Parkway	Fairhaven Plaza and Apartments	Cut-off Date LTV:	72.6%
Bellingham, WA 98225		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.2%

The 10-year average vacancy rate for the Bellingham retail market is approximately 3.2% and the 10-year average annual rent growth is approximately 3.0%.

The 2025 population within a one-, three-, and five-mile radius of the Fairhaven Plaza and Apartments Property was 10,692, 47,235, and 90,819, respectively. The average household income within the same radii was $52,611, $63,684, and $69,744, respectively.

The following table presents information regarding certain competitive multifamily properties to the Fairhaven Plaza and Apartments Property:

Competitive Multifamily Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent per Unit
Fairhaven Plaza and Apartments(2)	-	2005-2019, 2023 / NAP	94.2%	86	Studio 1 BR 2 BR	455 SF 681 SF 1,001 SF	$1,642 $1,890 $2,514
Crescent 420 West Stuart Road Bellingham, WA	7.4 Miles	2022 / NAP	89.3%	224	Studio 1 BR / 1 BA 2 BR / 2 BA	530 SF 639 SF 835 SF	$1,649 $2,089 $2,352
Celestia 430 West Stuart Road Bellingham, WA	7.3 Miles	2024 / NAP	91.8%	110	Studio 1 BR / 1 BA 2 BR / 2 BA	465 SF 602 SF 836 SF	$1,640 $1,940 $2,277
Mahogany Manor 1300 Mahogany Avenue Bellingham, WA	7.6 Miles	2020 / NAP	90.3%	134	Studio 1 BR / 1 BA 2 BR / 1 BA 2BR / 2.5 BA	492 SF 695 SF 865 SF 1,327 SF	$1,546 $1,949 $2,103 $2,730
Park Place Apartments 3928 Northwest Avenue Bellingham, WA	6.8 Miles	2023 / NAP	97.7%	177	Studio 1 BR / 1 BA 2 BR / 2 BA	532 SF 755 SF 972 SF	$1,695 $1,959 $2,470
Park View Apartments 425 West Stuart Road Bellingham, WA	7.4 Miles	2018 / NAP	95.2%	83	Studio 1 BR / 1 BA 2 BR / 2 BA	531 SF 612 SF 985 SF	$1,586 $1,836 $1,974
Calypso North Apartments 3815 Elwood Avenue Bellingham, WA	1.6 Miles	2021 / NAP	91.4%	79	Studio 1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA 4 BR / 2.5 BA	334 SF 692 SF 913 SF 931 SF 1,020 SF	$1,128 $1,713 $2,026 $1,791 $5,790
Kerf 208 North Samish Way Bellingham, WA	1.8 Miles	2024 / NAP	100.0%	196	Studio 1 BR / 1 BA 2 BR / 2 BA	449 SF 549 SF 1,185 SF	$1,606 $1,599 $2,379

(1)	Source: Appraisal, unless otherwise noted.
(2)	Based on the borrower multifamily rent roll dated January 31, 2026.

The following table presents information regarding certain retail leases competitive to the Fairhaven Plaza and Apartments Property:

Competitive Retail Leases Summary(1)
Property Name/Location	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Fairhaven Plaza and Apartments(2) Bellingham, WA	Pacific Northwest Retina, PLLC	3,000	Feb-26	60	$25.30
910 Harris Avenue Bellingham, Washington	Confidential	1,146	Dec-25	36	$26.00
1305 Harris Avenue Bellingham, Washington	Veroboard	601	Aug-25	12	$25.00
1305 Harris Avenue Bellingham, Washington	Edward Jones	1,158	Jul-25	120	$25.00
2945 Newmarket Street Bellingham, Washington	Yodi Ventures	1,548	Aug-25	120	$25.01
4225 Meridian Street Bellingham, Washington	Trader Joe's	11,500	Jun-25	120	$21.00
1001 East Sunset Drive Bellingham, Washington	Starbuck's	2,240	Oct-21	60	$49.50
222 36th Street Bellingham, Washington	Starbuck's	2,000	Feb-19	120	$38.64

(1)	Source: Appraisal, unless otherwise noted.
(2)	Information is based on the underwritten retail rent roll dated January 28, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-131

Mixed Use – Multifamily/Retail	Loan #13	Cut-off Date Balance:	$20,500,000
3101-3129 Old Fairhaven Parkway	Fairhaven Plaza and Apartments	Cut-off Date LTV:	72.6%
Bellingham, WA 98225		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.2%

Appraisal. The appraisal concluded to an “as-is” value for the Fairhaven Plaza and Apartments Property of $28,240,000 as of January 5, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated January 7, 2026, there was no evidence of any recognized environmental conditions at the Fairhaven Plaza and Apartments Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fairhaven Plaza and Apartments Property:

Cash Flow Analysis(1)
	2024	11/30/2025 TTM	UW	UW Per Unit(2)
Gross Potential Rent(3)	$1,741,064	$1,769,045	$1,799,708	$18,944
Net Commercial Income(4)	$732,895	$727,135	$760,265	$8,003
Expense Reimbursements	$57,154	$64,298	$64,298	$677
Gross Potential Rent	$2,531,113	$2,560,478	$2,624,271	$27,624
Other Income(5)	$79,699	$111,130	$111,130	$1,170
Vacancy/Credit Loss(6)	($174,461)	($185,932)	($129,231)	($1,360)
Effective Gross Income	$2,436,351	$2,485,676	$2,606,169	$27,433

Real Estate Taxes	$182,410	$211,057	$211,057	$2,222
Insurance	$43,440	$0	$41,818	$440
Other Operating Expenses	$509,350	$506,704	$473,737	$4,987
Total Operating Expenses	$735,200	$717,761	$726,612	$7,649

Net Operating Income	$1,701,151	$1,767,915	$1,879,557	$19,785
Replacement Reserves	$0	$0	$26,471	$279
TI/LC	$0	$0	$33,775	$356
Net Cash Flow	$1,701,151	$1,767,915	$1,819,312	$19,151

Occupancy	92.6%	93.7%(7)	95.9%(8)
NOI DSCR	1.28x	1.33x	1.42x
NCF DSCR	1.28x	1.33x	1.37x
NOI Debt Yield	8.3%	8.6%	9.2%
NCF Debt Yield	8.3%	8.6%	8.9%

(1)	Historical financial information is not available prior to 2024 as the multifamily component of the Fairhaven Plaza and Apartments Property was developed in 2023.
(2)	Based on 95 units. The Fairhaven Plaza and Apartments Property includes 86 multifamily units and nine retail spaces (24,853 SF).
(3)	Underwritten to the residential rent roll dated January 31, 2026, with vacant units grossed up at average in-place rent for each unit type.
(4)	Underwritten to the retail rent roll dated January 28, 2026, including rent bumps until March 2027.
(5)	Other Income includes late charges, lease cancellation fees, administrative fees, parking rent, storage rent, pet rent, and miscellaneous charges.
(6)	Vacancy/Credit Loss includes concessions as well as vacancy and credit loss.
(7)	The multifamily component was 94.2% occupied by unit count as of January 31, 2026. The retail component was 90.0% leased by SF by eight tenants as of January 28, 2026. The size shown above assumes nine units for the retail space. The occupancy shown above assumes eight leased units for the retail space.
(8)	Underwritten occupancy is based on the economic vacancy of 4.1%.

Additional Debt. With respect to the Fairhaven Plaza and Apartments Mortgage Loan, the borrower is owned 61.69% by Fairhaven Plaza Holdco LLC and 38.31% by MSC-Fairhaven HoldCo, LLC (which is owned by Northmarq Fund Management (“NFM”)). NFM made a preferred equity investment of $3,000,000 in the borrower, which accrues a return at a rate of 15.0%, compounded quarterly, and will be due upon any recapitalization, refinancing, and/or sale of the Fairhaven Plaza and Apartments Property. Such preferred equity is subject to a minimum dividend, to the extent available of cash flow after debt service and any lender required reserves, the greater of (i) 8.0% annualized cash return, prorated based on the number of days in the period, assuming a calendar month of 30 days, on the then current NFM equity account balance (compounded quarterly); or (ii) investors’ pro rata share of distributable free cash flow for the period. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-132

Mortgage Loan No. 14 – SpringHill Suites Green Bay

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Green Bay, WI 54304
Original Balance:	$17,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$17,000,000			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	2.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2007/2019
Borrower Sponsor:	Accomplish Commercial Real Estate			Size:	127 Rooms
	Holdings, LLC			Cut-off Date Balance Per Room:	$133,858
Guarantors:	Andrea Scott, Brendan Johnson and			Maturity Date Balance Per Room:	$133,858
	Linzey Erickson			Property Manager:	Aimbridge Hospitality, LLC
Mortgage Rate:	6.6100%
Note Date:	2/25/2026
Maturity Date:	3/11/2031
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,178,728
Seasoning:	1 month			UW NCF:	$1,974,566
Prepayment Provisions:	L(25),D(31),O(4)			UW NOI Debt Yield:	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	11.6%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	12.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.73x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$2,200,849 (12/31/2025)
Reserves				2nd Most Recent NOI:	$2,157,459 (6/30/2024 TTM)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,323,700 (12/31/2023)
RE Taxes:	$34,563	$11,521	NAP	Most Recent Occupancy:	64.3% (12/31/2025)
Insurance:	$48,012	$8,002	NAP	2nd Most Recent Occupancy:	65.9% (6/30/2024)
FF&E Reserve:	$0	$17,013	NAP	3rd Most Recent Occupancy:	67.7% (12/31/2023)
Seasonality Reserve:	$50,000	Springing(1)	NAP	Appraised Value (as of)(3):	$25,200,000 (3/1/2027)
PIP Reserve:	$2,071,259	Springing(2)	NAP	Appraised Value Per Room(3):	$198,425
				Cut-off Date LTV Ratio(3):	67.5%
				Maturity Date LTV Ratio(3):	67.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$17,000,000	83.5%	Loan Payoff:	$17,937,698	88.1%
Borrower Sponsor Equity:	$3,363,719	16.5%	Upfront Reserves:	$2,203,834	10.8%
			Closing Costs:	$222,187	1.1%
Total Sources:	$20,363,719	100.0%	Total Uses:	$20,363,719	100.0%

(1)	On each monthly payment date occurring in July, August, September, October, November, and December, the SpringHill Suites Green Bay Mortgage Loan (as defined below) documents require the borrower to deposit with the lender an amount equal to 16.667% of the difference between the then-current seasonality reserve deposit amount (the “Seasonality Reserve Deposit Amount”), initially $215,000, and the amount of seasonality reserve funds then on deposit immediately prior to the monthly payment date occurring in July of such calendar year. At origination, the borrower deposited $50,000 as an initial deposit toward the full Seasonality Reserve Deposit Amount. The seasonality reserve funds may be used for disbursements or the payment of any part of the monthly debt service payments occurring in January, February, March, April, and May to the extent that there is insufficient cash flow from the SpringHill Suites Green Bay Property (as defined below) to make the monthly debt service payment; provided that in no event will the borrower be entitled to a disbursement of more than 33.3% of the then-applicable Seasonality Reserve Deposit Amount in any calendar month; and provided further that the insufficiency of seasonality reserve funds available for disbursement does not relieve the borrower from its obligation to make any payment under the SpringHill Suites Green Bay Mortgage Loan documents.
(2)	The SpringHill Suites Green Bay Mortgage Loan documents require an upfront deposit of $2,071,259 in connection with the existing property improvement plan (“PIP”) work and that on the date that any additional PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 125% of the estimated costs to complete the PIP work, as reasonably determined by the lender.
(3)	The appraisal concluded to a “Prospective As Complete” value for the SpringHill Suites Green Bay Property of $25,200,000 as of March 1, 2027, which assumes (i) there is $2,025,000 in an upfront PIP reserve for capital expenditures held in escrow and (ii) the renovations in connection with such PIP are completed by March 1, 2027. At origination, the borrower deposited $2,071,259 in an upfront PIP reserve for such capital expenditures. The related franchise agreement requires all PIP work to be completed by June 1, 2027, with certain items required to be completed by June 30, 2026. The appraisal concluded to an “As Is” appraised value of $22,100,000 as of December 3, 2025, resulting in an appraised value per room of approximately $174,016, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 76.9% and 76.9%, respectively.

The Mortgage Loan. The fourteenth largest mortgage loan (the “SpringHill Suites Green Bay Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $17,000,000 and secured by the fee interest in a 127-room limited-service hotel located in Green Bay, Wisconsin (the “SpringHill Suites Green Bay Property”).

The Borrower and the Borrower Sponsor. The borrower is ACRE Green Bay SPE, LLC, a single-purpose, Delaware limited liability company.

The borrower sponsor is Accomplish Commercial Real Estate Holdings, LLC and the non-recourse carveout guarantors are Andrea Scott, Brendan Johnson and Linzey Erickson. Accomplish Commercial Real Estate Holdings, LLC is an owner operator that specializes sourcing, acquiring, and managing real estate investments through its real estate ventures, primarily targeting the acquisition of hospitality assets in the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-133

Hospitality – Limited Service	Loan #14	Cut-off Date Balance:	$17,000,000
1011 Tony Canadeo Run	SpringHill Suites Green Bay	Cut-off Date LTV:	67.5%
Green Bay, WI 54304		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	12.8%

The Property. The SpringHill Suites Green Bay Property is a five-story, 127-room, limited-service hotel located in Green Bay, Wisconsin. The SpringHill Suites Green Bay Property is located approximately 3.0 miles southwest of downtown Green Bay, and less than one mile southeast of Lambeau Field, home of the Green Bay Packers, benefitting from event-driven demand. Built in 2007 and renovated in 2019, the SpringHill Suites Green Bay Property is situated on an approximately 2.37-acre site and operates under the Marriott International, Inc. (“Marriott”) flag with a franchise agreement expiring in September 2039. The borrower acquired the SpringHill Suites Green Bay Property in 2024 for $21,125,000 and since the acquisition, the borrower has invested approximately $253,648 in renovations. Furthermore, the SpringHill Suites Green Bay Property has a brand-mandated PIP of approximately $2,025,000 with a required completion date of March 1, 2027, which includes updates to guest rooms and commercial/common areas to maintain compliance with the Marriott brand standards. The SpringHill Suites Green Bay Property provides 130 surface parking spaces (approximately 1.02 space per room) and amenities at the SpringHill Suites Green Bay Property include an indoor swimming pool, exercise room, market, breakfast room (complimentary breakfast), lobby bar, guest laundry, a business center and two meeting rooms totaling 1,020 SF.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the SpringHill Suites Green Bay Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			SpringHill Suites Green Bay Property (3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	63.1%	$131.37	$82.90	67.7%	$153.71	$104.08	107.3%	117.0%	125.5%
12/31/2024 TTM(4)	60.8%	$133.82	$81.35	65.9%	$152.61	$100.55	108.4%	114.0%	123.6%
12/31/2025 TTM	59.6%	$143.02	$85.21	64.3%	$162.15	$104.20	107.9%	113.4%	122.3%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes the Hilton Garden Inn Green Bay, Spark by Hilton Green Bay, Holiday Inn & Suites Green Bay Stadium, Aloft Green Bay, and Comfort Suites Green Bay.
(3)	The information for the SpringHill Suites Green Bay Property is obtained from the underwriting.
(4)	The information for the SpringHill Suites Green Bay Property is based on the trailing-twelve months (“TTM”) ending June 30, 2024, as the borrower sponsor acquired the SpringHill Suites Green Bay Property on September 11, 2024.

The Market. The SpringHill Suites Green Bay Property, a Marriott-affiliated, limited-service, all-suite hotel is located in Green Bay, Wisconsin. The SpringHill Suites Green Bay Property is situated in the stadium district of Green Bay, approximately 0.5 miles west of Lambeau Field and proximate to the Resch Center (multi-purpose arena) and Resch Expo (125,000 SF exposition center). Primary access is via Lombardi Avenue, Oneida Street, and Ashland Avenue. The SpringHill Suites Green Bay Property benefits from near-term interstate connectivity: State Highway 172 is accessible from Ashland Avenue approximately 1.5 miles south of the SpringHill Suites Green Bay Property, and Interstate 41 is reached from Lombardi Avenue approximately 2.0 miles west of the SpringHill Suites Green Bay Property. The SpringHill Suites Green Bay Property’s demand ecosystem is anchored by Lambeau Field, home of the National Football League’s (NFL) Green Packers, and the Resch Center/Resch Expo complex, which sustain year-round event calendars, while retail and dining at Bay Park Square Mall and surrounding pads supplement guest convenience and length-of-stay potential. According to the appraisal, these attractions contribute over $300 million in tourism revenues to Green Bay County.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the SpringHill Suites Green Bay Property is 8,861, 83,444, and 162,340 respectively, and the median household income for the same radii is $62,432, $66,787 and $70,621 respectively.

According to a third-party report, the SpringHill Suites Green Bay Property is in the Green Bay hospitality submarket, which is within the Wisconsin North USA hospitality market. According to a third-party report, the Green Bay hospitality submarket is comprised of 4,989 rooms in total. As of December 2025, the Green Bay hospitality submarket had a TTM occupancy, ADR and RevPAR of 55.5%, $137.13 and $76.05, respectively.

The following table presents comparable hotel sales to the SpringHill Suites Green Bay Property:

Competitive Property Summary
Property / Location	Year Built	Rooms	Sale Date	Sale Price(1)(2)	Price Per Room	RevPAR	NOI Per Room
SpringHill Suites Green Bay, Green Bay, WI	2007	127	-	$25,200,000	$198,425	$104.20	$17,155
SpringHill Suites, Indianapolis, IN	2007	130	March 2025	$17,950,000	$138,077	$113.12	$13,034
Hyatt Place, Champaign, IL	2014	145	December 2024	$24,650,000	$170,000	$132.28	$14,892
Courtyard, Fishers, IN	2021	145	October 2024	$35,000,000	$241,379	$134.57	$20,179
Fairfield Inn & Suites, Littleton, CO	2022	108	August 2024	$18,250,000	$168,981	$109.50	$13,603
Hampton Inn & Suites, Petoskey, MI	2002	77	July 2024	$11,250,000	$146,104	$120.46	$14,084
SpringHill Suites, Round Rock, TX	2000	104	January 2024	$14,760,000	$141,923	$96.20	$11,822
SpringHill Suites, Sioux Falls, SD	2008	84	May 2023	$11,698,333	$139,266	$110.21	$12,478
Springhill Suites, Roanoke, VA	2010	127	March 2023	$25,000,000	$196,850	$129.60	$17,126
Average		115		$19,819,792	$167,823	$118.24	$14,652

Source: Appraisal

(1)	The SpringHill Suites Green Bay Property value represents the appraised “Prospective As Complete” value of $25.2 million as of March 1, 2027.
(2)	According to the appraisal, Sale Price for competitive properties is adjusted for cash equivalency, lease-up and/or deferred maintenance (where applicable).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-134

Hospitality – Limited Service	Loan #14	Cut-off Date Balance:	$17,000,000
1011 Tony Canadeo Run	SpringHill Suites Green Bay	Cut-off Date LTV:	67.5%
Green Bay, WI 54304		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	12.8%

Appraisal. The appraisal concluded to a “Prospective As Complete” value for the SpringHill Suites Green Bay Property of $25,200,000 as of March 1, 2027, which assumes (i) there is $2,025,000 in an upfront PIP reserve for capital expenditures held in escrow and (ii) the renovations in connection with such PIP are completed by March 1, 2027. At origination, the borrower deposited $2,071,259 in an upfront PIP reserve for such capital expenditures. The related franchise agreement requires all PIP work to be completed by June 1, 2027, with certain items required to be completed by June 30, 2026. The appraisal concluded to an “As Is” appraised value of $22,100,000 as of December 3, 2025, resulting in an appraised value per room of approximately $174,016, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 76.9% and 76.9%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated December 10, 2025, there was no evidence of any recognized environmental conditions at the SpringHill Suites Green Bay Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the SpringHill Suites Green Bay Property:

Cash Flow Analysis(1)(2)
	2021	2022	2023	6/30/2024 TTM	10/31/2025 TTM	2025	UW	UW per Room
Occupancy	65.3%	68.2%	67.7%	65.9%	64.2%	64.3%	64.3%
ADR	$126.71	$148.43	$153.71	$152.61	$160.62	$162.15	$162.15
RevPAR	$82.74	$101.22	$104.08	$100.55	$103.09	$104.20	$104.20

Rooms Revenue	$3,835,304	$4,691,838	$4,824,735	$4,673,826	$4,778,709	$4,829,987	$4,829,962	$38,031
Food & Beverage Revenue	$26,049	$70,434	$74,256	$68,577	$50,972	$54,096	$54,096	$426
Parking Revenue	$0	$0	$0	$0	$0	$0	$0	$0
Other Income	$121,105	$231,190	$283,584	$273,002	$217,570	$219,987	$219,987	$1,732
Total Revenue	$3,982,458	$4,993,462	$5,182,575	$5,015,405	$5,047,251	$5,104,070	$5,104,045	$40,189

Room Expense	$757,895	$932,410	$989,832	$1,030,257	$910,658	$927,808	$927,803	$7,306
Food & Beverage Expense	$13,952	$45,716	$57,526	$58,243	$51,225	$56,601	$56,601	$446
Other Department Expense	$31,045	$39,219	$36,240	$38,748	$32,663	$30,248	$30,248	$238
Total Department Expenses	$802,892	$1,017,345	$1,083,598	$1,127,248	$994,546	$1,014,657	$1,014,652	$7,989
Gross Operating Income	$3,179,566	$3,976,117	$4,098,977	$3,888,157	$4,052,705	$4,089,413	$4,089,393	$32,200

Total Undistributed Expenses	$1,226,722	$1,449,776	$1,468,536	$1,459,321	$1,682,772	$1,661,250	$1,683,595	$13,257
Gross Operating Profit	$1,952,844	$2,526,341	$2,630,441	$2,428,836	$2,369,933	$2,428,163	$2,405,798	$18,943

Property Taxes	$181,737	$200,004	$221,844	$183,720	$145,963	$125,861	$135,622	$1,068
Insurance	$60,645	$63,147	$84,897	$87,657	$122,005	$101,454	$91,448	$720
Other Fixed Expenses	$0	$0	$0	$0	$0	$0	$0	$0
Total Operating Expenses	$2,271,996	$2,730,272	$2,858,875	$2,857,946	$2,945,285	$2,903,221	$2,925,317	$23,034

Net Operating Income(3)	$1,710,462	$2,263,190	$2,323,700	$2,157,459	$2,101,966	$2,200,849	$2,178,728	$17,155
FF&E	$0	$0	$0	$0	$0	$0	$204,162	$1,608
Net Cash Flow	$1,710,462	$2,263,190	$2,323,700	$2,157,459	$2,101,966	$2,200,849	$1,974,566	$15,548

NOI DSCR	1.50x	1.99x	2.04x	1.89x	1.84x	1.93x	1.91x
NCF DSCR	1.50x	1.99x	2.04x	1.89x	1.84x	1.93x	1.73x
NOI Debt Yield	10.1%	13.3%	13.7%	12.7%	12.4%	12.9%	12.8%
NCF Debt Yield	10.1%	13.3%	13.7%	12.7%	12.4%	12.9%	11.6%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the SpringHill Suites Green Bay Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The borrower sponsor acquired the SpringHill Suites Green Bay Property in September 2024. As a result, 2024 financials are only available for the 6/30/2024 TTM period.
(3)	The increase in NOI between 2021 and 2022 is primarily attributable to higher occupancy and ADR, resulting in increased rooms revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-135

Mortgage Loan No. 15 – Ivy Bridge Townhomes

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Rochester, NY 14624
Original Balance:	$16,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$16,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	1.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2013, 2015/NAP
Borrower Sponsor:	Mark Van Epps			Size:	91 Units
Guarantor:	Mark Van Epps			Cut-off Date Balance per Unit:	$175,824
Mortgage Rate:	6.0900%			Maturity Date Balance per Unit:	$175,824
Note Date:	1/28/2026			Property Manager:	Brickwood Management Corp.
Maturity Date:	2/1/2031				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,397,903
IO Period:	60 months			UW NCF:	$1,363,761
Seasoning:	2 months			UW NOI Debt Yield:	8.7%
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF Debt Yield:	8.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.38x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,533,069 (11/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,441,815 (12/31/2024)
				3rd Most Recent NOI:	$1,323,338 (12/31/2023)
				Most Recent Occupancy:	98.9% (1/15/2026)
Reserves				2nd Most Recent Occupancy:	99.2% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	98.9% (12/31/2023)
RE Taxes:	$36,297	$36,297	NAP	Appraised Value (as of):	$22,600,000 (12/3/2025)
Insurance:	$0	Springing	NAP	Appraised Value per Unit:	$248,352
Deferred Maintenance:	$5,688	$0	NAP	Cut-off Date LTV Ratio:	70.8%
Replacement Reserve:	$0	$2,845	NAP	Maturity Date LTV Ratio:	70.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,000,000	100.0%	Loan Payoff:	$10,062,237	62.9%
			Return of Equity:	$4,970,266	31.1%
			Closing Costs:	$925,512	5.8%
			Upfront Reserves:	$41,985	0.3%
Total Sources:	$16,000,000	100.0%	Total Uses:	$16,000,000	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Ivy Bridge Townhomes Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $16,000,000 and secured by the fee interest in a 91-unit multifamily property located in Rochester, New York (the “Ivy Bridge Townhomes Property”).

The Borrower and the Borrower Sponsor. The borrower for the Ivy Bridge Townhomes Mortgage Loan is IBTH, LLC, a single-purpose New York limited liability company. IBTH, LLC is owned by Mark Van Epps (99.0%), the borrower sponsor and non-recourse carveout guarantor, and IBTH SPE LLC (1.0%), which in turn is owned by Mark Van Epps. Mark Van Epps is the owner of Brickwood Management Corp. and has over 20 years of experience in residential and commercial real estate. Brickwood Management Corp. is responsible for leasing and maintenance for the Ivy Bridge Townhomes Property and six other multifamily properties owned by Mark Van Epps in Rochester, New York.

The Property. The Ivy Bridge Townhomes Property consists of 17 one- and two- story apartment buildings located on an approximately 18.8-acre site in Rochester, New York. The Ivy Bridge Townhomes Property contains 91 residential units and 364 parking spaces (4.0 spaces per unit). The Ivy Bridge Townhomes Property was originally constructed in two phases in 2013 and 2015 by the borrower sponsor for a total cost of $11.0 million. Since the original construction, the borrower sponsor has invested approximately $200,000 in capital improvements including replacing appliances, replacing carpet with vinyl tile, paving repairs, and roof repairs.

The Ivy Bridge Townhomes Property’s residential unit mix includes 39 two-bedroom two-bathroom units and 52 three-bedroom two-and-a-half-bathroom units. The Ivy Bridge Townhomes Property was 98.9% leased as of January 15, 2026, with a new tenant moving into the one vacant unit with a lease start date of February 1, 2026. Unit amenities include a basement, in-unit washer and dryer, granite countertops, tile floors, stainless steel appliances, electric glass cooktop stove, central air conditioning, and patios accessible via a sliding glass door. There are no property amenities located on the Ivy Bridge Townhomes Property, but tenants have access to the amenities at an adjacent property owned by the borrower sponsor, known as Ivy Bridge Extension, via a permanent easement. These amenities include a clubhouse, fitness center, and a heated pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-136

Multifamily – Garden	Loan #15	Cut-off Date Balance:	$16,000,000
10 Westview Commons Boulevard	Ivy Bridge Townhomes	Cut-off Date LTV:	70.8%
Rochester, NY 14624		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	8.7%

The following table presents detailed information with respect to the units at the Ivy Bridge Townhomes Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
2 BR / 2 BA	39	39	100.0%	1,210	$1,852	$1.53
3 BR / 2.5 BA	52	51	98.1%	1,526	$2,077	$1.36
Total/ Wtd. Average	91	90	98.9%	1,391	$1,980	$1.43

(1)	Information is based on the borrower rent roll dated January 15, 2026.
(2)	Based on occupied units.

The Market. The Ivy Bridge Townhomes Property is located in Rochester, New York in the Outer West/Southwest Monroe County multifamily submarket of the Rochester multifamily market. The Ivy Bridge Townhomes Property is situated in a suburban neighborhood with a mix of residential and commercial developments. Rochester has numerous educational institutions, including the University of Rochester and Rochester Institute of Technology, which have experienced a recent increase in enrollment. The University of Rochester’s medical school produces a large pool of healthcare workers, and its network of providers combines with that of Rochester Regional Health to extend care to those who live in more rural outposts. This makes Monroe County, the metropolitan area’s population and economic hub, a destination for patients from both inside and outside of Rochester’s boundaries. Additionally, the Ivy Bridge Townhomes Property is approximately 8.3 miles (an approximate 15-minute drive) from the Rochester central business district, providing residents with access to downtown dining, entertainment and recreational activities. The Greater Rochester International Airport is located approximately 6.6 miles away (an approximate 10-minute drive) from the Ivy Bridge Townhomes Property and provides regional and national air service.

According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the Rochester multifamily market was 4.8%, with average monthly asking rents of $1,403 per unit, and an inventory of 94,387 units. According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the Outer West/Southwest Monroe County multifamily submarket was 5.2%, with average monthly asking rents of $1,475 per unit, and an inventory of 6,999 units. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Ivy Bridge Townhomes Property was 3,911, 43,385, and 94,922, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $89,676, $101,356, and $95,541, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Ivy Bridge Townhomes Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Occupancy %	Unit Mix	Units	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Rent PSF(2)
Ivy Bridge Townhomes (subject)(1) 10 Westview Commons Boulevard Rochester, NY	2013, 2015	91	98.9%	2 BR / 2 BA 3 BR / 2.5 BA	39 52	1,210 1,526	$1,852 $2,077	$1.53 $1.36
Green Wood Park Luxury Apartments and Townhome 10 Green Spring Rochester, NY	2017	87	96.6%	2 BR / 2 BA 3 BR(3)	44 30	1,105 1,147	$2,065 $2,400	$1.87 $2.09
Cottage Grove Townhomes 4420 Buffalo Road North Chili, NY	2008	57	100.0%	2 BR / 2 BA	57	1,264	$1,964	$1.55
Emerald Point Landing 111 Whittier Road Rochester, NY	2020	39	79.5%	2 BR(4) 3 BR / 2.5 BA	32 7	1,160 1,400	$2,300 $2,500	$1.98 $1.79
King’s Crossing Townhomes(5) 3395 Union Street North Chili, NY	2008	61	98.4%	2 BR / 2 BA 3 BR / 2.5 BA	13 48	1,200 1,400	$2,300 $2,050	$1.92 $1.46

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated January 15, 2026 other than Year Built / Renovated.
(2)	Based on occupied units.
(3)	3 BR information includes data from 3 BR / 2.5 BA units and 3 BR / 3 BA units at the comparable rental property.
(4)	2 BR information includes data from 2 BR / 1.5 BA units and 2 BR / 2 BA units at the comparable rental property
(5)	King’s Crossing Townhomes is owned by the borrower sponsor. The adjacent non-collateral Ivy Bridge Extension property is also owned by the borrower sponsor and competes with the Ivy Bridge Townhomes Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-137

Multifamily – Garden	Loan #15	Cut-off Date Balance:	$16,000,000
10 Westview Commons Boulevard	Ivy Bridge Townhomes	Cut-off Date LTV:	70.8%
Rochester, NY 14624		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	8.7%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Ivy Bridge Townhomes Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
2 BR / 2 BA	39	1,210	$1,852	$1.53	$2,175	$1.80
3 BR / 2.5 BA	52	1,526	$2,077	$1.36	$2,400	$1.57
Total/ Wtd. Average	91	1,391	$1,980	$1.43	$2,304	$1.66

(1)	Based on the borrower rent roll dated January 15, 2026.
(2)	Based on occupied units.
(3)	Based on the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Ivy Bridge Townhomes Property of $22,600,000 as of December 3, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 9, 2025, there was no evidence of any recognized environmental conditions at the Ivy Bridge Townhomes Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow for the Ivy Bridge Townhomes Property:

Cash Flow Analysis
	2020	2021	2022	2023	2024	11/30/2025 TTM	UW	UW per Unit
Gross Potential Rent(1)	$1,545,512	$1,603,579	$1,697,130	$1,793,039	$1,950,860	$2,040,690	$2,167,067	$23,814
Reimbursements	$0	$0	$0	$0	$0	$0	$0	$0
Other Income(2)	$102,593	$86,947	$94,938	$106,402	$105,459	$114,407	$114,407	$1,257
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	$0	($108,353)	($1,191)
Effective Gross Income	$1,648,105	$1,690,526	$1,792,068	$1,899,441	$2,056,319	$2,155,097	$2,173,121	$23,880

Real Estate Taxes	$360,364	$385,844	$391,059	$384,078	$400,359	$400,659	$422,884	$4,647
Insurance	$28,285	$28,285	$34,125	$36,400	$38,343	$38,343	$42,805	$470
Other Expenses	$190,589	$168,159	$174,515	$155,625	$175,802	$183,026	$309,529	$3,401
Total Expenses	$579,238	$582,288	$599,699	$576,103	$614,504	$622,028	$775,218	$8,519

Net Operating Income	$1,068,867	$1,108,239	$1,192,370	$1,323,338	$1,441,815	$1,533,069	$1,397,903	$15,362
Capital Expenditures	$0	$0	$0	$0	$0	$0	$34,142	$375
TI/LC	$0	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	$1,068,867	$1,108,239	$1,192,370	$1,323,338	$1,441,815	$1,533,069	$1,363,761	$14,986

Occupancy %(3)	95.6%	95.6%	97.8%	98.9%	99.2%	98.9%	95.0%
NOI DSCR	1.08x	1.12x	1.21x	1.34x	1.46x	1.55x	1.41x
NCF DSCR	1.08x	1.12x	1.21x	1.34x	1.46x	1.55x	1.38x
NOI Debt Yield	6.7%	6.9%	7.5%	8.3%	9.0%	9.6%	8.7%
NCF Debt Yield	6.7%	6.9%	7.5%	8.3%	9.0%	9.6%	8.5%

(1)	Gross Potential Rent has been underwritten to the contractual rent based on the rent roll dated January 15, 2026.
(2)	Other Income is comprised of various sources of ancillary income, including application fees, late charges, pet rent, utility reimbursements, and other various fees.
(3)	11/30/2025 TTM Occupancy % is based on the rent roll dated January 15, 2026. UW Occupancy % represents economic occupancy. 2024 Occupancy % represents the average occupancy over the course of 2024. All other Historical Occupancy % figures are as of December 31 of the applicable year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-138